Exhibit 4.1

Execution Copy
AMENDMENT NO. 6

Dated as of November 23, 2021
to
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 25, 2011,
as amended and restated as of September 30, 2011,
as further amended and restated as of May 3, 2013,
as further amended and restated as of March 27, 2014,
as further amended and restated as of January 29, 2016,

THIS AMENDMENT NO. 6 (this “Amendment”) is made as of November 23, 2021 by and between LKQ Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016, among the Company, LKQ Delaware LLP, a Delaware limited liability partnership (the “Canadian Primary Borrower”), LKQ Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands (“LKQ Netherlands”), Atracco Group AB, a private limited liability company organized under the laws of the Sweden (“Atracco”), LKQ European Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands (“Holdings”), LKQ German Holdings GMBH (“GMBH”), a German limited liability company (Gesellschaft mit beschränkter Haftung), Euro Car Parts Limited, a company incorporated in England and Wales (“Euro Car Parts”), Stahlgruber GMBH (“Stahlgruber”), a German limited liability company (Gesellschaft mit beschränkter Haftung), LKQ Europe GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) (collectively with the Company, the Canadian Primary Borrower, LKQ Netherlands, Atracco, Holdings, GMBH, Euro Car Parts and Stahlgruber, the “Borrowers”), the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.
WHEREAS, the Company and the Administrative Agent have agreed to make certain amendments and other modifications to the Credit Agreement to reflect certain Replacement Rates in accordance with Section 2.14 of the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Amendment.
1.Amendments. From and after the Amendment No. 6 Effective Date, the parties hereto agree that the Credit Agreement is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto (the Credit Agreement as so amended being referred to as the “Amended Credit Agreement”).
2.Conditions of Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 6 Effective Date”) counterparts of this Amendment are duly executed
274030969v.4

and delivered by authorized representatives of the Company and the Administrative Agent.
3.Representations and Warranties of the Company. The Company, on behalf of itself and each of the other Borrowers, hereby represents and warrants as follows:
a.This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of each Borrower party thereto, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
b.As of the date hereof and giving effect to the terms of this Amendment and the Transactions to occur on the date hereof, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the representations and warranties of the Borrowers set forth in Article III of the Amended Credit Agreement are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
4.Reference to and Effect on the Credit Agreement.
a.Upon and after the effectiveness of this Amendment, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
b.The Amended Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
c.Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
d.This Amendment is a Loan Document. This Amendment shall be deemed to constitute a “Borrowing Subsidiary Agreement” for purposes of the Amended Credit Agreement.
5.Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in
2

respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
6.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
7.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument (including, for the avoidance of doubt, any signature page to this Amendment executed and provided by any Lender more than once in order to provide for separate consents to this Amendment as contemplated herein). Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

LKQ CORPORATION, as the Company

By: /s/Varun Laroyia_____________
Name: Varun Laroyia
Title: Executive Vice President and Chief
Financial Officer

Signature Page to Amendment No. 6 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Richard T. Zell
Name: Richard T. Zell
Title: Director

Signature Page to Amendment No. 6 to
Fourth Amended and Restated Credit Agreement
LKQ Corporation, et al.

Amendments to Credit Agreement

SMRH:4867-4687-7188.2

ACTIVE 217895946V.40

Exhibit A
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
March 25, 2011
as amended and restated as of September 30, 2011
as further amended and restated as of May 3, 2013
as further amended and restated as of March 27, 2014
as further amended and restated as of January 29, 2016

among

LKQ CORPORATION
LKQ DELAWARE LLP
The Subsidiary Borrowers Party Hereto
The Lenders Party Hereto
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

BANK OF AMERICA, N.A. and
MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
as Syndication Agents

and
CITIZENS BANKS, N.A., SUNTRUST BANK, BBVA USA, PNC BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION, TD BANK, N.A.
and CAPITAL ONE, NATIONAL ASSOCIATION
as Documentation Agents
______________________________
WELLS FARGO SECURITIES, LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
as Joint Bookrunners and Joint Lead Arrangers

217895946v.~~36~~40

(continued)
Page
ARTICLE I Definitions    1
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    56
SECTION 1.03. Terms Generally; Québec Interpretation; Jersey Interpretation    56
SECTION 1.04. Accounting Terms; GAAP    58
SECTION 1.05. Status of Obligations    58
SECTION 1.06. Amendment and Restatement of Existing Agreement    59
SECTION 1.07. Rates    59
ARTICLE II The Credits    59
SECTION 2.01. Commitments and Loans    59
SECTION 2.02. Loans and Borrowings    60
SECTION 2.03. Requests for Borrowings    61
SECTION 2.04. Determination of Dollar Amounts    62
SECTION 2.05. Swingline Loans    62
SECTION 2.06. Letters of Credit    64
SECTION 2.07. Funding of Borrowings    69
SECTION 2.08. Interest Elections    69
SECTION 2.09. Termination and Reduction of Commitments    71
SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt    71
SECTION 2.11. Prepayment of Loans    72
SECTION 2.12. Fees    74
SECTION 2.13. Interest    74
SECTION 2.14. Alternate Rate of Interest; Laws Affecting Availability    75
SECTION 2.15. Increased Costs    77
SECTION 2.16. Break Funding Payments    79
SECTION 2.17. Taxes    79
SECTION 2.17A.UK Tax.    82
SECTION 2.17B.VAT.    85
SECTION 2.17C.Certain Swiss Tax Matters.    86
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs    87
SECTION 2.19. Mitigation Obligations; Replacement of Lenders    89
SECTION 2.20. Expansion Option    90
SECTION 2.21. Incremental Equivalent Debt    92
SECTION 2.22. Interest Act (Canada), Etc.    92
SECTION 2.23. Judgment Currency    92
SECTION 2.24. Designation of Subsidiary Borrowers    93
SECTION 2.25. Defaulting Lenders    94
ARTICLE III Representations and Warranties    96
SECTION 3.01. Financial Condition    96
SECTION 3.02. No Change    96
SECTION 3.03. Corporate Existence; Compliance with Law    96
SECTION 3.04. Corporate Power; Authorization; Enforceable Obligations    96
SECTION 3.05. No Legal Bar    97
SECTION 3.06. No Material Litigation    97
SECTION 3.07. No Default    97
SECTION 3.08. Ownership of Property; Liens    97
SECTION 3.09. Intellectual Property    97

(continued)
Page
SECTION 3.10. Taxes    98
SECTION 3.11. Federal Regulations    98
SECTION 3.12. Labor Matters    98
SECTION 3.13. ERISA    99
SECTION 3.14. Investment Company Act; Other Regulations    100
SECTION 3.15. Subsidiaries    100
SECTION 3.16. Use of Proceeds    100
SECTION 3.17. Environmental Matters    100
SECTION 3.18. Accuracy of Information, Etc.    101
SECTION 3.19. Collateral Documents    102
SECTION 3.20. Solvency    102
SECTION 3.21. Insurance    102
SECTION 3.22. Patriot Act, Sanctions, Etc    102
SECTION 3.23. Affected Financial Institutions    103
SECTION 3.24. Jersey Incorporated Borrowers    103
SECTION 3.25. Subsidiary Borrowers    103
ARTICLE IV Conditions    104
SECTION 4.01. Restatement Effective Date    104
SECTION 4.02. Each Credit Event    104
SECTION 4.03. Designation of a Subsidiary Borrower    105
ARTICLE V Affirmative Covenants    105
SECTION 5.01. Financial Statements    105
SECTION 5.02. Certificates; Other Information    106
SECTION 5.03. Payment of Obligations    107
SECTION 5.04. Conduct of Business and Maintenance of Existence, Etc.    108
SECTION 5.05. Maintenance of Property; Insurance    108
SECTION 5.06. Inspection of Property; Books and Records; Discussions    108
SECTION 5.07. Notices    108
SECTION 5.08. Environmental Laws    109
SECTION 5.09. Additional Collateral, etc.    109
SECTION 5.10. Use of Proceeds    112
SECTION 5.11. ERISA Documents    113
SECTION 5.12. Further Assurances    113
ARTICLE VI Negative Covenants    113
SECTION 6.01. Limitation on Indebtedness    114
SECTION 6.02. Limitation on Liens    117
SECTION 6.03. Limitation on Fundamental Changes    120
SECTION 6.04. Limitation on Disposition of Property    121
SECTION 6.05. Limitation on Restricted Payments    122
SECTION 6.06. Limitation on Capital Expenditures    124
SECTION 6.07. Limitation on Investments    124
SECTION 6.08. Limitation on Optional Payments and Modifications of Debt Instruments Governing Documents    126
SECTION 6.09. Limitation on Transactions with Affiliates    127
SECTION 6.10. Limitation on Sales and Leasebacks    127
SECTION 6.11. [Reserved]    127
SECTION 6.12. Limitation on Negative Pledge Clauses    127
SECTION 6.13. Limitation on Restrictions on Subsidiary Distributions    128

(continued)
Page
SECTION 6.14. Limitation on Lines of Business    128
SECTION 6.15. Limitation on Issuance of Capital Stock    128
SECTION 6.16. Limitation on Activities of Canadian Holding Companies and Dormant Subsidiaries    129
SECTION 6.17. Limitation on Hedge Agreements    129
SECTION 6.18. Financial Covenants    129
ARTICLE VII Events of Default    131
ARTICLE VIII The Administrative Agent    134
ARTICLE IX Miscellaneous    138
SECTION 9.01. Notices    138
SECTION 9.02. Waivers; Amendments    140
SECTION 9.03. Expenses; Indemnity; Damage Waiver    142
SECTION 9.04. Successors and Assigns    143
SECTION 9.05. Survival    147
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution; Dutch Power of Attorney    148
SECTION 9.07. Severability    148
SECTION 9.08. Right of Setoff    148
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process    149
SECTION 9.10. WAIVER OF JURY TRIAL    150
SECTION 9.11. Headings    150
SECTION 9.12. Confidentiality    150
SECTION 9.13. USA PATRIOT Act; AML Legislation    151
SECTION 9.14. Appointment for Perfection    152
SECTION 9.15. Releases of Subsidiary Guarantors    152
SECTION 9.16. Interest Rate Limitation    152
SECTION 9.17. No Advisory or Fiduciary Responsibility    152
SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 153
SECTION 9.19. Certain ERISA Matters    153
SECTION 9.20. Acknowledgement Regarding Any Supported QFCs    154
SECTION 9.21. Limitation for Swiss Borrowers    155

ARTICLE X Cross-Guarantee    157
ARTICLE XI Collection Allocation Mechanism    160

(continued)
Page
SCHEDULES:
Schedule 1.01        –     Dormant Subsidiaries
Schedule 2.01        –     Commitments
Schedule 2.02        –     Letter of Credit Commitments
Schedule 2.06        –     Existing Letters of Credit
Schedule 3.08        –     Ownership of Property
Schedule 3.09        –     Intellectual Property
Schedule 3.13        –     ERISA Matters
Schedule 3.15        –     Subsidiaries
Schedule 3.21        –     Insurance
Schedule 6.01         –     Excluded Contracts
Schedule 6.01(d)     –     Existing Indebtedness
Schedule 6.01(r)    –    Permitted Secured Debt
Schedule 6.02(f)     –     Existing Liens
Schedule 6.04(f)     –     Scheduled Dispositions
Schedule 6.07         –     Investments
Schedule 6.07(h)    –     Specified Acquisitions
Schedule 6.13        –     Existing Negative Pledges
Schedule 7(g)(v)     –    Liability under Multiemployer Plans
Schedule 7(g)(vi)    –     Required Payments to Employee Welfare Benefits Plans
Schedule 7(g)(vii)     –     Required Payments to Multiemployer Plans

EXHIBITS:
Exhibit A     –     Form of Assignment and Assumption
Exhibit B-1     –     Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-2     –     Form of Opinion of Loan Parties’ Internal Counsel
Exhibit C     –     Form of Increasing Lender Supplement
Exhibit D     –     Form of Augmenting Lender Supplement
Exhibit E     –     [Intentionally omitted]
Exhibit F-1     –     Form of Borrowing Subsidiary Agreement
Exhibit F-2     –     Form of Borrowing Subsidiary Termination
Exhibit G-1     –     Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit G-2     –     Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3     –     Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit G-4     –     Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
Exhibit H     –     Compliance Certificate

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016, among LKQ CORPORATION, LKQ DELAWARE LLP, the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA, N.A. and MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Syndication Agents, and CITIZENS BANKS, N.A., SUNTRUST BANK, BBVA USA, PNC BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION, TD BANK, N.A. and CAPITAL ONE, NATIONAL ASSOCIATION, as Documentation Agents.
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are currently party to that certain Third Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013 and as further amended and restated as of March 27, 2014 (as otherwise amended prior to the date hereof, the “Existing Credit Agreement”).
WHEREAS, the Borrowers, the Lenders party to the Amendment and Restatement Agreement and the Administrative Agent now desire to amend and restate in its entirety the provisions of the Existing Credit Agreement to increase the revolving credit facility under the Existing Credit Agreement, to re-evidence and increase the term loan facility under the Existing Credit Agreement and to make certain other modifications and amendments, all as more particularly described herein.
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrowers and the other credit parties outstanding thereunder, which shall be payable in accordance with the terms hereof.
WHEREAS, it is also the intent of the Borrowers and the Subsidiary Guarantors to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Restatement Effective Date (as defined below), all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Person or Business” means either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company acquired by the Company or a Subsidiary or (y) any such Person which shall, as a result of the acquisition of the Capital Stock of such Person, become a Subsidiary of the Company (or shall be merged or amalgamated with and into the

Company or another Subsidiary of the Company, with the Company or such Subsidiary being the surviving or continuing Person).
“Acquisition” means the purchase or other acquisition of Property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Capital Stock in a Person that, upon the consummation thereof, will be, or will be part of, a Subsidiary of the Company (including as a result of a merger, amalgamation or consolidation).
“Additional Term Lenders” means, as of any date of determination, each Lender having an Additional Term Loan Commitment or that holds Additional Term Loans.
“Additional Term Loan Borrowing” means the Borrowing of an Additional Term Loan.
“Additional Term Loan Commitment” means, with respect to each Additional Term Lender, such Additional Term Lender’s Additional Term Loan Percentage of the Additional Term Loans.
“Additional Term Loan Percentage” means, with respect to the applicable Additional Term Loans, the percentage equal to a fraction the numerator of which is such Lender’s outstanding principal Dollar Amount of such Additional Term Loans and the denominator of which is the aggregate outstanding Dollar Amount of such Additional Term Loans of all applicable Additional Term Lenders; provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s applicable Additional Term Loan Commitment shall be disregarded in the calculation.
“Additional Term Loans” means the term loans made by the Additional Term Lenders on the Amendment No. 2 Effective Date to the Company pursuant to Section 2.01(c). As of the Amendment No. 2 Effective Date, there are no outstanding Additional Term Loans.
“Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Revolving Loans denominated in Pounds Sterling, the greater of (i) the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and any event described in Section 2.14 with respect to SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SONIA Adjustment and (ii) zero. Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (to 1/1000 of 1% with no rounding) equal to the product of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means Wells Fargo Bank, National Association (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent such Foreign Subsidiary being liable for the Obligations of the Company or any Subsidiary (whether by way of a guarantee, the granting of security interests, the pledging of assets, joint and several liability, or otherwise) would cause a Deemed Dividend Problem or any other adverse tax consequence under applicable law to any Loan Party as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors and the Administrative Agent and its counsel.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Aggregate Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the aggregate amount of all cash paid (or to be paid) by the Company or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price, earn-out, non-compete and other similar obligations of the Company and its Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by the Company), (ii) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 6.01, and (iii) the Fair Market Value of all other consideration (other than the Company’s common stock) payable in connection with such Permitted Acquisition.
“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Canadian Dollars, (v) Australian Dollars, (vi) Mexican Pesos, (vii) Swedish Krona, (viii) Norwegian Krone, (ix) Swiss Francs and (x) any other Foreign Currency reasonably agreed to by the Administrative Agent and each of the Multicurrency Tranche Lenders and that is a lawful currency that is readily available and freely transferable and convertible into Dollars and is available in the London interbank deposit market; provided that if any Agreed Currency (x) is no longer a lawful currency that is readily available and freely transferable and convertible into Dollars or (y) with respect to any Agreed Currency that was readily available in the London interbank market as of the Restatement Effective Date (or, if later, as of the date such Agreed Currency became an Agreed Currency hereunder), is no longer readily available in the London interbank deposit market, such currency shall no longer constitute an “Agreed Currency”.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate in respect of Dollars for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of January 29, 2016, among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” means December 14, 2016.
“Amendment No. 2” means Amendment No. 2 to Fourth Amended and Restated Credit Agreement dated as of the Amendment No. 2 Effective Date among the Borrowers, the Subsidiary

Guarantors party thereto, the Lenders party thereto, the Issuing Banks, the Swingline Lender and the Administrative Agent.
“Amendment No. 2 Effective Date” means December 1, 2017.
“Amendment No. 3” means Amendment No. 3 to Fourth Amended and Restated Credit Agreement dated as of the Amendment No. 3 Effective Date among the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Issuing Banks, the Swingline Lender and the Administrative Agent.
“Amendment No. 3 Effective Date” means November 20, 2018.
“Amendment No. 4 Effective Date” means June 11, 2020.
“Amendment No. 5 Effective Date” means December 14, 2020.
“Amendment No. 6 Effective Date” means November 23, 2021.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Lender” has the meaning assigned to such term in Section 2.06(d).
“Applicable Payment Office” means, (a) in the case of a Canadian Revolving Borrowing, the Canadian Payment Office and (b) in the case of a Eurocurrency Borrowing or RFR Borrowing, the applicable Eurocurrency Payment Office.
“Applicable Percentage” means, (a) with respect to any Multicurrency Tranche Lender in respect of a Multicurrency Tranche Credit Event, its Multicurrency Tranche Percentage, (b) with respect to any Dollar Tranche Lender in respect of a Dollar Tranche Credit Event, its Dollar Tranche Percentage and (c) with respect to any Term Lender, its Term Loan Percentage.
“Applicable Pledge Percentage” means 100% but (i) 65% in the case of a pledge by the Company or any Domestic Subsidiary of its Equity Interests in an Affected Foreign Subsidiary that would cause a Deemed Dividend Problem and (ii) in the case of a pledge by any Foreign Subsidiary, if such percentage would cause any other Foreign Subsidiary to be an Affected Foreign Subsidiary, then the maximum percentage under applicable law that can be pledged without causing such other Foreign Subsidiary to be an Affected Foreign Subsidiary.
“Applicable Rate” means:
(a) for any day occurring during the Covenant Relief Period, with respect to any Eurocurrency Loan, any RFR Loan, any EURIBOR Market Rate Loan, any LIBOR Market Rate Loan, any BA Equivalent Loan, any ABR Loan or any Canadian Base Rate Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency/RFR/EURIBOR Market Rate/LIBOR Market Rate/BA Equivalent Spread”, “ABR/Canadian Base Rate Spread” or “Commitment Fee Rate”, as the case may be, based upon the Net Leverage Ratio applicable on such date:

	Net Leverage Ratio:	Eurocurrency / RFR / EURIBOR Market Rate / LIBOR Market Rate / BA Equivalent Spread	ABR / Canadian Base Rate Spread	Commitment Fee
Category 1:	< 2.00 to 1.00	1.00%	0.00%	0.125%
Category 2:	> 2.00 to 1.00 but < 3.00 to 1.00	1.25%	0.25%	0.175%
Category 3:	> 3.00 to 1.00 but < 3.50 to 1.00	1.50%	0.50%	0.225%
Category 4:	> 3.50 to 1.00 but < 4.00 to 1.00	1.75%	0.75%	0.275%
Category 5:	> 4.00 to 1.00 but < 4.50 to 1.00	2.00%	1.00%	0.325%
Category 6:	> 4.50 to 1:00	2.25%	1.25%	0.375%

provided that, for purposes of the foregoing clause (a):
(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 6 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, Category 2 shall be deemed to be applicable until three (3) Business Days after the Administrative Agent’s receipt of the Financials for the Company’s first fiscal quarter ending after the Amendment No. 4 Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs; and
(b) for any other day, with respect to any Eurocurrency Loan, any RFR Loan, any EURIBOR Market Rate Loan, any LIBOR Market Rate Loan, any BA Equivalent Loan, any ABR Loan or any Canadian Base Rate Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency/RFR/EURIBOR Market Rate/LIBOR Market Rate/BA Equivalent Spread”, “ABR/Canadian Base Rate Spread” or “Commitment Fee Rate”, as the case may be, based upon the Net Leverage Ratio applicable on such date:

	Net Leverage Ratio:	Eurocurrency / RFR / EURIBOR Market Rate / LIBOR Market Rate / BA Equivalent Spread	ABR / Canadian Base Rate Spread	Commitment Fee
Category 1:	< 2.00 to 1.00	1.00%	0.00%	0.125%
Category 2:	> 2.00 to 1.00 but < 3.00 to 1.00	1.25%	0.25%	0.175%
Category 3:	> 3.00 to 1.00 but < 4.00 to 1.00	1.50%	0.50%	0.225%
Category 4:	> 4.00 to 1:00	1.75%	0.75%	0.275%

provided that, for purposes of the foregoing clause (b):
(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, Category 3 shall be deemed to be applicable until three (3) Business Days after the Administrative Agent’s receipt of the Financials for the Company’s first fiscal quarter ending after the Amendment No. 3 Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Asset Sale” means any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e) and (f) of Section 6.04 and, for avoidance of doubt, the sale or issuance by the Company of its Capital Stock) which yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) in excess of $20,000,000.
“Asset Swap” means any transfer of assets of the Company or any Subsidiary to any Person (other than an Affiliate of the Company or such Subsidiary) in exchange for assets of such Person if:
(i)    such exchange would qualify, whether in part or in full, as a like kind exchange pursuant to Section 1031 of the Code; provided that nothing in this definition shall require the Company or any Subsidiary to elect that Section 1031 of the Code be applicable to any Asset Swap;

(ii)    the Fair Market Value of any property or assets received is at least equal to the Fair Market Value of the property or assets so transferred; and
(iii)    to the extent applicable, any “boot” or other assets received by the Company or any Subsidiary is directly related to, and/or consists of Equity Interests issued by a Person in, a business permitted under Section 6.14 and any Net Cash Proceeds from the disposition of such boot or other assets (and any Net Cash Proceeds in the form of cash “boot”) are applied as required by Section 6.04(j).
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Debt” means, in respect of any Sale-Leaseback Transaction, at the time of determination, the present value (discounted at the rate of interest then borne by the Term Loans and compounded annually, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale-Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations” set forth in this Section 1.01.
“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Australian Dollars” mean the lawful currency of the Commonwealth of Australia.
“Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“BA Equivalent”, when used in reference to any Canadian Revolving Loan or Canadian Revolving Borrowing, means that such Canadian Revolving Loan bears, or the Canadian Revolving Loans comprising such Canadian Revolving Borrowing bear, interest at a rate determined by reference to the BA Rate.
“BA Rate” means, with respect to any Interest Period for any BA Equivalent Loan, the rate per annum determined by the Administrative Agent by reference to the average of the rates displayed on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc. definitions, as amended from time to time), or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) applicable to Canadian Dollar bankers’ acceptances (on a three hundred sixty-five (365) day basis) with a term comparable to such Interest Period as of 10:00 a.m., Eastern time, on the first day of such Interest Period (as adjusted by the Administrative Agent after 10:00 a.m., Eastern time, to reflect any error in a posted rate or in the posted average annual rate of interest) (the “CDOR Rate”).  If, for any reason, the rates on the Reuters Screen CDOR Page are unavailable, then BA Rate means the rate of interest  determined by the Administrative Agent that is equal to the rate (rounded upwards to the nearest basis point) quoted by the Canadian Reference Bank as its discount rate for purchase of Canadian Dollar bankers’ acceptances in an amount substantially equal to such BA Equivalent Loan with a term comparable to such Interest Period as of 10:00 a.m., Eastern time.  No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement. For the avoidance of doubt, if the BA Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, any direct debit scheme or arrangement, merchant processing services, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” as defined in (ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means the Company, the Canadian Primary Borrower, the UK Borrowers, the Dutch Borrowers, the German Borrowers, the Swedish Borrowers, any Domestic Subsidiary Borrower or any Foreign Subsidiary Borrower.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date in respect of the same Borrower and, in the case of Eurocurrency Loans, LIBOR Market Rate Loans and BA Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type and Class made on the same date in respect of the same Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.
“Borrowing Request” means a request by any Borrower for (a) a Revolving Borrowing or an Additional Term Loan Borrowing in accordance with Section 2.03 or (b) a Swingline Loan denominated in Pounds Sterling or euro in accordance with Section 2.05(b).
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurocurrency Loan, EURIBOR Market Rate Loan or a LIBOR Market Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro) ~~and~~, (ii) when used in connection with any Canadian Revolving Loan, the term “Business Day” shall also exclude any day on which banks are required or authorized by law to close in Toronto, Canada and (iii) when used in connection with any RFR Loan denominated in Pounds Sterling or Swiss Francs, the term “Business Day” shall also exclude any day that is not an RFR Business Day for Pounds Sterling or Swiss Francs, as applicable.
“Calculation Period” means, with respect to any Specified Transaction, the period of four consecutive fiscal quarters of the Company most recently ended prior to the date of such Specified Transaction for which financial statements have been delivered to the Lenders pursuant to this Agreement.
“CAM” means the mechanism for the allocation and exchange of interests in the Designated Obligations and collections thereunder established under Article XI.
“CAM Exchange” means the exchange of the Revolving Lenders’ interests provided for in Article XI.
“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in clause (f) of Article VII shall occur with respect to the Company or (b) an acceleration of Loans pursuant to Article VII.
“CAM Percentage” means, as to each Revolving Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Amount (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Revolving Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (b) the denominator shall be the Dollar Amount (as so determined) of the Designated

Obligations owed to all the Revolving Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.
“Canadian Base Rate”, when used in reference to any Canadian Revolving Loan or Canadian Revolving Borrowing, refers to a Canadian Revolving Loan, or the Canadian Revolving Loans comprising such Canadian Revolving Borrowing, bearing interest at a rate determined by reference to the Canadian Prime Rate.
“Canadian Borrower” means (i) the Canadian Primary Borrower and (ii) any Borrower incorporated or otherwise organized under the laws of Canada or any province or territory thereof. It is understood and agreed that while the Canadian Primary Borrower is designated as a Canadian Borrower for purposes of receiving Loans hereunder, the Canadian Primary Borrower is a Domestic Subsidiary and shall be treated as such for all other purposes under the Loan Documents.
“Canadian Dollars” or “Cdn. $” means the lawful currency of Canada.
“Canadian Holding Companies” means, collectively, the Canadian Secured Intercompany Lender, 1323352 Alberta ULC, an unlimited liability company organized under the laws of the province of Alberta, and 1323410 Alberta ULC, an unlimited liability company organized under the laws of the province of Alberta.
“Canadian Intercompany Collateral Agreements” means security agreements and hypothecs, in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Canadian Secured Intercompany Lender securing intercompany loans and advances by the Canadian Secured Intercompany Lender to other Canadian Subsidiaries.
“Canadian Payment Office” of the Administrative Agent means the office, branch, affiliate or correspondent bank of the Administrative Agent for Canadian Dollars as specified from time to time by the Administrative Agent to the Company and each Lender.
“Canadian Primary Borrower” means LKQ Delaware LLP, a Delaware limited liability partnership having two Alberta unlimited liability companies as its partners, or any other such Subsidiary of the Company agreed to by the Administrative Agent in its reasonable discretion.
“Canadian Prime Rate” means the greater of (a) the annual rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) announced by the Administrative Agent as its reference rate for commercial loans made by it in Canadian Dollars to Canadian customers and designated in Canada as its “prime rate” or “Canadian prime rate” (the “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, which is used as a reference point for pricing some loans and may be priced at, above or below such announced rate, and any change in the prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change) and (b) the sum of (x) the CDOR Rate for an Interest Period of one month plus (y) 1.0%. For the avoidance of doubt, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Canadian Reference Bank” means Toronto Dominion Bank; provided that if the applicable discount rate is not available from such financial institution at any time for any reason, the Administrative Agent may substitute such financial institution with a reasonably acceptable alternative financial institution.
“Canadian Revolving Borrowing” means a Borrowing of Canadian Revolving Loans.
“Canadian Revolving Loan” means a Multicurrency Tranche Revolving Loan denominated in Canadian Dollars.

“Canadian Secured Intercompany Lender” means LKQ Ontario LP, a limited partnership organized under the laws of the province of Ontario.
“Canadian Subsidiary” means any Subsidiary of the Company organized under the laws of Canada or any province or territory thereof.
“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures made by such Person during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP for such period on a balance sheet of such Person.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Captive Insurance Subsidiary” means any Wholly-Owned Subsidiary that (i) is maintained as a special purpose self-insurance subsidiary, (ii) is designated as a “Captive Insurance Company” as provided below, and (iii) in respect of which (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (x) is guaranteed by the Company or any other Subsidiary of the Company, (y) is recourse to or obligates the Company or any other Subsidiary of the Company as a guarantor or co-obligor in any way or (z) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Car Care Acquisition” means the acquisition, directly or indirectly, by the Company of the shares of Sator Beheer B.V., an automotive aftermarket parts distribution company based in The Netherlands, and each of its Subsidiaries.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A 2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) in the case of any Canadian Borrower or any Foreign Subsidiary only, cash equivalents satisfying the requirements of clauses (a), (b), (e), (f) or (g) of this definition (but for such purpose, treating references therein to the United States government or any such state, commonwealth or territory thereof as a reference to the applicable foreign government or any province, state or subdivision thereof).
“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Company; (b) the board of directors of the Company shall cease to consist of a majority of Continuing Directors; (c) a Specified Change of Control; or (d) the Company shall cease to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the outstanding Capital Stock of any Subsidiary Borrower.
“Change in Law” means the occurrence, after the Original Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority made, implemented or issued after the Original Effective Date; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Multicurrency Tranche Revolving Loans, Dollar Tranche Revolving Loans, Initial Term Loans, Incremental US Term Loans, Additional Term Loans or Swingline Loans and (b) any Commitment, refers to whether such Commitment is a Multicurrency Tranche Commitment, a Dollar Tranche Commitment, an Initial Term Loan Commitment, an Incremental US Term Loan Commitment or an Additional Term Loan Commitment.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations; provided that Collateral shall exclude Excluded Property. For purposes of clarification, upon written notice given to the Administrative Agent by the Company, the assets or properties owned, leased or operated by a Loan Party covered by the Collateral Documents and any Equity Interests pledged pursuant to the Collateral Documents and any and all other assets or properties of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of

Administrative Agent, on behalf of itself and the Secured Parties, shall in each case no longer constitute “Collateral” during a Collateral Release Period.
“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Administrative Agent.
“Collateral Period” means any period during which a Collateral Release Period is not in effect.
“Collateral Release Date” means any date after the Original Effective Date on which no Default or Event of Default is continuing and one of the following events occurs: (a) Moody’s issues a rating for the Index Debt of Baa3 (stable or better outlook) or higher or (b) S&P issues a rating for the Index Debt of BBB- (stable or better outlook) or higher.
“Collateral Release Period” means any period after the Original Effective Date commencing on the occurrence of a Collateral Release Date and ending on the Collateral Trigger Date subsequent to such Collateral Release Date.
“Collateral Requirements” has the meaning set forth in Section 5.09(f).
“Collateral Trigger Date” means any date after the Original Effective Date on which all of the following events shall have occurred: (a) Moody’s has issued and maintained a rating for the Index Debt of Ba1 or lower (or changes its outlook to negative) or has ceased to issue a rating for the Index Debt and (b) S&P has issued and maintained a rating for the Index Debt of BB+ or lower (or changes its outlook to negative) or has ceased to issue a rating for the Index Debt.
“Commitment” means, with respect to each Lender, the sum of such Lender’s Multicurrency Tranche Revolving Commitment, Dollar Tranche Commitment, Initial Term Loan Commitment, Incremental US Term Loan Commitment and Additional Term Loan Commitment. The amount of each Lender’s Multicurrency Tranche Revolving Commitment and Dollar Tranche Commitment as of the Amendment No. 3 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.
“Company” means LKQ Corporation, a Delaware corporation.
“Compliance Certificate” means a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit H.
“Computation Date” is defined in Section 2.04.
“Consolidated EBITDA” means, as to any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a)

income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) any extraordinary or unusual expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) transaction fees and expenses and post-acquisition purchase price adjustments in respect of Permitted Acquisitions, all to the extent such fees, expenses and adjustments are required to be treated as an expense under GAAP, (g) mark-to-market costs for Swap Agreements that become ineffective in connection with the amendment and restatement of the Existing Credit Agreement pursuant to the Amendment and Restatement Agreement, (h) financing cost write-offs associated with the amendment and restatement of the Existing Credit Agreement pursuant to the Amendment and Restatement Agreement and (i) any other non-cash charges and expenses, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (b) mark-to-market income for Swap Agreements that become ineffective in connection with the amendment and restatement of the Existing Credit Agreement pursuant to the Amendment and Restatement Agreement and (c) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of determining the Consolidated EBITDA of the Company and its consolidated Subsidiaries for any period (a “Determination Period”), “Consolidated EBITDA” for such Determination Period shall be determined as otherwise provided above and adjusted by adding thereto (i) the amount of net cost savings (excluding any items that the Company includes as Non-Specified Restructuring Charges and Adjustments) projected by the Company in good faith to be realized in connection with a Permitted Acquisition (calculated on a pro forma basis as though such cost savings had been realized on the first day of such Determination Period), net of the amount of actual benefits realized during such Determination Period related to such cost savings and expenses, provided, however, that (A) such cost savings are reasonably identifiable, factually supportable and actually achievable (in the good faith judgment of the Company) within 18 months after the last day of the first Determination Period in which the Company adds back such cost saving pursuant to this clause (i), and (B) any add backs pursuant to this clause (i) shall be made within 36 months after the consummation of the Permitted Acquisition, (ii) any Non-Specified Restructuring Charges and Adjustments of the Company and its Subsidiaries for such Determination Period and (iii) the amount of net income of the consolidated Subsidiaries of the Company for any such period that is attributable to non-controlling interests held by unaffiliated third parties in such consolidated Subsidiaries to the extent such net income has not been distributed by the applicable Subsidiary; provided further that (x) the aggregate amount of net cost savings described in clause (i) above in any Determination Period shall not exceed 10.0% of Consolidated EBITDA of the Company and its Subsidiaries for such Determination Period (for such purposes, as determined as provided in this definition without regard to the preceding proviso but otherwise on a Pro Forma Basis to the extent provided herein) and (y) for any Determination Period, the sum of the aggregate amount of net cost savings described in clause (i) above in such Determination Period, Non-Specified Restructuring Charges and Adjustments in such Determination Period, and the aggregate amount of Non-Regulation S-X Adjustments attributable to such Determination Period, shall not exceed 15.0% of Consolidated EBITDA of the Company and its Subsidiaries for such Determination Period (for such purposes, as determined as provided in this definition without regard to the preceding proviso but otherwise on a Pro Forma Basis to the extent provided herein).
“Consolidated Interest Expense” means, as to any Person for any period, the sum of (x) total interest expense (including that attributable to Capital Lease Obligations but excluding write-offs associated with the amendment and restatement of the Existing Credit Agreement pursuant to the Amendment and Restatement Agreement) of such Person and its Subsidiaries for such period with respect to (A) all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) and (B) the interest component of all Attributable Receivables Indebtedness of such Person and its Subsidiaries for such period minus (y) interest income of such Person and its Subsidiaries for such period.

“Consolidated Net Income” means, as to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its consolidated Subsidiaries for any period, there shall be excluded (a), except for determinations required to be made on Pro Forma Basis, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or amalgamated or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Consolidated Net Income for Restricted Payments” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);
(2) the portion of net income of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries;
(3) gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person or one of its Subsidiaries;
(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(5) any fees, expenses and other costs incurred or paid (and write-offs recorded) in connection with the offering of the Notes and the subsequent exchange offer, the Senior Secured Credit Facilities, or other Indebtedness;
(6) nonrecurring or unusual gains or losses;
(7) the net after-tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;
(8) any fees and expenses incurred (and write-offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment or amendment or restatement of indebtedness, issuance of stock, stock options or other equity-based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);
(9) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);
(10) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(11) any expenses or charges related to any Equity Offering, Asset Disposition, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful); and
(12) any non-cash impairment, restructuring or special charge or asset write-off or write-down, and the amortization or write-off of intangibles.
Capitalized terms used in this definition of “Consolidated Net Income for Restricted Payments” shall have the respective meanings given to them in the Indenture as in effect on the Restatement Effective Date.
“Consolidated Net Indebtedness” means, as at any date of determination, Consolidated Total Indebtedness minus balance sheet cash and Cash Equivalents (after deducting, without duplication, from such balance sheet cash (to the extent such items are included in such balance sheet cash): encumbered cash (other than cash subject to Liens described in Section 6.02(k) and other customary rights of set-off), restricted cash shown on the balance sheet and cash and Cash Equivalents that the Company is unable to access within thirty (30) days and net of related tax obligations for repatriation and transaction costs and expenses related thereto).
“Consolidated Net Worth” means, as at any date of determination, the stockholders’ equity of the Company determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date.
“Consolidated Senior Secured Indebtedness” means, as at any date of determination, the aggregate principal amount of Consolidated Total Indebtedness on such date to the extent such Indebtedness constitutes (i) Secured Obligations or (ii) any other Indebtedness to the extent it is secured by a Lien on the assets of the Company or any of its Subsidiaries.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP (it being understood, for avoidance of doubt, that (i) the undrawn portion of any outstanding Letters of Credit shall not be included in the determination of “Consolidated Total Indebtedness” and (ii) all Attributable Receivables Indebtedness shall be included in the determination of “Consolidated Total Indebtedness”).
“Continuing Directors” means the directors of the Company on the Original Effective Date, after giving effect to the transactions contemplated hereby, and each other director of the Company, if, in each case, such other director’s nomination for election to the board of directors of the Company is recommended or approved by at least a majority of the then Continuing Directors.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covenant Relief Period” means the period commencing on (and including) the Amendment No. 4 Effective Date and ending on (but excluding) the earlier of (a) October 1, 2021 and (b) the first date the Administrative Agent receives both (i) a Compliance Certificate pursuant to Section 5.02(b) that (x) certifies that no Default or Event of Default occurred during the most recently ended fiscal quarter or had occurred and was continuing as of the date of such Compliance Certificate, (y) demonstrates compliance with the financial covenants set forth in Section 6.18 as of the end of the most recently ended fiscal quarter and (z) demonstrates a Net Leverage Ratio that is not greater than 4.00 to 1.00 as of the end of the most recently ended fiscal quarter, and (ii) written notice from the Company, delivered together with the Compliance Certificate described in the foregoing clause (b)(i), specifying that the Covenant Relief Period shall end as of the date of such Compliance Certificate.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.
“CRR” the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Daily Simple RFR” means, for any RFR Rate Day, a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a)    solely in the case of Swingline Loans denominated in Pounds Sterling, the greater of (i) SONIA for the day (such day, a “Sterling Daily RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling Daily RFR Determination Day, SONIA in respect of such Sterling Daily RFR Determination Day has not been published on the SONIA Administrator’s Website and any event described in Section 2.14 with respect to SONIA has not occurred, then SONIA for such Sterling Daily RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) zero; and
(b)    Swiss Francs, the greater of (i) SARON for the day (such day, a “Swiss Francs RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website; provided that if by 5:00 p.m. (Zurich time) on the second (2nd) RFR Business Day immediately following any Swiss Francs RFR Determination Day, SARON in respect of such Swiss Francs RFR Determination Day has not been published on the SARON Administrator’s Website and any event described in Section 2.14 with respect to SARON has not occurred, then SARON for such Swiss Francs RFR Determination Day will be SARON as published in respect of the first preceding RFR Business Day for which such SARON was published on the SARON Administrator’s Website; provided further that SARON as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) zero.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary Borrower or any other Foreign Subsidiary, such Person’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing adverse tax consequences to the Company or such parent Domestic Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Derivatives Counterparty” has the meaning set forth in Section 6.05.
“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Revolving Loans, (b) participations in Swingline Loans funded by the Revolving Lenders, (c) unreimbursed LC Disbursements and interest thereon and (d) all commitment fees and Letter of Credit participation fees.
“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise); and the terms “Dispose” and “Disposed of” shall have correlative meanings. For the avoidance of doubt, the term “Disposition” shall not include any sale or issuance by the Company of its Capital Stock.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Maturity Date; provided that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified

Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the Maturity Date shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.08 of the Indenture and such Equity Interests specifically provide that the issuer will not redeem any such Equity Interests pursuant to such provisions prior to the issuer’s purchase of the notes as required pursuant to Section 4.08 or the Indenture.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Documentation Agent” means each of Citizens Bank, N.A., SunTrust Bank, Compass Bank (d/b/a BBVA USA), PNC Bank, National Association, HSBC Bank USA, National Association, TD Bank, N.A. and Capital One, National Association in its capacity as a documentation agent for the credit facilities evidenced by this Agreement.
“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.
“Dollar Tranche Commitment” means, with respect to each Dollar Tranche Lender, the commitment, if any, of such Dollar Tranche Lender to make Dollar Tranche Revolving Loans and to acquire participations in Dollar Tranche Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Dollar Tranche Lender’s Dollar Tranche Commitment as of the Amendment No. 3 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Dollar Tranche Lender shall have assumed its Dollar Tranche Commitment, as applicable. The aggregate principal amount of the Dollar Tranche Commitments on the Amendment No. 3 Effective Date is $0.
“Dollar Tranche Credit Event” means a Dollar Tranche Revolving Borrowing, the issuance of a Dollar Tranche Letter of Credit, an LC Disbursement with respect to a Dollar Tranche Letter of Credit or any of the foregoing.
“Dollar Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Dollar Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Dollar Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The Dollar Tranche LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.
“Dollar Tranche Lender” means a Lender with a Dollar Tranche Commitment or holding Dollar Tranche Revolving Loans.
“Dollar Tranche Letter of Credit” means any letter of credit issued under the Dollar Tranche Commitments pursuant to this Agreement.
“Dollar Tranche Percentage” means the percentage equal to a fraction the numerator of which is such Lender’s Dollar Tranche Commitment and the denominator of which is the aggregate Dollar Tranche Commitments of all Dollar Tranche Lenders (if the Dollar Tranche Commitments have terminated or expired, the Dollar Tranche Percentages shall be determined based upon the Dollar Tranche Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Dollar Tranche Commitment shall be disregarded in the calculation.
“Dollar Tranche Revolving Borrowing” means a Borrowing comprised of Dollar Tranche Revolving Loans.
“Dollar Tranche Revolving Credit Exposure” means, with respect to any Dollar Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such Dollar Tranche Lender’s Dollar Tranche Revolving Loans and its Dollar Tranche LC Exposure at such time.
“Dollar Tranche Revolving Loan” means a Loan made by a Dollar Tranche Lender pursuant to Section 2.01(a). Each Dollar Tranche Revolving Loan shall be a Eurocurrency Revolving Loan denominated in Dollars or an ABR Revolving Loan or a LIBOR Market Rate Revolving Loan denominated in Dollars.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“Domestic Subsidiary Borrower” means any Domestic Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.24 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.
“Dormant Subsidiaries” means the inactive Subsidiaries of the Company on the Restatement Effective Date, as set forth on Schedule 1.01.
“Dutch Borrowers” means (i) LKQ Netherlands, (ii) LKQ European Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, and (iii) any other Foreign Subsidiary Borrower organized under the laws of The Netherlands that is designated as a Dutch Borrower by the Company.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Foreign Subsidiary” means (i) any Foreign Subsidiary organized under the laws of a jurisdiction located in Canada, the United Kingdom, Sweden or The Netherlands and (ii) subject to the provisions of Section 2.24, any other Foreign Subsidiary that is reasonably approved from time to time by the Administrative Agent.
“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Liability” means any liability, contingent or absolute (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.
“Equity Interests” means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“Equivalent Amount” of any currency with respect to any amount of Dollars at any date means the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“Establishment” means, in respect of any Person, any place of operations where such Person carries out a non-transitory economic activity with human means and goods, assets or services.
“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning assigned thereto in the definition of “LIBO Rate”.

“EURIBOR Market Index Rate” means, for any day, the interest rate per annum (to 1/1000 of 1% with no rounding) equal to the EURIBOR Rate for a one month interest period at approximately 11:00 a.m., Brussels time, on such day (or if such day is not a Business Day, the immediately preceding Business Day). For the avoidance of doubt, if the EURIBOR Market Index Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“EURIBOR Market Rate”, when used in reference to a currency means euros and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the EURIBOR Market Index Rate.
“EURIBOR Rate” has the meaning assigned thereto in the definition of “LIBO Rate”.
“euro” or “EUR” or “€” means the single currency of the Participating Member States.
“Eurocurrency”, when used in reference to a currency means an Agreed Currency (other than Canadian Dollars) and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Acquired Subsidiary” has the meaning assigned to such term in Section 6.01(r).
“Excluded Non-Wholly Owned Subsidiary” has the meaning assigned to such term in Section 5.09(g).
“Excluded Property” means the collective reference to:
(i) all Deposit Accounts, Securities Accounts and motor vehicles of the Company and its Subsidiaries;
(ii) 35% of the Equity Interests of any Affected Foreign Subsidiary and 100% of the Equity Interests of any Subsidiary that is owned by an Affected Foreign Subsidiary;
(iii) the assets of any Affected Foreign Subsidiary;
(iv) the assets of any Excluded Acquired Subsidiary;

(v) all real property of the Company and its Subsidiaries;
(vi) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or creates a right of termination in favor of any other party thereto (other than the Company or its Subsidiaries), until such time as any necessary waiver or consent has been obtained (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term (including by the grant of consent, approval or waiver from the applicable third party), such assets shall automatically cease to constitute “Excluded Property”;
(vii) Equity Interests in (x) any Excluded Non-Wholly Owned Subsidiary and (y) any other Person (other than Subsidiaries) to the extent not permitted by customary terms in such Person’s organizational or joint venture documents without the consent of a third party who owns Equity Interest in such Person which consent has not been obtained; provided that, immediately upon the ineffectiveness (other than due to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction), lapse or termination of any such prohibitions (including by the grant of consent or other approval from the applicable third party), such assets shall automatically cease to constitute “Excluded Property”;
(viii) assets in respect of which pledges and security interests are prohibited by applicable law, rule or regulation or agreements with any Governmental Authority and approval or authorization from such Governmental Authority has not been obtained (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions (including by the grant of consent, license or other approval from the applicable Governmental Authority), such assets shall automatically cease to constitute “Excluded Property”;
(ix) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; and
(x) the Equity Interests in and assets of any Captive Insurance Subsidiary;
provided that, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:
(a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;
(b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which any Borrower is located;
(c) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding Taxes pursuant to Section 2.17(a); and
(d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” is defined in the recitals hereof.
“Existing Letters of Credit” is defined in Section 2.06(a).
“Fair Market Value” means, with respect to any asset (including any Capital Stock of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Company, or the Subsidiary of the Company selling such asset.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Original Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1\100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
“Foreign Currency Letter of Credit” means a Multicurrency Tranche Letter of Credit denominated in a Foreign Currency.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Foreign Subsidiary Borrower” means (i) any Canadian Borrower, (ii) any UK Borrower, (iii) any Dutch Borrower, (iv) any Swedish Borrower, (v) any German Borrower and (vi) any other Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.24 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.
“FSCO” means the Financial Services Commission of Ontario, or other similar body of another Canadian jurisdiction.
“GAAP” means generally accepted accounting principles in the United States of America.
“German Borrowers” means (i) LKQ German Holdings GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung) and (ii) any other Foreign Subsidiary Borrower organized under the laws of Germany that is designated as a German Borrower by the Company.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement dated as of the Restatement Effective Date and executed and delivered by the applicable Loan Parties, as the same may be amended, restated, supplemented, replaced and/or otherwise modified from time to time.
“Guarantee Obligation” means, with respect to any Person (the “guaranteeing person”), any obligation of such guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreements” means all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Company or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Incremental Amount” means, at any time (x) if the Senior Secured Leverage Ratio, at the time of incurrence of any Incremental Increase, Incremental Term Loan or Incremental Equivalent Debt, as the case may be, and after giving effect thereto on a Pro Forma Basis, is greater than 3.00 to 1.00 (assuming for purposes of such calculation that all Revolving Commitments are fully drawn), an amount not to exceed the excess, if any, of (a) $700,000,000 over (b) the aggregate principal amount of all Incremental Equivalent Debt, Incremental Term Loans and increases in Revolving Commitments established prior to such time and on or after the Amendment No. 2 Effective Date pursuant to Sections 2.20 and 2.21 (excluding the increase in Revolving Commitments made pursuant to Amendment No. 2) and (y) if the Senior Secured Leverage Ratio, at the time of incurrence of any Incremental Increase, Incremental Term Loan or Incremental Equivalent Debt, as the case may be, and after giving effect thereto on a Pro Forma Basis, is less than or equal to 3.00 to 1.00 (assuming for purposes of such calculation that all Revolving Commitments are fully drawn), an unlimited amount.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 2.21.
“Incremental Increase” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.
“Incremental US Term Lenders” means, as of any date of determination, each Lender that holds Incremental US Term Loans.
“Incremental US Term Loan Commitment” means, with respect to each Incremental US Term Lender, such Term Lender’s Incremental US Term Loan Percentage of the Incremental US Term Loans.
“Incremental US Term Loan Percentage” means the percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Incremental US Term Loans and the denominator of which is the aggregate outstanding amount of the Incremental US Term Loans of all Incremental US Term Lenders; provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Incremental US Term Loan Commitment shall be disregarded in the calculation.
“Incremental US Term Loans” means the Incremental Term Loans made by the applicable Incremental US Term Lenders to the Company on the Amendment No. 1 Effective Date.
“Indebtedness” means, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (d) all Capital Lease Obligations, Synthetic Lease Obligations or Attributable Debt of such Person, (e) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (g) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations (other than (i) the contract described on Schedule 6.01 and (ii) current trade accounts payable in the ordinary course having payment terms not in excess of 180 days), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the Property to which such Lien relates), (j) for the purposes of Article VII(e) only, all obligations of such Person in respect of Hedge Agreements, and (k) all Attributable Receivables Indebtedness of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.
“Indenture” means that certain Indenture dated as of May 9, 2013 among the Company, as the issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, as amended, restated supplemented or otherwise modified from time to time.
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person (other than the Company’s Subsidiaries) or subject to any other credit enhancement (other than guarantees by Subsidiaries of the Company).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Initial Term Lenders” means, as of any date of determination, each Lender that holds Initial Term Loans.
“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, such Term Lender’s Initial Term Loan Percentage of the Initial Term Loans.
“Initial Term Loan Percentage” means the percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Initial Term Loans and the denominator of which is the aggregate outstanding amount of the Initial Term Loans of all Initial Term Lenders; provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Initial Term Loan Commitment shall be disregarded in the calculation.
“Initial Term Loans” means the term loans made by the applicable Initial Term Lenders to the Company on the Original Effective Date, on September 30, 2011, on May 3, 2013 and on March 27, 2014, as the case may be, pursuant to this Agreement. As of the Amendment No. 2 Effective Date, there are no outstanding Initial Term Loans.
“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent” means pertaining to a condition of Insolvency.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property (whether or not written), whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service- marks, trade names, franchises, domain names, technology, inventions, know-how and processes, recipes, formulas, trade secrets, trade secret licenses, proprietary information (including, but not limited to, rights in computer programs and databases), and permits, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.18(b).
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or Canadian Base Rate Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, any LIBOR Market Rate Loan or BA Equivalent Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or a BA Equivalent Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date ~~and~~, (c) with respect to any RFR Loan (other than a Swingline Loan), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means (a) with respect to any Eurocurrency Borrowing or a BA Equivalent Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months thereafter or, to the extent available and if approved by each Lender under the applicable Tranche, twelve months thereafter as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing or a BA Equivalent Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing or a BA Equivalent Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (b) with respect to any LIBOR Market Rate Borrowing, the period commencing on the date of such Borrowing and ending 7 or 14 days thereafter as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing, the Borrowers acknowledge and agree that, as of the Amendment No. 6 Effective Date, the Administrative Agent has determined that adequate and reasonable means do not exist for ascertaining (x) any Interest Period for any BA Equivalent Borrowing other than an Interest Period of one or three months or (y) any one-week or two-month Interest Period for any Eurocurrency Borrowing denominated in Dollars or any LIBOR Market Rate Borrowing denominated in Dollars and, in each case, such Interest Periods for such Types of affected Borrowings shall no longer be available hereunder in accordance with Section 2.14; provided that, for the avoidance of doubt, the foregoing shall not otherwise limit the terms or conditions set forth in Section 2.14.
“Investments” has the meaning assigned to such term in Section 6.07.
“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means each of Wells Fargo Bank, National Association and Bank of America, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its respective successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates (or branch offices) of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate (or branch office) with respect to Letters of Credit issued by such Affiliate (or branch office).
“ITA” means the United Kingdom Income Tax Act of 2007.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time and the LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks and Swingline Lender, as the context may require.
“Letter of Credit” means any Multicurrency Tranche Letter of Credit or Dollar Tranche Letter of Credit, including the Existing Letters of Credit.
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.02, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; each Issuing Bank’s Letter of Credit Commitment may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks; provided that any increase in the Letter of Credit Commitment with respect to any Issuing Bank, or any decrease in the Letter of Credit Commitment with respect to any Issuing Bank to an amount not less than such Issuing Bank’s Letter of Credit Commitment as of the Restatement Effective Date or the date of its initial Letter of Credit Commitment if after the Restatement Effective Date, shall only require the consent of the Company and such Issuing Bank.
“LIBO Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 2.14(c),
(i) with respect to any Eurocurrency Borrowing denominated in ~~any Agreed Currency (other than a Non-LIBOR Quoted Currency)~~Dollars for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page or LIBOR02 Page (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in ~~the relevant Agreed Currency~~Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in ~~the relevant Agreed Currency~~Dollars with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing denominated in ~~such Agreed Currency (other than a Non-LIBOR Quoted Currency)~~Dollars for such Interest Period shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in ~~the applicable Agreed Currency (other than a Non-LIBOR Quoted Currency)~~Dollars would be offered by first class banks in the London interbank market to the Administrative Agent and for a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period;
(ii) with respect to any Eurocurrency Borrowing denominated in Australian Dollars for any Interest Period, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Sydney, Australia time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Australian Dollars;
(iii) with respect to any Eurocurrency Borrowing denominated in Swedish Krona for any Interest Period, the rate per annum equal to the Stockholm Interbank Offered Rate or the successor thereto as approved by the Administrative Agent as published by NASDAQ OMX (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Swedish Krona with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Swedish Krona;
(iv) with respect to any Eurocurrency Borrowing denominated in Norwegian Krone for any Interest Period, the rate per annum equal to the Norwegian Interbank Offered Rate or the successor thereto as approved by the Administrative Agent as published by Oslo Børs (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Norwegian Krone with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Norwegian Krone; ~~and~~
(v) with respect to any Eurocurrency Borrowing denominated in Mexican Pesos for any Interest Period, the rate per annum equal to the 28-day Mexican Interbank Equilibrium Interest Rate (Tasa de Interes Interbancaria de Equilibrio) or the successor thereto as approved by the Administrative Agent as published by Banco de México on the Federal Official Gazzette (Diario Oficial de la Federación) two (2) Business Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent for funding such Eurocurrency Borrowings in Mexican Pesos~~.~~; and
(vi) with respect to any Eurocurrency Borrowing denominated in euros for any Interest Period, the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent); provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent;
For the avoidance of doubt, and notwithstanding the foregoing, (x) if any LIBO Rate (including, without limitation, any Replacement Rate with respect thereto) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.14(c), in the event that a Replacement Rate with respect to the LIBO Rate is implemented then all references herein to the LIBO Rate shall be deemed references to such Replacement Rate. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBOR Market Index Rate” means, for any day, the interest rate per annum (to 1/1000 of 1% with no rounding) equal to the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in ~~the relevant Agreed Currency (other than any Non-LIBOR Quoted Currency)~~Dollars in the London interbank market) in respect of ~~the applicable Agreed Currency (other than any Non-LIBOR Quoted Currency)~~Dollars for a one month Interest Period at approximately 11:00 a.m., London time, on such day (or if such day is not a Business Day, the immediately preceding Business Day). In the event that such rate is not available at such time for any reason, then the “LIBOR Market Index Rate” with respect to any LIBOR Market Rate Borrowing shall be the rate at which deposits in ~~the relevant Agreed Currency (other than any Non-LIBOR Quoted Currency) in an Equivalent Amount of~~Dollars in $5,000,000 and for a one month Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market (or other prevailing interbank market for such Agreed Currency at such time) at approximately 11:00 a.m., Local time, on such day (or if such day is not a Business Day, the immediately preceding Business Day). For the avoidance of doubt, if the LIBOR Market Index Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBOR Market Rate”, when used in reference to a currency means ~~an Agreed Currency (other than a Non-LIBOR Quoted Currency)~~Dollars and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the LIBOR Market Index Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Liquidity” means, at any time, the sum of (i) the aggregate Available Revolving Commitment at such time (solely to the extent Borrowings hereunder may be made and no Default or Event of Default exists or shall occur after giving effect (including giving effect on a Pro Forma Basis on the first day of the Calculation Period then last ended) to such Borrowings), plus (ii) balance sheet cash and Cash Equivalents (after deducting, without duplication, from such balance sheet cash (to the extent such items are included in such balance sheet cash): encumbered cash (other than cash subject to Liens described in Section 6.02(k) and other customary rights of set-off), restricted cash shown on the balance sheet and cash and Cash Equivalents that the Company is unable to access within thirty (30) days and net of related tax obligations for repatriation and transaction costs and expenses related thereto).

“LKQ Netherlands” means LKQ Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of The Netherlands.
“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Collateral Documents, the Canadian Intercompany Collateral Agreements, the Amendment and Restatement Agreement and all other agreements, instruments, documents and certificates executed to, or in favor of, the Administrative Agent or any Lenders, including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements between the Company and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean Toronto, Canada time in the case of Canadian Dollars and, in the case of all other Foreign Currencies, London, England time, in each case unless otherwise notified by the Administrative Agent).
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time (i) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and the unused aggregate Revolving Commitments at such time and (ii) in the case of the Term Lenders, Lenders holding outstanding Term Loans representing more than 50% of all outstanding Term Loans.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.
“Material Environmental Amount” means an amount or amounts payable by the Company and/or any of its Subsidiaries, in the aggregate in excess of $35,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Hazardous Material; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
“Material Indebtedness” means any Indebtedness in an aggregate principal amount equal to or greater than $75,000,000.
“Maturity Date” means January 29, 2024.
“Maybach” means Euro Car Parts Holdings Limited, a company organized under the laws of England and Wales.

“Member State” means the territory of each member state of the European Community as defined in articles 5 and 6 of Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax.
“Mexican Pesos” mean the lawful currency of Mexico.
“Mexican Reorganization” means (i) the conversion and transformation of Lakefront Capital Holdings Inc., a California corporation (“Lakefront Capital”), into a California limited liability company and (ii) the contribution by the Company of all of its membership interests in such resulting California limited liability company to LKQ Euro Limited, a company incorporated in England and Wales.
“Mexico” means the United Mexican States.
“Moody’s” means Moody’s Investors Service, Inc.
“Multicurrency Tranche Commitment” means, with respect to each Multicurrency Tranche Lender, the commitment, if any, of such Multicurrency Tranche Lender to make Multicurrency Tranche Revolving Loans and to acquire participations in Multicurrency Tranche Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Multicurrency Tranche Lender’s Multicurrency Tranche Commitment as of the Amendment No. 3 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Multicurrency Tranche Lender shall have assumed its Multicurrency Tranche Commitment, as applicable. The aggregate principal amount of the Multicurrency Tranche Commitments on the Amendment No. 3 Effective Date is $3,150,000,000.
“Multicurrency Tranche Credit Event” means a Multicurrency Tranche Revolving Borrowing, the issuance of a Multicurrency Tranche Letter of Credit, an LC Disbursement with respect to a Multicurrency Tranche Letter of Credit, a Borrowing of Swingline Loans or any of the foregoing.
“Multicurrency Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Multicurrency Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Multicurrency Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency Tranche LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time.
“Multicurrency Tranche Lender” means a Lender with a Multicurrency Tranche Commitment or holding Multicurrency Tranche Revolving Loans.
“Multicurrency Tranche Letter of Credit” means any letter of credit issued under the Multicurrency Tranche Commitments pursuant to this Agreement.
“Multicurrency Tranche Percentage” means the percentage equal to a fraction the numerator of which is such Lender’s Multicurrency Tranche Commitment and the denominator of which is the aggregate Multicurrency Tranche Commitments of all Multicurrency Tranche Lenders (if the Multicurrency Tranche Commitments have terminated or expired, the Multicurrency Tranche Percentages shall be determined based upon the Multicurrency Tranche Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Multicurrency Tranche Commitment shall be disregarded in the calculation.
“Multicurrency Tranche Revolving Borrowing” or “Multicurrency Tranche” means a Borrowing comprised of Multicurrency Tranche Revolving Loans.

“Multicurrency Tranche Revolving Credit Exposure” means, with respect to any Multicurrency Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such Multicurrency Tranche Lender’s Multicurrency Tranche Revolving Loans and its Multicurrency Tranche LC Exposure and its Swingline Exposure at such time.
“Multicurrency Tranche Revolving Loan” means a Loan made by a Multicurrency Tranche Lender pursuant to Section 2.01(b). Each Multicurrency Tranche Revolving Loan shall be a Eurocurrency Loan or an RFR Loan denominated in an Agreed Currency or a LIBOR Market Rate Loan denominated in ~~an Agreed Currency (other than a Non-LIBOR Quoted Currency)~~Dollars or an ABR Loan denominated in Dollars (or, in the case of any Canadian Revolving Loan, a BA Equivalent Loan or Canadian Prime Rate Loan denominated in Canadian Dollars).
“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys’ fees, accountants’ fees, brokerage fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Collateral Document) and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).
“Net Leverage Ratio” has the meaning assigned to such term in Section 6.18(a).
~~“Non-LIBOR Quoted Currency” means Canadian Dollars, Australian Dollars, Swedish Krona, Norwegian Krone and Mexican Pesos.~~
“Non-Public Lender” means:
(i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and
(ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.
“Non-Qualifying Bank” means a Lender which is not a Qualifying Bank.
“Non-Regulation S-X Adjustment” has the meaning provided in the definition of “Pro Forma Basis”.
“Non-Specified Restructuring Charges and Adjustments” means (i) any non-recurring and one-time costs and expenses included by the Company and its Subsidiaries when determining Consolidated EBITDA for any Calculation Period in connection with any Permitted Acquisition (including, without limitation, charges relating to facility closures and the consolidation, relocation or elimination of operations, severance costs and other costs incurred in connection with the termination, relocation and training of employees, elimination or restatement of rent, reduction or elimination of salaries and compensation, and such other charges, costs and expenses identified to the Administrative Agent), and  (ii) certain other reasonable adjustments made in connection with a Permitted Acquisition and identified to the Administrative Agent (including adjustments for cost of goods to a GAAP-based costing method for salvage vehicles and adjustments for unreported revenue of an Acquired Person or Business that can be reasonably verified).
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Non-US Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program subject to the PBA, or maintained in any non-US jurisdiction (other than Canada), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and which is not subject to ERISA or the Code, and to which a Borrower or any of its Subsidiaries has, or may have, any liability.
“Norwegian Krone” mean the lawful currency of Norway.
“November 2017 Acquisition” means the acquisition disclosed to the Administrative Agent and the Lenders prior to the Amendment No. 2 Effective Date.
“November 2017 Acquisition Agreement” means the Sale and Purchase Agreement in the form delivered to the Administrative Agent prior to the Amendment No. 2 Effective Date, including all exhibits, schedules and annexes thereto upon the execution thereof, as amended, supplemented or otherwise modified in accordance with Section 6.07(n).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Original Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Original Effective Date” means March 25, 2011.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Pari Passu Intercreditor Agreement” shall mean, with respect to any Incremental Equivalent Debt, a “pari passu” intercreditor agreement among the Administrative Agent and one or more Senior Representatives for the holders of such Incremental Equivalent Debt (to the extent secured by any Lien on any assets of any Loan Party ranking pari passu with the Liens securing the Secured Obligations), in form and substance reasonably satisfactory to the Administrative Agent.
“Participant” has the meaning assigned to such term in Section 9.04.
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the EU that adopts or has adopted the euro as its lawful currency in accordance with legislation of the EU relating to economic and monetary union.
“PBA” means the Pension Benefits Act (Ontario) and all regulations thereunder, as amended from time to time, and any successor or similar legislation of another Canadian jurisdiction.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permits” means the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.
“Permitted Acquired Debt” has the meaning set forth in Section 6.01(h).
“Permitted Acquisition” means any Acquisition permitted pursuant to Sections 6.07(h), (k) or (n); provided that, notwithstanding anything in this Agreement to the contrary, the November 2017 Acquisition shall not constitute a “Permitted Acquisition” for purposes of the provisos to Sections 6.18(a)(i) and 6.18(a)(ii).
“Permitted Factoring Transaction” means any factoring transaction entered into by the Company or any Subsidiary with respect to Receivables originated by the Company or such Subsidiary in the ordinary course of business.
“Permitted Liens” means the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.02 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 6.02 to the extent arising by operation of law.
“Permitted Notes” means the Senior Unsecured Notes to be issued by the Company as described in the Offering Memorandum dated May 2, 2013 of the Company; provided that the aggregate outstanding principal amount of Permitted Notes shall not exceed $600,000,000 at any time.
“Permitted Other Debt Conditions” shall mean, with respect to any Indebtedness (“Subject Indebtedness”), the following conditions:
(i) if such Subject Indebtedness is secured by any Lien on the Collateral ranking pari passu in right of security with the Liens securing the Secured Obligations, a Senior Representative validly acting on behalf of the holders of such Subject Indebtedness shall have become party to a Pari Passu Intercreditor Agreement;
(ii) if such Subject Indebtedness is secured by any Lien on the Collateral ranking junior in right of security to the Liens securing the Secured Obligations, a Senior Representative validly acting on behalf of the holders of such Subject Indebtedness shall have become party to a junior lien intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent
(iii) if such Subject Indebtedness is subordinated in right of payment to the Secured Obligations, such Subject Indebtedness shall be subject to a subordination agreement (or, alternatively, terms in the definitive documentation for such Subject Indebtedness) reasonably acceptable to the Administrative Agent;
(iv) such Subject Indebtedness shall not be subject to any mandatory prepayment provisions or similar rights (except, in the case of any such Subject Indebtedness that is secured on a pari passu basis with the Secured Obligations arising under Term Loans that are secured on a pari passu basis, to the extent any such mandatory prepayment is required to be applied on a pro rata or a less than pro rata basis as compared to the Term Loans);
(v) such Subject Indebtedness shall not mature (or, in the case of Subject Indebtedness in the form of notes, have mandatory redemption features (other than (x) subject to the foregoing clause (iv), customary asset sale, insurance and condemnation proceeds events, (y) customary “AHYDO catch up” payments and (z) customary change of control offers or events of default) that could result in a redemption or other mandatory prepayment of such Subject Indebtedness) prior to the Maturity Date in effect at the time such Subject Indebtedness is incurred; provided, however, that, if such Subject Indebtedness is secured by Liens on the Collateral ranking junior in right of security to the Liens securing the Secured Obligations or is unsecured, then, notwithstanding the foregoing, such Subject Indebtedness shall not mature (or, in the case of Subject Indebtedness in the form of notes, have mandatory redemption features (other than (x) subject to the foregoing clause (iv), customary asset sale, insurance and condemnation proceeds events, (y) customary “AHYDO catch up” payments and (z) customary change of control offers or events of default) that could result in a redemption or other mandatory prepayment of such Subject Indebtedness) prior to the date that is ninety-one (91) days after the Maturity Date in effect at the time such Subject Indebtedness is incurred;
(vi) such Subject Indebtedness shall not have a Weighted Average Life to Maturity equal to or shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; provided, however, that, if such Subject Indebtedness is secured by Liens on the Collateral ranking junior in right of security to the Liens securing the Secured Obligations or is unsecured, then, notwithstanding the foregoing, such Subject Indebtedness shall not have a Weighted Average Life to Maturity equal to or shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans plus ninety-one (91) days;
(vii) such Subject Indebtedness shall not be guaranteed by any person other than the Subsidiary Guarantors;
(viii) to the extent secured by any Lien, such Subject Indebtedness shall not be secured by any Lien on any assets other than the Collateral; and
(ix) such Subject Indebtedness shall be subject to terms and conditions (other than with respect to pricing, fees, rate floors and, subject to clause (iv) above, prepayment terms) either consistent with or (taken as a whole) no more favorable to the lenders or holders providing such Subject Indebtedness, than those applicable to the Term Loans, in the case of Subject Indebtedness which is secured by Liens on the Collateral ranking pari passu with the Liens securing the Secured Obligations (as jointly and reasonably determined by the Borrowers and the Administrative Agent) (except for more favorable covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent or (b) applicable only to periods after the Maturity Date in effect at the time of the issuance or incurrence of such Subject Indebtedness; provided that, to the extent any financial maintenance covenant is added for the benefit of any such Subject Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial covenant is either (x) also added to this Agreement or (y) only applicable after the Maturity Date in effect at the time of the issuance or incurrence of such Subject Indebtedness;
provided that, notwithstanding the foregoing, any Subject Indebtedness ranking pari passu in right of payment and security with the Term Loans may participate on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) as compared to the Term Loans in any voluntary or mandatory prepayments hereunder.
“Permitted Receivables Facility” shall mean the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale, transfer or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to acquire the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” shall mean (i) Receivables (whether now existing or arising in the future) of the Company and its Subsidiaries which are transferred, sold or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold or pledged to a Receivables Entity and all proceeds thereof and (ii) loans to the Company and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Company and its Subsidiaries which are made pursuant to a Permitted Receivables Facility.
“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any of its Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any way to the interests of the Lenders and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Permitted Receivables Related Assets” means any assets that are customarily sold, transferred or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended, except by an amount equal to any unpaid accrued interest and premium thereon, plus other reasonable amounts paid to any Person (other than any Affiliate of the Company), and reasonable fees and expenses incurred and payable to any Person (other than any Affiliate of the Company), in connection with such modification, refinancing, refunding, renewal or extension, (b) after giving effect to such modification, refinancing, refunding, renewal or extension, such Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing or would result therefrom, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Secured Obligations (or is secured by Liens junior to the Liens securing the Secured Obligations), such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Secured Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the subordination of the Indebtedness being modified, refinanced, refunded, renewed or extended (and, to the extent applicable, has Liens equally junior to the Liens securing the Secured Obligations or is unsecured), in each case, as reasonably determined by the Administrative Agent, (e) no Loan Party shall be an obligor or guarantor of any such refinancings, replacements, refundings, renewals or extensions except to the extent that such Person was such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, refunded, renewed or extended and (f) such Permitted Refinancing shall satisfy the Permitted Other Debt Conditions.
“Permitted Sale-Leaseback Transaction” means any Sale Lease-Back Transaction by the Company or any of its Subsidiaries, provided that (i) the proceeds of the respective Sale Lease-Back Transaction shall be entirely cash and in an amount at least equal to 95% of the aggregate amount expended by the Company or such Subsidiary in acquiring such asset (or, if not then acquired, 95% of the Fair Market Value of the Property subject to such Sale-Leaseback Transaction) and (ii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 6.10.
“Permitted Secured Debt” has the meaning set forth in Section 6.01(r).
“Permitted Seller Debt” means unsecured Indebtedness of the Company or any of its Subsidiaries incurred in connection with a Permitted Acquisition and issued to the seller of the Property acquired pursuant to such Permitted Acquisition, provided that if any Permitted Seller Debt is in an amount in excess of $50,000,000, all terms and conditions thereof (including, without limitation, mandatory repayment provisions, defaults, remedies and subordination provisions but excluding the maturity date thereof and the interest rate applicable thereto), and the documentation therefor, shall be reasonably satisfactory to the Administrative Agent, provided that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be secured by any Property of the Company or any of its Subsidiaries and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $250,000,000 at any time.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Company, any of its Subsidiaries or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledged Stock” means all shares of Capital Stock now owned or hereafter acquired by any Loan Party, and the certificates, if any, representing such shares and any other Equity Interest of such Loan Party in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than the Applicable Pledge Percentage of any Foreign Subsidiary be required to be pledged hereunder.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.
“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time (or any successor statute) or similar legislation of any other jurisdiction in Canada the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.
“Preferred Capital Stock” means, as applied to the Capital Stock of any Person, Capital Stock of such Person (other than common Capital Stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
“Prime Rate” means the rate of interest per annum (rounded upwards, if necessary, to the next 1/100 of 1%) publicly announced from time to time by Wells Fargo Bank, National Association as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition (“Specified Financing Indebtedness”)) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except (A) to the extent accompanied by a corresponding permanent commitment reduction or (B) for any repayment of Specified Financing Indebtedness to the extent (1) repaid during such Calculation Period, regardless of whether it is or is not accompanied by a corresponding permanent commitment reduction and (2) incurred prior to the applicable Specified Transaction (other than to the extent such Specified Financing Indebtedness is used to repay or refinance Permitted Secured Debt)) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or repaid on the first day of such Calculation Period and (z) any Permitted Acquisition or any Significant Asset Sale then being consummated as well as any other Permitted Acquisition or any other Significant Asset Sale if consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:
(i)    all Indebtedness (x) (other than revolving Indebtedness, except Specified Financing Indebtedness shall be included to the extent provided herein) incurred or issued on or after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness (including, without limitation, to refinance or repay Permitted Secured Debt) or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period and, subject to the immediately succeeding clause (y), remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except (A) to the extent accompanied by a corresponding permanent commitment reduction or (B) to the extent it is Specified Financing Indebtedness which shall be included to the extent provided herein) permanently retired, repaid, refinanced or redeemed on or after the first day of the relevant Calculation Period shall be deemed to have been retired, repaid, refinanced or redeemed on the first day of such Calculation Period and remain retired, repaid, refinanced or redeemed through the date of determination;
(ii)    all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates applicable at the time the determination is made in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding); and

(iii)    in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition (subject to the proviso at the end of the definition of Consolidated EBITDA) or any Significant Asset Sale if effected during the respective Calculation Period (or thereafter, for purposes of determinations pursuant to Sections 6.07(h) and 6.08(a) only) as if same had occurred on the first day of the respective Calculation Period taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933 and, subject to the limitations set forth in the definition of Consolidated EBITDA, such other cost savings and expenses as may be determined in good faith by the Company (any such other cost savings and expenses, “Non-Regulation S-X Adjustments”), as if such cost savings or expenses were realized on the first day of the respective period.
“Projections” has the meaning assigned to such term in Section 5.02(c).
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Protected Party” means any Credit Party that is or will be subject to any liability or required to make any payment for or on account of UK Tax, in relation to a sum received or receivable (or any sum deemed for the purposes of UK Tax to be received or receivable) under any Loan Document.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keep well under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (i) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (ii) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.
“Qualified Subordinated Indebtedness” means (i) new Subordinated Indebtedness that refinances previously existing Subordinated Indebtedness and has no scheduled amortization and no part of the principal part of such Indebtedness has a maturity date earlier than 181 days after the final stated maturity of any Term Loans hereunder, (ii) Subordinated Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 6.01(d) and (iii) Permitted Seller Debt, in each case so long as after giving effect to the incurrence of any such Indebtedness, on a Pro Forma Basis, as if such incurrence of Indebtedness, the application of the proceeds thereof and the consummation of any other Specified Transaction occurring since the first day of the Calculation Period then last ended had occurred on the first day of the Calculation Period then last ended, the Company and its Subsidiaries are in compliance with the financial covenants set forth in Section 6.18 for the Calculation Period then last ended, and the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to such effect setting forth in reasonable detail the computations necessary to demonstrate such compliance with the covenants contained in Section 6.18.
“Qualifying Bank” means:
(a)    any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen);

(b)    a person or entity which effectively conducts banking activities with its own infra-structure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Swiss Guidelines; or
(c)    a federal reserve or central bank (including supranational central banks such as inter alia the European Central Bank) and institutions with a similar function as a federal reserve or central bank in countries which do not have a federal reserve or central bank and the Bank for International Settlements (BIS).
“Qualifying Lender” means:
(i) a Lender (other than a Lender within clause (ii) below) that is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(a)    a Lender:
(1)    in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that the advance was made and which is a bank (as defined for the purpose of section 879 of the ITA) and would be within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance apart from section 18A of the Corporation Tax Act 2009; or
(2)    in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that the advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(b)    a Lender which is:
(1)    a company resident in the United Kingdom for United Kingdom tax purposes; or
(2)    a partnership each member of which is:
(x)    a company so resident in the United Kingdom; or
(y)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or
(3)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the Corporation Tax Act 2009); or
(c)    a Treaty Lender; or

(ii) a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.
“Quebec Security Documents” means, collectively, (i) the Hypothec on Movables Agreements entered into on April 21, 2011 by each of Keystone Automotive Industries ON Inc. and LKQ Canada Auto Parts Inc., each as grantor, in favour of LKQ Ontario LP, as creditor, and (ii) the Hypothec on Movables Agreements entered into on May 2, 2013 by each of Keystone Automotive Industries ON Inc. and LKQ Canada Auto Parts Inc., each as grantor, in favour of LKQ Ontario LP, as creditor, in each case together with all appendices, schedules and exhibits thereto and as same may be amended, restated or otherwise modified in accordance herewith from time to time.
“Receivables” shall mean all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise)).
“Receivables Entity” shall mean a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Receivables Sellers” shall mean the Company and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank.
“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim (other than business interruption) or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries.
“Register” has the meaning set forth in Section 9.04.
“Regulation” means the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings.
“Reimbursement Obligation” means the obligation of the Company to reimburse any Issuing Bank pursuant to Section 2.06(e) for amounts drawn under Letters of Credit issued by such Issuing Bank.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Replacement Rate” has the meaning set forth in Section 2.14(c).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31 or .32 of PBGC Reg. § 4043.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer, the president or the chief financial officer of the Company or the Canadian Primary Borrower, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer or chief accounting officer of the Company or the Canadian Primary Borrower, as applicable. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Company.
“Restatement Effective Date” has the meaning assigned to such term in the Amendment and Restatement Agreement.
“Restricted Debt Basket Amount” means the greater of (a) $100,000,000 and (b) 10% of Consolidated Total Assets calculated as of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01.
“Restricted Payments” has the meaning set forth in Section 6.05.
“Restricted Payments Basket Amount” means the sum of $125,000,000 plus 50% of Consolidated Net Income (if positive) for each fiscal quarter of the Company ending after the Original Effective Date.
“Revolving Borrowing” means the Borrowing of a Revolving Loan.
“Revolving Commitment” means a Dollar Tranche Commitment or a Multicurrency Tranche Commitment and “Revolving Commitments” means both the Dollar Tranche Commitments and the Multicurrency Tranche Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Multicurrency Tranche Revolving Loans and Dollar Tranche Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means any Multicurrency Tranche Revolving Loan or Dollar Tranche Revolving Loan.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pounds Sterling, SONIA, and (b) Swiss Francs, SARON.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich; provided, that for purposes of notice requirements set forth in this Agreement, in each case, such day is also a Business Day.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR or the Daily Simple RFR.
“RFR Rate Day” has the meaning assigned thereto in the definition of “Adjusted Daily Simple RFR”.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale-Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of any real or personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.
“Sanctioned Country” means at any time a country or territory which is itself, or whose government is the subject or target of any Sanctions (including, for example, at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, a member state of the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the United Nations Security Council, the European Union, a member state of the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

“SARON Administrator” means SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“Scheduled Dispositions” means the Disposition of the Property described on Schedule 6.04(f).
“SEC” means the United States Securities and Exchange Commission.
“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, each Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Company or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Securities Account” has the meaning set forth in Article 8 of the UCC.
“Senior Representative” means, with respect to any Incremental Equivalent Debt, the trustee, the sole lender, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Leverage Ratio” means, at any date the same is to be determined, the ratio of (i) Consolidated Senior Secured Indebtedness as of such date to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending, all calculated for the Company and its Subsidiaries on a consolidated basis.
“Significant Asset Sale” means each Asset Sale which yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) of at least $20,000,000.
“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law.

For purposes of this definition, (i) ”debt” means liability on a “claim”, and (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Adjustment” means a percentage equal to 0.0326% per annum.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Acquisition” means each acquisition identified on Schedule 6.07(h).
“Specified Change of Control” means a “change of control”, or like event, as defined in any indenture or other agreement governing Material Indebtedness.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Specified Transaction” means, with respect to any period, any Permitted Acquisition, Significant Asset Sale, incurrence or repayment of Indebtedness, Incremental Term Loan, Revolving Commitment increase or other event expressly required to be calculated on a “Pro Forma Basis” pursuant to the terms of this Agreement.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.
“Subordinated Indebtedness” means any subordinated Indebtedness permitted to be incurred pursuant to Section 6.01 (other than subordinated Indebtedness evidenced by the Subordinated Intercompany Note).

“Subordinated Intercompany Note” means the Subordinated Intercompany Note dated as of the Original Effective Date and executed and delivered by the Company and its Subsidiaries, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Subsidiary Borrower” means a Domestic Subsidiary Borrower or a Foreign Subsidiary Borrower.
“Subsidiary Guarantor” means each Subsidiary that is party to the Guarantee and Collateral Agreement.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Swedish Borrower” means (i) Atracco Group AB, a private limited liability company organized under the laws of the Sweden and (ii) any other Foreign Subsidiary Borrower organized under the laws of Sweden that is designated as a Swedish Borrower by the Company.
“Swedish Krona” mean the lawful currency of Sweden.
“Swingline Exposure” means, at any time, the aggregate principal Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum (without duplication) of (a) its Applicable Percentage of the total Swingline Exposure at such time, other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal Dollar Amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).
“Swingline Lender” means Wells Fargo Bank, National Association, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swiss Borrower” means (i) LKQ Europe GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) and (ii) any other Foreign Subsidiary Borrower organized under the laws of Switzerland, or, (iii) if organized under another law than Swiss law, which is acting through a Swiss branch office or is otherwise considered to be tax resident in Switzerland (Inländer) for Swiss Withholding Tax purposes.
“Swiss Federal Withholding Tax Act” means the Swiss Federal Withholding Tax Act (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965); together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Swiss Francs” mean the lawful currency of Switzerland.
“Swiss Guidelines” means, together, the guidelines S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)) and S-02.130.1 in relation to money market instruments and book claims of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 "Geldmarktpapiere und Buchforderungen inländischer Schuldner"), the circular letters no. 15 (1-015DVS-2017) of 3 October 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss federal withholding tax and Swiss federal stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben" vom 3. Oktober 2017) and no. 34 (1-034-V-2011) of 26 July 2011 in relation to deposits (Kreisschreiben Nr. 34 "Kundenguthaben" vom 26. Juli 2011), the circular letter no. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 vom 24. Juli 2019 betreffend "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen") and the circular letter no. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend "Obligationen") and the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer:  Guthaben im Konzern), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.
“Swiss Insolvency Event” means in case of a Person organized under the laws of Switzerland any of the following:
(a)    such Person suspends or announces its intention to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to restructuring or rescheduling any of its financial indebtedness;
(b)    such Person is over-indebted within the meaning of article 820 in connection with article 725 para. 2 of the Swiss Code of Obligations and its managing officers become obliged to notify the competent bankruptcy court;
(c)    a moratorium is declared in respect of any indebtedness of any such Person;
(d)    any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)     bankruptcy (Konkurs), suspension of bankruptcy (Konkursaufschub), composition proceedings (Nachlassverfahren), including composition moratorium (Nachlassstundung), a moratorium of any indebtedness, non-voluntary liquidation, dissolution or winding-up of any such Person;
(ii)    a composition, compromise, assignment or arrangement with any creditor of any such Person; or
(iii)    the appointment of a liquidator (Liquidator), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of such Person or any of its assets, or any analogous procedure or step is taken in any jurisdiction, save that this paragraph (d) shall not apply to any corporate action, legal proceeding or other procedure or step which is frivolous or vexatious and is dismissed within 21 days of commencement.
“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.
“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors (within the meaning of the Swiss Guidelines) under this Agreement which are not Qualifying Banks must not, at any time, exceed 10.
“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed 20, in each case, in accordance with the meaning of the Swiss Guidelines.
“Swiss Withholding Tax” means the Tax levied pursuant to the Swiss Federal Withholding Tax Act.
“Syndication Agent” means each of Bank of America, N.A. and MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) in its capacity as a syndication agent for the credit facilities evidenced by this Agreement.
“Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a socalled synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:
(i) a company resident in the United Kingdom for United Kingdom tax purposes;
(ii) a partnership each member of which is:
(1) a company so resident in the United Kingdom; or
(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or
(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company.
“Tax Credit” means a credit against, relief of remission for or repayment of any UK Tax.

“Tax Deduction” means a deduction or withholding for or on account of UK Tax from a payment under any Loan Document.
“Tax Payment” means either an increased payment made by a Borrower to a Lender under Section 2.17A(d) or a payment under Section 2.17A(i).
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto , but excluding UK Tax.
“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.
“Term Loan Borrowing” means the Borrowing of a Term Loan.
“Term Loan Commitment” means an Initial Term Loan Commitment, an Incremental US Term Loan Commitment or an Additional Term Loan Commitment and “Term Loan Commitments” means the Initial Term Loan Commitments, the Incremental US Term Loan Commitments and the Additional Term Loan Commitments, collectively.
“Term Loan Percentage” means the percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders; provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Term Loans shall be disregarded in the calculation.
“Term Loans” means the Initial Term Loans, the Incremental US Term Loans and the Additional Term Loans. The outstanding principal amount of each Lender’s Term Loans as of the Amendment No. 3 Effective Date is set forth on Schedule 2.01.
“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Multicurrency Tranche Commitments, Multicurrency Tranche Revolving Loans, Multicurrency Tranche Letters of Credit and Swingline Loans, (b) Dollar Tranche Commitments, Dollar Tranche Revolving Loans and Dollar Tranche Letters of Credit and (c) Term Loan Commitments and Term Loans.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Treaty Lender” means a Lender which:
(i) is treated as a resident of a Treaty State for the purposes of a Treaty; and
(ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted Daily Simple RFR, the Daily Simple RFR, the EURIBOR Market Index Rate, the LIBOR Market Index Rate, the Alternate Base Rate, the Canadian Prime Rate or the BA Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Borrowers” means (1) Euro Car Parts Limited, a company incorporated in England and Wales with registration number 02680212 and (2) any other Foreign Subsidiary Borrower organized under the laws of England and Wales that is designated as a UK Borrower by the Company.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Guarantors” means Maybach and its material Wholly Owned subsidiaries.
“UK Insolvency Event” means:
(a)    a UK Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;
(b)    the value of the assets of any UK Relevant Entity, is less than its liabilities (taking into account contingent and prospective liabilities);
(c)    a moratorium is declared in respect of any indebtedness of any UK Relevant Entity; provided that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by such moratorium;
(d)    any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)    the suspension of payments, a moratorium of any indebtedness, windingup, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity;
(ii)    a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity;
(iii)    the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of its assets; or
(iv)    enforcement of any Lien over any assets of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction, save that this paragraph (d) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or
(e)    any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Relevant Entity.
“UK Relevant Entity” means any Loan Party capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by the government of the United Kingdom or any political subdivision thereof.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).
“VAT” means value added tax within the meaning of Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax or any legislation in a Member State implementing such Council Directive and any other Tax of a similar nature.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Dollar Tranche Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Borrowing”) or by Type (e.g., a “Dollar Tranche Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally; Québec Interpretation; Jersey Interpretation. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws) and, in the case of any such statute, any rules and regulations promulgated thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b) For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) ”personal property” shall include “movable property”, (ii) ”real property” or “real estate” shall include “immovable property”, (iii) ”tangible property” or “tangible assets” shall include “corporeal property”, (iv) ”intangible property” or “intangible assets” shall include “incorporeal property”, (v) ”security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (vi) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (vii) all references to “perfection” of or a “perfected” lien or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (viii) any “right of offset”, “right of set-off” or similar expression shall include a “right of compensation”, (ix) ”goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall include a “mandatary”, (xi) ”construction liens” shall include “legal hypothecs”, (xii) ”joint and several” shall include “solidary”, (xiii) ”gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) ”beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xv) ”easement” shall include “servitude”, (xvi) ”priority” shall include “prior claim”, (xvii) ”survey” shall include “certificate of location and plan”, (xviii) “state” shall include “province”, (xix) ”fee simple title” shall include “absolute ownership” and (xx) ”accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
(c) Notwithstanding anything herein to the contrary, the definition of “Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) (i) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party or (ii) any Obligation to the extent that a guarantee by such Loan Party of such Obligation, or grant of security interest by such Loan Party to support or secure such Obligation would make such Loan Party an Affected Foreign Subsidiary.

(d) In this Agreement, where it relates to a Person incorporated or formed or having its centre of main interests in Jersey, a reference to:
(i) a “winding-up”, “administration”, “reorganisation”, “dissolution”, “moratorium”, “voluntary arrangement”, “scheme of arrangement” or the like, or a “composition”, “compromise”, “assignment”, “arrangement”, “expropriation”, “attachment”, “sequestration”, “distress”, “execution” or any analogous process with any creditor or the like includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Part 18A of the Companies (Jersey) Law 1991, any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, and any other similar proceedings affecting the rights of creditors generally under Jersey law, and shall be construed so as to include any equivalent or analogous proceedings;
(ii) a “liquidator”, “receiver”, “administrative receiver”, “administrator” or the like includes, without limitation, the Viscount of the Royal Court of Jersey, autorisés or any other Person performing the same function of each of the foregoing; and
(iii) a “mortgage”, “charge”, “pledge”, “lien” or a “security interest” includes, without limitation, any hypothèque whether conventional, judicial granted or arising by operation of law and any security interest created pursuant to the Security Interest (Jersey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation.
(e) Any reference to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1131 (which repeals and codifies the Cross-Border Mergers Directive (2—5/56/EC)) as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Loan Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity pursuant to such merger shall be permitted.
SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any changes in GAAP occurring after the Amendment No. 2 Effective Date, the effect of which would be to cause leases which would be treated as operating leases under GAAP as of the Amendment No. 2 Effective Date to be treated as capital leases under GAAP.
SECTION 1.05. Status of Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06. Amendment and Restatement of Existing Agreement. The parties to this Agreement agree that, on the Restatement Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Restatement Effective Date. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, on the Restatement Effective Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Restatement Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (c) the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Secured Obligations are in all respects continuing and in full force and effect with respect to all Secured Obligations, (d) the “Multicurrency Tranche Commitments” and “Dollar Tranche Commitments” (as each is defined in the Existing Credit Agreement) shall be allocated between, and redesignated as, Multicurrency Tranche Commitments and Dollar Tranche Commitments hereunder, in each case pursuant to the allocations set forth on Schedule 2.01 and (e) the Administrative Agent shall make such other reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Credit Exposure and outstanding Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Credit Exposures on the Restatement Effective Date. Notwithstanding anything in this Agreement to the contrary, the Borrowers shall not be required to compensate the Lenders pursuant to Section 2.16 for any loss, cost or expense incurred by the Lenders as a result of the amendment and restatement of the Existing Credit Agreement or the re-evidencing of the Existing Loans, in each case pursuant to the terms of this Agreement and the Amendment and Restatement Agreement.
SECTION 1.07. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate”, “Adjusted Daily Simple RFR”, “Daily Simple RFR”, “EURIBOR Market Index Rate” or “LIBOR Market Index Rate”.
ARTICLE II

The Credits
SECTION 2.01. Commitments and Loans. Prior to the Restatement Effective Date, certain term loans were previously made to the Borrowers and certain revolving loans were previously made to the Borrowers as “Dollar Tranche Revolving Loans” and “Multicurrency Tranche Revolving Loans” under the Existing Credit Agreement which remain outstanding as of the Restatement Effective Date (such outstanding loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions set forth in this Agreement, the parties hereto agree that on the Restatement Effective Date the Existing Loans shall be re-evidenced as Initial Term Loans and Revolving Loans that are “Dollar Tranche Revolving Loans” and “Multicurrency Tranche Revolving Loans”, as the case may be, under this Agreement and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Subject to the terms and conditions set forth herein, (a) each Dollar Tranche Lender (severally and not jointly) agrees to make Dollar Tranche Revolving Loans to the Borrowers in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Dollar Tranche Revolving Credit Exposure exceeding such Lender’s Dollar Tranche Commitment or (ii) the sum of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Commitments, (b) each Multicurrency Tranche Lender (severally and not jointly) agrees to make Multicurrency Tranche Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Multicurrency Tranche Revolving Credit Exposure exceeding such Lender’s Multicurrency Tranche Commitment, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Commitments or (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures, in each case denominated in Mexican Pesos, exceeding $500,000,000 and (c) each Additional Term Lender with an Additional Term Loan Commitment (severally and not jointly) agrees to make an Additional Term Loan to the Company in Dollars and to LKQ Netherlands in euro, in each case, on the Restatement Effective Date in an amount equal to the amount of such Lender’s applicable Additional Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Dollar Tranche Revolving Loans and Multicurrency Tranche Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same currency, Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.
(b) Subject to Section 2.14 (i) each Dollar Tranche Revolving Borrowing and each Multicurrency Tranche Revolving Borrowing (other than any Canadian Revolving Borrowing) shall be comprised entirely of ABR Loans, LIBOR Market Rate Loans, RFR Revolving Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith, provided that (x) each ABR Loan shall only be made in Dollars and shall only be made to the Company and (y) no LIBOR Market Rate Loan shall be made in any ~~Non-LIBOR Quoted Currency~~currency other than Dollars, (ii) each Term Loan Borrowing shall be comprised entirely of ABR Loans, LIBOR Market Rate Loans or Eurocurrency Loans as the Company may request in accordance herewith, provided that each ABR Loan shall only be made in Dollars and (iii) each Canadian Revolving Borrowing shall be made only to a Canadian Borrower and shall be comprised entirely of Canadian Base Rate Loans or BA Equivalent Loans as such Canadian Borrower may request in accordance herewith. Each Swingline Loan denominated in Dollars shall be an ABR Loan ~~and~~, each Swingline Loan denominated in Pounds Sterling ~~or~~shall be an RFR Loan based on the Daily Simple RFR for Pounds Sterling, and each Swingline Loan denominated in euro shall be a ~~LIBOR~~EURIBOR Market Rate Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or branch office or Affiliate of such Lender to make such Loan (and in the case of a branch office or an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such branch office or Affiliate to the same extent as to such Lender); provided that (i) any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) such option may, if any Lender so requires, be exercised by delivering to the Administrative Agent a joinder signature page to this Agreement executed by such branch or Affiliate in form and substance satisfactory to the Administrative Agent.
(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing or any LIBOR Market Rate Revolving Borrowing, such Borrowing shall be in an aggregate amount that is not less than $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency). At the commencement of each Interest Period for any BA Equivalent Revolving Borrowing, such Borrowing shall be in an aggregate amount that is not less than Cdn. $1,000,000. At the time that each ABR Revolving Borrowing, RFR Revolving Borrowing or Canadian Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $1,000,000 ~~or~~,Cdn. $1,000,000, 1,000,000 Pounds Sterling or 1,000,000 Swiss Francs as the case may be; provided that an ABR Revolving Borrowing, RFR Revolving Borrowing or Canadian Base Rate

Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Dollar Tranche Commitments or the aggregate Multicurrency Tranche Commitments, as applicable, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $500,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 500,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) in the aggregate for Eurocurrency Revolving Borrowings, RFR Revolving Borrowings and BA Equivalent Revolving Borrowings outstanding.
(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(e) The Borrowing from any Lender, and any issuance of a Letter of Credit under Section 2.06 by any Issuing Bank, to any Dutch Borrower shall at all times be provided by a Non-Public Lender.
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) (i) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing or a LIBOR Market Rate Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing or LIBOR Market Rate Borrowing denominated in Dollars to the Company), (ii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a BA Equivalent Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days (in the case of a BA Equivalent Borrowing to a Canadian Borrower) ~~or~~, (iii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of an RFR Revolving Borrowing, not later than 12:00 noon, New York City time, five (5) RFR Business Days or (iv) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) not later than 11:00 a.m., Local Time, four (4) Business Days (in the case of a Eurocurrency Borrowing or LIBOR Market Rate Borrowing denominated in a Foreign Currency (other than Canadian Dollars) or a Eurocurrency Borrowing or LIBOR Market Rate Borrowing to a Foreign Subsidiary Borrower (other than a Canadian Borrower)), in each case before the date of the proposed Borrowing, (b) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing or (c) by telephone in the case of a Canadian Base Rate Borrowing, not later than 8:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount and currency of the requested Borrowing and the applicable Borrower;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing, a LIBOR Market Rate Borrowing, an RFR Borrowing or a Eurocurrency Borrowing and whether such Borrowing is a Revolving Borrowing or an Additional Term Loan Borrowing and, if such Borrowing is a Revolving Borrowing, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or Multicurrency Tranche Revolving Borrowing (or, in the case of a Canadian Revolving Borrowing, a Canadian Base Rate Borrowing or a BA Equivalent Borrowing);
(iv) in the case of a Eurocurrency Borrowing or a LIBOR Market Rate Borrowing, the ~~Agreed Currency and~~ initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v) in the case of a BA Equivalent Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Revolving Borrowing is specified, then (i) in the case of a Revolving Borrowing denominated in Dollars to the Company, the requested Revolving Borrowing shall be an ABR Borrowing under the Dollar Tranche and (ii) in the case of a Canadian Revolving Borrowing to a Canadian Borrower, the requested Revolving Borrowing shall be a Canadian Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing or BA Equivalent Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:
(a) each Multicurrency Tranche Eurocurrency Borrowing, RFR Revolving Borrowing, BA Equivalent Borrowing or Additional Term Loan Borrowing as of the date three (3) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Multicurrency Tranche Eurocurrency Borrowing, RFR Revolving Borrowing or BA Equivalent Borrowing,
(b) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit,
(c) the Swingline Exposure as of the date of each request for any Swingline Loan, and
(d) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.
Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.
SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars, Pounds Sterling or euro (as the Company may elect) to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $200,000,000, (ii) the Dollar Amount of the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) subject to Sections 2.04 and 2.011(b), the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request (i) in the case of a Swingline Loan denominated in Dollars, by telephone (confirmed by facsimile), not later than 12:00 noon, New York City time, on the day of the proposed Swingline Loan or (ii) in the case of a Swingline Loan denominated in Pounds Sterling or euro, by irrevocable written notice (via a written Borrowing Request in a form approved by the Swingline Lender and signed by the Company, promptly followed by telephonic confirmation of such request) not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Swingline Loan (provided that, if the Swingline Lender in its sole discretion determines it is operationally feasible, such Borrowing Request under this clause (b)(ii) may be provided not later than 8:30 a.m., New York City time, on the day of the proposed Swingline Loan (a “Same-Day Multicurrency Swingline Loan”)). Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount and currency of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan; provided that (x) any Same-Day Multicurrency Swingline Loan shall only be made on the requested date therefor to the extent the Swingline Lender determines in its sole discretion that such funding is operationally feasible and (y) to the extent any Same-Day Multicurrency Swingline Loan cannot be made on the requested date therefor pursuant to the foregoing clause (x), the Company shall, not later than 4:00 p.m., New York City time, on such date, confirm in writing to the Swingline Lender if the applicable Borrowing Request will remain effective for a Swingline Borrowing in the same amount and currency to be made on the immediately succeeding Business Day.
(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, (i) in respect of Swingline Loans denominated in Dollars, on any Business Day and (ii) in respect of Swingline Loans denominated in Pounds Sterling or euro, three (3) Business Days before the date of the proposed acquisition of participations, require the Multicurrency Tranche Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding in the applicable currency of such Swingline Loans. Such notice shall specify the currency and aggregate amount of Swingline Loans in which Multicurrency Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Multicurrency Tranche Lender, specifying in such notice such Multicurrency Tranche Lender’s Multicurrency Tranche Percentage of such Swingline Loan or Loans. Each Multicurrency Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Multicurrency Tranche Lender’s Multicurrency Tranche Percentage of such Swingline Loan or Loans in the applicable currency. Each Multicurrency Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Multicurrency Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multicurrency Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds in the applicable currency, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Tranche Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Multicurrency Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.
SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Multicurrency Tranche Letters of Credit denominated in Agreed Currencies and Dollar Tranche Letters of Credit denominated in Dollars, in each case for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding the foregoing, the letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.
(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, whether such Letter of Credit is a Multicurrency Tranche Letter of Credit or a Dollar Tranche Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $150,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures shall not exceed the aggregate Multicurrency Tranche Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the total Dollar Tranche Revolving Credit Exposures shall not exceed the aggregate Dollar Tranche Commitments, (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures, in each case denominated in Mexican Pesos, shall not exceed $500,000,000 and (v) subject to Sections 2.04 and 2.11(b), with respect to any Issuing Bank, the sum of the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Company at such time shall not exceed the Letter of Credit Commitment of such Issuing Bank. The Company may, at any time and from time to time, reduce or increase the Letter of Credit Commitment of any Issuing Bank as provided in the definition of Letter of Credit Commitment; provided that the Company shall not reduce or increase the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction or increase, the conditions set forth in clauses (i) through (v) above shall not be satisfied.
(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or any Revolving Lender in respect of the Tranche under which such Letter of Credit is issued (each such Revolving Lender, an “Applicable Lender”), each Issuing Bank hereby grants to each Applicable Lender, and each Applicable Lender hereby acquires from such Issuing Bank, a participation in such Letter of

Credit equal to such Applicable Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Applicable Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan denominated in Dollars in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Applicable Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by an Applicable Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Multicurrency Tranche Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Multicurrency Tranche Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable exchange rates, on the date such LC Disbursement is made, of such LC Disbursement.
(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction by final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be under any obligation to issue any Letter of Credit if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Bank in good faith deems material to it or (y) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.
(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to (i) in the case of any such LC disbursement denominated in Dollars, ABR Revolving Loans, (ii) in the case of any such LC disbursement denominated in Canadian Dollars, Canadian Base Rate Loans and (iii) in the case of any such LC Disbursement is denominated in a Foreign Currency other than Canadian Dollars, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Applicable Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Applicable Lender to the extent of such payment.
(i) Replacement of Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense (provided that the Administrative Agent may only invest in cash or Cash Equivalents), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority in Interest of the Revolving Lenders), be applied to satisfy other Secured Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.
(k) Reporting of Letter of Credit Information and LC Exposure. At any time that there is an Issuing Bank that is not also the financial institution acting as Administrative Agent, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (iv) upon the request of the Administrative Agent, each Issuing Bank (or, in the case of clauses (ii), (iii) or (iv) hereof, the applicable Issuing Bank) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information

(including, without limitation, any reimbursement, cash collateral, or termination in respect of Letters of Credit issued by such Issuing Bank) with respect to each Letter of Credit issued by such Issuing Bank that is outstanding hereunder. In addition, each Issuing Bank shall provide notice to the Administrative Agent of its LC Exposure, or any change thereto, promptly upon it becoming an Issuing Bank or making any change to its LC Exposure. No failure on the part of any Issuing Bank to provide such information pursuant to this clause shall limit the obligations of the Company or any Lender hereunder with respect to its reimbursement and participation obligations hereunder.
(l) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars to the applicable Borrower, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) in the case of each Loan denominated in Canadian Dollars, by 10:00 a.m., Local Time, in the city of the Administrative Agent’s Applicable Payment Office for Canadian Dollars and at such Applicable Payment Office for Canadian Dollars and (iii) in the case of each Loan denominated in a Foreign Currency (other than Canadian Dollars) or to a Foreign Subsidiary Borrower, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and Borrower and at such Applicable Payment Office for such currency and Borrower; provided that (i) Additional Term Loans shall be made as provided in Section 2.01(c) and (ii) Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the applicable Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the applicable Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars to the applicable Borrower and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency or to a Foreign Subsidiary Borrower; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type and currency specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, LIBOR Market Rate Borrowing or BA Equivalent Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, LIBOR Market Rate Borrowing or BA Equivalent Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or Canadian Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency other than Canadian Dollars) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans, LIBOR Market Rate Loans or BA Equivalent Loans that does not comply with Section 2.02(d), (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made or (vi) convert any Canadian Revolving Borrowing to a Type other than a Canadian Base Rate Borrowing or a BA Equivalent Borrowing.
(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the name of the applicable Borrower and the Borrowing and currency to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing, a LIBOR Market Rate Borrowing, an RFR Borrowing or a Eurocurrency Borrowing and, if such Borrowing is a Revolving Borrowing, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or Multicurrency Tranche Revolving Borrowing (and, in the case of a Canadian Revolving Borrowing, a Canadian Base Rate Borrowing or a BA Equivalent Borrowing);
(iv) if the resulting Borrowing is a Eurocurrency Borrowing or a LIBOR Market Rate Borrowing, the Interest Period ~~and Agreed Currency~~ to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”; and
(v) if the resulting Borrowing is a BA Equivalent Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing or BA Equivalent Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing, LIBOR Market Rate Borrowing or BA Equivalent Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars borrowed by the Company, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a Canadian Revolving Borrowing, such Borrowing shall be converted to a Canadian Base Rate Borrowing and (iii) in the case of a Borrowing denominated in a Foreign Currency other than Canadian Dollars (or in Dollars by a Foreign Subsidiary Borrower) in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing borrowed by the Company may be converted to or continued as a Eurocurrency Borrowing or BA Equivalent Borrowing, (ii) unless repaid, each Eurocurrency Borrowing (other than a Eurocurrency Borrowing in a Foreign Currency) borrowed by the Company shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) unless repaid, each BA Equivalent Revolving Borrowing borrowed by a Canadian Borrower shall be converted to an Canadian Base Rate Borrowing and (iii) unless repaid, each Eurocurrency Borrowing by a Foreign Subsidiary Borrower and each Eurocurrency Borrowing in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.
SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Additional Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Restatement Effective Date if the Company fails to meet the conditions precedent in Section 4.01 and in Section 4 of the Amendment and Restatement Agreement by such time or, if earlier, immediately after they are fully funded and (ii) all other Commitments shall terminate on the Maturity Date.
(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Company shall not terminate or reduce the Dollar Tranche Commitments if, after giving effect to any concurrent prepayment of the Dollar Tranche Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the total Dollar Tranche Revolving Credit Exposures would exceed the aggregate Dollar Tranche Commitments and (iii) the Company shall not terminate or reduce the Multicurrency Tranche Commitments if, after giving effect to any concurrent prepayment of the Multicurrency Tranche Revolving Loans in accordance with Section 2.11, the Dollar Amount of the sum of the total Multicurrency Tranche Revolving Credit Exposures would exceed the aggregate Multicurrency Tranche Commitments.
(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.
SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the sixth (6th) Business Day after such Swingline Loan is made. With respect to the Term Loans, the Company shall repay the Term Loans then owing by the Company on the last day of (x) each of the first four fiscal quarters of the Company ending on or after

March 31, 2019 in the aggregate principal amount equal to $2,187,500 for each such fiscal quarter and (y) each fiscal quarter of the Company ending thereafter in the aggregate principal amount equal to $4,375,000 for each such fiscal quarter, in each case, as adjusted from time to time pursuant to Section 2.11(a). To the extent not previously repaid, all unpaid Term Loans then owing by the applicable Borrower shall be paid in full in the same currency of such Term Loan by such Borrower on the Maturity Date.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11. Prepayment of Loans.
(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing or a BA Equivalent Revolving Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars or a BA Equivalent Borrowing) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency other than Canadian Dollars), in each case before the date of prepayment, (ii) in the case of prepayment of an RFR Revolving Borrowing, not later than 11:00 a.m., Local Time, five (5) RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, a LIBOR Market Rate Borrowing or a Canadian Base Rate Borrowing, but other than any Swingline Loan, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (~~iii~~iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the currency and principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and currency as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, and each prepayment of a Term Loan Borrowing shall be applied in accordance with the terms hereof. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(b) If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures of any Class (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Commitments of such Class or (B) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Tranche Revolving Credit Exposures denominated in Mexican Pesos (the “Mexican Peso Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds $500,000,000 or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Tranche Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Multicurrency Tranche Commitments or (B) the Mexican Peso Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of $500,000,000, the Borrowers shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) of each Class to be less than or equal to the aggregate Commitments of such Class and (y) the Mexican Peso Exposure to be less than or equal to $500,000,000, as applicable.
(c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Asset Sale or Recovery Event, the Company shall, immediately after such Net Cash Proceeds are received, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that if the Company shall deliver to the Administrative Agent a certificate of a Responsible Officer to the effect that the Company or its relevant Subsidiaries intend to apply or have applied the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within twelve (12) months after receipt of such Net Cash Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (including inventory) to be used in the business of the Company and/or its Subsidiaries (a “Reinvestment”), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds specified in such certificate; provided that to the extent of any such Net Cash Proceeds therefrom that have not been so applied by the end of such twelve (12) month period, at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so applied; provided, further that the Company shall not be required to make any prepayments during any fiscal year pursuant to this Section 2.11(c) to the extent the aggregate amount of Net Cash Proceeds received for all Asset Sales and Recovery Events in such fiscal year that was not applied to a Reinvestment does not exceed $125,000,000 (and only such amounts in excess of $125,000,000 shall be subject to this mandatory prepayment or Reinvestment).
(d) All such amounts pursuant to Section 2.11(c) shall be applied to prepay the Term Loans on a pro rata basis based on the remaining outstanding principal amount of installments thereon.
SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Available Revolving Commitment of such Lender during the period from and including the Original Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Original Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Original Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit shall be paid in Dollars.
(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d) All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans comprising each LIBOR Market Rate Borrowing ~~(including each Swingline Loan denominated in Pounds Sterling or euro)~~ shall bear interest at a per annum rate equal to the sum of the LIBOR Market Rate plus the Applicable Rate. The Swingline Loans denominated in Pounds Sterling shall bear interest at a rate per annum equal to the Daily Simple RFR for Pounds Sterling plus the Applicable Rate for RFR Loans. The Swingline Loans denominated in euros shall bear interest at a rate per annum equal to the EURIBOR Market Rate plus the Applicable Rate. The Canadian Revolving Loans comprising each Canadian Base Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.
(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each RFR Revolving Borrowing shall bear interest at the Adjusted Daily Simple RFR or Daily Simple RFR in effect for such Borrowing and currency plus the Applicable Rate. The Canadian Revolving Loans comprising each BA Equivalent Borrowing shall bear interest at the BA Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Base Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan, LIBOR Market Rate Borrowing or BA Equivalent Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), (ii) ~~for Borrowings~~in respect of RFR Loans denominated in Pounds Sterling shall be ~~computed~~calculated on the basis of a year of 365 days (or 366 days in a leap year), and (iii) for Canadian Revolving Borrowings shall be computed on the basis of a year of 365 days (or 366 days in a leap year), in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that interest on Loans denominated in any Foreign Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans. The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, Adjusted Daily Simple RFR, Daily Simple RFR, EURIBOR Market Index Rate, LIBOR Market Index Rate or BA Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14. Alternate Rate of Interest; Laws Affecting Availability. (a) Unless and until a Replacement Rate is implemented in accordance with clause (c) below~~,~~:
(i) (A) if prior to the commencement of any Interest Period for a Eurocurrency Borrowing, LIBOR Market Rate Borrowing or a BA Equivalent Borrowing~~:~~, ~~(i)~~ the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining (x) in the case of a Eurocurrency Borrowing, the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period and currency, (y) in the case of a LIBOR Market Rate Borrowing, the LIBOR Market Index Rate for such currency or (z) in the case of a BA Equivalent Borrowing, the BA Rate for such Interest Period~~;~~, or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or EURIBOR Market Index Rate for the applicable Agreed Currency; or
(ii) ~~the~~(A) if prior to the commencement of any Interest Period for a Eurocurrency Borrowing, LIBOR Market Rate Borrowing or a BA Equivalent Borrowing, the Administrative Agent is advised by a Majority in Interest of the Lenders of any Class that the Adjusted LIBO Rate, the LIBO Rate, the LIBOR Market Index Rate or BA Rate, as applicable, for such Interest Period and currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and currency~~;~~ or (B) at any time, the Administrative Agent is advised by a Majority in Interest of the Lenders of any Class that the applicable Adjusted Daily Simple RFR, Daily Simple RFR or EURIBOR Market Index Rate for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing, LIBOR Market Rate Borrowing or BA Equivalent Borrowing, as applicable, shall be ineffective and any such Eurocurrency Borrowing, LIBOR Market Rate Borrowing or BA Equivalent Borrowing, as applicable, shall be repaid on the last day of the then current Interest Period applicable thereto, (B) any Eurocurrency Borrowing by a Foreign Subsidiary Borrower or BA Equivalent Borrowing by a Canadian Borrower, as applicable, that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, (C) any outstanding affected RFR Loans or EURIBOR Market Rate Loans, at the Borrower’s election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of the applicable Foreign Currency) immediately or (y) be prepaid in full immediately, and (D) if any Borrowing Request by the Company requests a Eurocurrency Borrowing or a LIBOR Market Rate Borrowing in Dollars or a BA Equivalent Borrowing, as applicable, such Borrowing shall be made as an ABR Borrowing or a Canadian Base Rate Borrowing, as applicable (and if any Borrowing Request requests a Eurocurrency Revolving Borrowing or RFR Borrowing by a Foreign Subsidiary Borrower or or any Borrowing Request or request for a Swingline Loan requests a Loan denominated in a Foreign Currency (other than Canadian Dollars), such Borrowing Request or request for a Swingline Loan, as applicable, shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b) If, after the date hereof, any Change in Law shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Eurocurrency Borrowing, RFR Borrowing, EURIBOR Market Rate Loan, LIBOR Market Rate Borrowing or a BA Equivalent Borrowing (any such Lender being referred to as an “Affected Lender”), then such Affected Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Company and the other Lenders. Commencing four (4) Business Days after receipt of such notice, the Company shall, upon demand from such Affected Lender (with a copy to the Administrative Agent) and subject to the following sentence, convert all affected Eurocurrency Borrowings, RFR Borrowings, EURIBOR Market Rate Borrowings, LIBOR Market Rate Borrowings or BA Equivalent Borrowings, as applicable, of such Affected Lender to ABR Borrowings or Canadian Base Rate Borrowings, either (x) in the case of any such Borrowing other than an RFR Borrowing or EURIBOR Market Rate Borrowing, on the last day of the Interest Period therefor, if such Affected Lender may lawfully continue to maintain such Eurocurrency Borrowing, LIBOR Market Rate Borrowing or BA Equivalent Borrowing, as applicable, to such day, or (y) immediately, if such Affected Lender may not lawfully continue to maintain such Loans or if such Loan is an RFR Loan or a EURIBOR Market Rate Loan. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Commencing four (4) Business Days after receipt of such notice and thereafter, until such Affected Lender notifies the Administrative Agent (who shall promptly notify the Company) that such circumstances no longer exist, (i) any obligation of such Affected Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Event or continue such affected Eurocurrency Borrowings, RFR Borrowings, EURIBOR Market Rate Borrowings, LIBOR Market Rate Borrowings or BA Equivalent Borrowings, as the case may be, or to convert ABR Borrowings or Canadian Base Rate Borrowings to such affected Eurocurrency Borrowings, LIBOR Market Rate Borrowings or BA Equivalent Borrowings, as the case may be, shall be suspended and (ii) if such notice asserts the illegality of such Affected Lender making or maintaining ABR Borrowings or Canadian Base Rate Borrowings, as the case may be, the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate or to the CDOR Rate component of the Canadian Prime Rate, as the case may be, the interest rate on which ABR Borrowings or Canadian Base Rate Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate or to the CDOR Rate component of the Canadian Prime Rate, as the case may be.
(c) Notwithstanding anything to the contrary in Section 2.14(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 2.14(a)(i) have arisen with respect to Eurocurrency Borrowings, RFR Borrowings, EURIBOR Market Rate Borrowings, LIBOR Market Rate Borrowings or BA Equivalent Borrowings, as the case may be, and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (with the consent of the Company and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 2.14(a)(i) ~~(with respect to Eurocurrency Borrowings)~~, (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Company that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Company, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14(c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 9.02), (x) the Administrative Agent and the Company may, without the consent of any Lender or any other Borrower, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 2.14(c) in accordance with the terms of this Section 2.14(c) and (y) such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, a written notice signed by Lenders constituting Required Lenders stating that such Lenders object to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lenders object). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).
SECTION 2.15. Increased Costs. (a)If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or other assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans, RFR Loans, EURIBOR Market Rate Loans or BA Loans made by such Lender or any Letter of Credit or participation therein; or
(iii) subject any Recipient to any Taxes or UK Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes, (C) Other Connection Taxes on gross or net income, profits or receipts (including value added or similar Taxes) and (D) UK Taxes consisting of a Tax Deduction required by law to be made by a Borrower or compensated for under any of the provisions of Section 2.17A));
and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Person hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered (such compensation to be requested in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Person then reasonably determines to be relevant).
(b) If any Lender or any Issuing Bank determines (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant) that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e) With respect to a Swiss Borrower, (i) the interest rates provided for in this Agreement are minimum interest rates, (ii) when entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Agreement is not and will not become subject to the Swiss Withholding Tax, (iii) notwithstanding that the parties do not anticipate that any payment of interest will be subject to the Swiss Withholding Tax, they agree that, in the event that the Swiss Withholding Tax should be imposed on interest payments, the payment of interest due by a Swiss Borrower shall be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to the respective Lender of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required, (iv) for this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount (for the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as at the Amendment No. 5 Effective Date, 35%) unless in relation to the relevant Lender based on an applicable double tax treaty (or based on Swiss domestic tax laws), the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to the respective Lender), and (v) such Swiss Borrower and each relevant Lender shall cooperate and use commercially reasonable efforts to provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the respective Lender to claim a refund of any Swiss Withholding

Tax so deducted. If and to the extent a Lender receives a refund of Swiss Withholding Tax, it shall forward such amount, after deduction of costs, to the applicable Swiss Borrower.
SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or BA Equivalent Loan (other than on the last day of an Interest Period applicable thereto) or any RFR Loan (other than on any Interest Payment Date applicable thereto) (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan or BA Equivalent Loan other than on the last day of the Interest Period applicable thereto (other than as a result of Section 2.14(b)), (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan, RFR Loan or BA Equivalent Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith, but excluding as a result of Section 2.14(b)) or (d) the assignment of any Eurocurrency Loan or BA Equivalent Loan (other than on the last day of the Interest Period applicable thereto) or any RFR Loan (other than on any Interest Payment Date therefor) as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, Adjusted Daily Simple RFR, Daily Simple RFR or BA Equivalent Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the ~~eurocurrency market or (with respect to BA Equivalent Loans) the Canadian bank~~applicable interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17. Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by applicable law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(b) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d) Indemnification by the Borrowers. The relevant Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the relevant Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of any Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C) in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS

Form W-8BEN-E, as applicable and (2) a certificate substantially in the relevant form of Exhibit G-1, G-2, G-3 or G-4, as applicable (a “U.S. Tax Certificate”), to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable such Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the Original Effective Date.
(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h) Defined Terms. For purposes of Section 2.17, the term “Lender” includes the Issuing Banks and the term “applicable law” includes FATCA.
(i) FATCA. For purposes of determining withholding Taxes imposed under the FATCA, from and after the November 14, 2014, the Company and the Administrative Agent shall treat (and the

Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 2.17A. UK Tax.
(a) Unless a contrary indication appears, in this Section 2.17A a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.
(b) A Borrower shall make all payments to be made by it under a Loan Document without any Tax Deduction, unless a Tax Deduction is required by law.
(c) A Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the relevant Borrower.
(d) If a Tax Deduction is required by law to be made by a Borrower under any Loan Document, the amount of the payment due from a Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(e) A Borrower is not required to make an increased payment to a Lender under clause (d) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:
(i) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority; or
(ii) the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(b) of the definition of Qualifying Lender and:
(A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to that payment and that Lender has received from a Borrower a certified copy of that Direction; and
(B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(iii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:
(A) the relevant Lender has not given a Tax Confirmation to the Company; and
(B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or
(iv) the relevant Lender is a Treaty Lender and a Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (h) below.

(f) If a Borrower is required to make a Tax Deduction, such Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(g) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, a Borrower shall deliver to the Administrative Agent for the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(h) (i) Subject to paragraph (ii) below, a Treaty Lender and a Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.
(ii) Nothing in paragraph (i) above shall require a Treaty Lender to:
(A) register under the HMRC DT Treaty Passport scheme;
(B) apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or
(C) file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (i) below and the Borrower making that payment has not complied with its obligations under paragraph (j) below.
(i) A Treaty Lender which holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall provide an indication to that effect by notifying the Borrower of its scheme reference number and its jurisdiction of tax residence (and, in the case of a Treaty Lender that is a party to this Agreement on the Restatement Effective Date, it may provide such notification by including such details on its signature page to the Amendment and Restatement Agreement.
(j) Where a Lender includes the indication described in paragraph (i) above the relevant Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs, within 30 days of the date such Lender becomes a Lender under this Agreement or, within 30 days of the date such Borrower becomes a Borrower under this Agreement (as the case may be), and shall promptly provide the Lender with a copy of that filing.
(k) A Borrower shall (within 3 Business Days of demand by the Administrative Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of UK Tax by that Protected Party in respect of any Loan Document.
(l) Clause (k) above shall not apply with respect to any UK Tax assessed on a Protected Party:
(i) under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes; or
(ii) under the law of the jurisdiction in which that Protected Party’s facility office is located in respect of amounts received or receivable in that jurisdiction, if that UK Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party.

(m) Furthermore, clause (k) above shall not apply to the extent a loss, liability or cost:
(i) is compensated for by an increased payment under clause (d) above; or
(ii) would have been compensated for by an increased payment under clause (d) above but was not so compensated solely because one of the exclusions in clause (e) applied.
(n) A Protected Party making, or intending to make a claim under clause (k) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrower.
(o) A Protected Party shall, on receiving a payment from a Borrower under clause (i) above, notify the Administrative Agent.
(p) If a Borrower makes a Tax Payment and the relevant Lender determines that:
(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and
(ii) that Lender has obtained, utilized and retained that Tax Credit, the relevant Lender shall pay an amount to that Borrower which that Lender determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been made by that Borrower.
(q) A Borrower shall pay and, within three (3) Business Days of demand, indemnify each Credit Party against any cost, loss or liability that Credit Party incurs in relation to all stamp duty, registration and other similar UK Taxes payable in respect of any Loan Document (excluding, for the avoidance of doubt, any such UK Tax arising in connection with an assignment or transfer by that Credit Party of its rights under any Loan Document).
This Section 2.17A shall be deemed to constitute an integral part of Section 2.17.
SECTION 2.17B. VAT.
(a) All amounts set out, or expressed to be payable under a Loan Document by any party to a Credit Party which (in whole or part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (b) below, if VAT is or becomes chargeable on any supply made by any Credit Party to any party under a Loan Document and such Credit Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Credit Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such VAT (and such Credit Party shall promptly provide an appropriate VAT invoice to such party).
(b) If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.
(c) Where a Loan Document requires any party to reimburse a Credit Party for any costs or expenses, that party shall also at the same time pay and indemnify the Credit Party against all VAT incurred by the Credit Party in respect of the costs or expenses to the extent that the Credit Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.
(d) Any reference in this Section 2.17B to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member or “parent” of such group at such time (the term “representative member” and “parent” to have the same meaning as in the relevant legislation of any jurisdiction having implemented Council Directive 2006/112/EC on the common system of value added tax.
(e) In relation to any supply made by a Credit Party under a Loan Document if reasonably requested by such Credit Party, the party receiving the supply must promptly provide such Credit Party with details of that party’s VAT registration and such other information is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply.
This Section 2.17B shall be deemed to constitute an integral part of Section 2.17.
SECTION 2.17C. Certain Swiss Tax Matters.
(a) A payment to a specific Lender shall not be increased under Section 2.17 or under Section 2.15(e), if on the date on which the payment falls due the payment could have been made to the relevant Lender without a deduction of Swiss Withholding Tax if the Swiss Non-Bank Rules would not have been violated if:
(i) such Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority); or
(ii) such Lender had complied with its obligations in accordance with Section 9.04(b)(ii)(G); or
(iii) such Lender, in relation to which a Swiss Borrower makes the payment, became a Lender as a result of such breach of Section 9.04(b)(ii)(G);
(iv) the representations of the Lenders included in this Section 2.17C would be accurate; or
(v) in case the Lenders have been indemnified under another provision of this Agreement.
(b) Each Swiss Borrower represents to the Lenders on the Amendment No. 5 Effective Date that it is compliant with the Swiss Non-Bank Rules; it being understood that for the purpose of this representation, each Swiss Borrower has assumed that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders).
(c) Each Swiss Borrower undertakes to the Lenders that it shall be compliant with the Swiss Non-Bank Rules; it being understood that each Swiss Borrower shall assume that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders).
(d) Each Lender confirms on the Amendment No. 5 Effective Date that it is a Qualifying Bank and it did not enter into any arrangement with another Person which is a Non-Qualifying Bank under which such Lender substantially transferred its exposure under this Agreement to a Participant unless under such arrangement and at all times while such arrangement is in effect (i) the relationship between such Lender and the applicable Participant is that of a debtor and creditor (including in the bankruptcy or similar event of such Lender or any Borrower), (ii) the applicable Participant has no proprietary interest in the benefit of this Agreement or in any monies received by such Lender under or in relation to this Agreement and (iii) the applicable Participant will under no circumstances (x) be subrogated to, or substituted in respect of, such Lender’s claims under this Agreement or (y) have otherwise any contractual relationship with, or rights against, any Borrower under, or in relation to, this Agreement.
(e) Any Lender which becomes a party to this Agreement in accordance with Section 2.20 or Section 9.04 after the date of Amendment No. 5 Effective Date represents and warrants in its applicable Augmentation Lender Supplement in the form of Exhibit D or in its applicable Assignment and Assumption, as the case may be, which it executes on becoming a Lender, that it is (i) a Qualifying Bank or (ii) a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules and that each Swiss Borrower has confirmed that by becoming a Lender the Swiss Non-Bank Rules will still be complied with, unless an Event of Default has occurred and is continuing. If such Lender fails to indicate its status in accordance with this paragraph such Lender shall be treated for the purposes of this Agreement as if it is a Non-Qualifying Bank.
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16, 2.17, 2.17A or 2.17B, or otherwise) prior to (i) in the case of payments denominated in Dollars by the Company, 12:00 noon, New York City time, (ii) in the case of payments denominated in Canadian Dollars, 12:00 noon, Eastern time, in the city of the Administrative Agent’s Applicable Payment Office for Canadian Dollars and (iii) in the case of payments denominated in a Foreign Currency (other than Canadian Dollars) or by a Foreign Subsidiary Borrower, 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency or to a Foreign Subsidiary Borrower, the Administrative Agent’s Applicable Payment Office for such currency, except payments to be made directly to the Issuing Banks or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, 2.17A, 2.17B and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
(b) Any proceeds of Collateral, or any other proceeds of any payment by any Borrower or any other Loan Party, received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and any Issuing Bank from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan, LIBOR Market Rate Loan or BA Equivalent Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan, LIBOR Market Rate Loan or BA Equivalent Loan, as applicable or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class or Canadian Base Rate Loan, as applicable, and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable by a Borrower under the Loan Documents, may be paid from the proceeds of Borrowings made by such Borrower hereunder whether made following a request by such Borrower (or the Company on behalf of such Borrower) pursuant to Section 2.03 or a deemed request by such Borrower as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing by such Borrower for the purpose of paying each payment of principal, interest and fees owed by such Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) of such Borrower and that all such Borrowings by such Borrower shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees owed by such Borrower as it becomes due hereunder or any other amount due under the Loan Documents.
(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).
(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, 2.17A or 2.17B, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17, 2.17A or 2.17B, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, 2.17A or 2.17B, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender shall deliver notice to the Administrative Agent pursuant to Section 2.24(b)(i) that it shall be unlawful for such Lender to perform its obligations hereunder or to fund or maintain any participation or any Loan to any Foreign Subsidiary Borrower or Eligible Foreign Subsidiary, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, 2.17A or 2.17B, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20. Expansion Option. The Borrowers may from time to time (other than during the Covenant Relief Period) elect to increase (an “Incremental Increase”) the total Dollar Tranche Commitments or the total Multicurrency Tranche Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans (other than the Incremental US Term Loans) plus the aggregate principal amount of all Incremental Equivalent Debt incurred on or prior to such date does not exceed the Incremental Amount then in effect. The Borrowers may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity that constitutes a Qualifying Bank, an “Augmenting Lender”), other than an Ineligible Institution, to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or extend Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company, the Administrative Agent, the Issuing Banks (in the case of an increase in the Revolving Commitments) and the Swingline Lender (in the case of an increase in the Revolving Commitments), (ii) no Augmenting Lender shall be the Company or any Subsidiary or Affiliate of the Company and (iii) (x) in the case of an Increasing Lender, the applicable Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the applicable Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the applicable Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company; provided, however that in the case of any Incremental Increase the proceeds of which are to be used to finance a substantially concurrent Permitted Acquisition that is not conditioned upon the availability of, or obtaining, third-party financing (any such Permitted Acquisition being a “Limited Conditionality Acquisition”), to the extent agreed by the Lenders providing such Incremental Increase, (1) the representations and warranties the accuracy of which are a condition to the availability of such Incremental Increase shall be limited to customary “SunGuard” or other applicable “certain funds” conditionality provisions and (2) the condition to availability of such Incremental Increase requiring that no Default or Event of Default shall have occurred and be continuing shall be limited to (I) at the time of the execution and delivery of the definitive agreement for such Limited Conditionality Acquisition no Event of Default shall have occurred and be continuing or shall occur as a result thereof and (II) no Event of Default under clauses (a) or (f) of Article VII shall exist immediately prior to or after giving effect to such Incremental Increase (which Event of Default under this clause (II), for the avoidance of doubt, cannot be waived without the written consent of the Required Lenders); and (B) the Company shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.18; provided that in the case of any Incremental Increase the proceeds of which are to be used to finance a Limited Conditionality Acquisition, to the extent agreed by the Lenders providing such Incremental Increase, there shall be no condition to the availability of the Incremental Increase related to the financial covenants contained in Section 6.18 (other than, to the extent applicable, the incurrence test with respect thereto contained in the definition of Incremental Amount); and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Original Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments of any Class or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders of such Class, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of such Class of all the Lenders to equal its Dollar Tranche Percentage or Multicurrency Tranche Percentage, as applicable, of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans of such Class as of the date of any increase in the Revolving Commitments of such Class (with such reborrowing to consist of the Types of Revolving Loans of such Class, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable

Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan and BA Equivalent Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the Term Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the Revolving Commitments or Incremental Term Loans pursuant to this Section 2.20, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act. For the avoidance of doubt, in no event shall this Section 2.20 be available to the Borrowers during the Covenant Relief Period.
SECTION 2.21. Incremental Equivalent Debt. The Borrowers may, upon thirty (30) days’ prior written notice to the Administrative Agent, at any time after the Amendment No. 2 Effective Date, issue, incur or otherwise obtain Indebtedness in respect of one or more series of senior or subordinated notes or term loans (which may be unsecured or secured on a junior lien basis or a pari passu basis with the Secured Obligations), and, in the case of notes, issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, in each case, that are issued or made in lieu of an Incremental Increase and/or Incremental Term Loans (any such Indebtedness, “Incremental Equivalent Debt”); provided that (a) after giving effect (including on a Pro Forma Basis) to both (x) the issuance or incurrence of such Incremental Equivalent Debt (assuming a borrowing of the maximum credit thereunder and without netting the proceeds of such Incremental Equivalent Debt) and (y) the transactions consummated in connection therewith, (i) the aggregate amount of all Incremental Increases, Incremental Term Loans and Incremental Equivalent Debt incurred on or prior to such date does not exceed the Incremental Amount then in effect, (ii) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence and (iii) the Company shall be in compliance with the covenants contained in Section 6.18 and (b) such Incremental Equivalent Debt shall satisfy the Permitted Other Debt Conditions.
SECTION 2.22. Interest Act (Canada), Etc. (a) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by any Canadian Borrower or any Subsidiary Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
(b) If any provision of this Agreement would oblige any Canadian Borrower or any Subsidiary Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code

(Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:
(i)    first, by reducing the amount or rate of interest; and
(ii)    thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).
SECTION 2.23. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, nonappealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.
SECTION 2.24. Designation of Subsidiary Borrowers. (a) Subject to Section 2.24(b), the Company may at any time and from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) designate any Domestic Subsidiary and any Eligible Foreign Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, (i) no Subsidiary may become a Subsidiary Borrower at any time such Subsidiary constitutes an Excluded Acquired Subsidiary and (ii) no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Notwithstanding anything herein to the contrary, no Foreign Subsidiary Borrower shall be liable for any Loan, or shall grant any Lien securing any Loan or have its Equity Interests pledged to secure any Loan, not made directly to such Borrower to the extent it would make such a Foreign Subsidiary Borrower an Affected Foreign Subsidiary and no Subsidiary Guarantor shall be liable for any Loan, or shall grant any Lien securing any Loan or have its Equity Interests pledged to secure any Loan, made to a Borrower to the extent it would make such Subsidiary Guarantor an Affected Foreign Subsidiary.
(b) Notwithstanding anything to the contrary in this Agreement, if any Lender determines that, as a result of any applicable law, rule, regulation or treaty or any applicable request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental

Authority, it is or it becomes unlawful for such Lender to perform any of its obligations as contemplated by this Agreement with respect to any Foreign Subsidiary Borrower or any Eligible Foreign Subsidiary or for such Lender to fund or maintain any participation or any Loan to any Foreign Subsidiary Borrower or any Eligible Foreign Subsidiary:
(i) such Lender shall promptly notify the Administrative Agent upon becoming aware of such event;
(ii) (x) such Eligible Foreign Subsidiary shall not be permitted to become a Foreign Subsidiary Borrower and (y) the obligations of all Lenders to make, convert or continue any participations and Loans to such Foreign Subsidiary Borrower shall be suspended, as the case may be, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist; and
(iii) the Borrowers shall repay any outstanding participations or Loans made to such Foreign Subsidiary Borrower on the last day of the Interest Period for each Loan occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).
SECTION 2.25. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Majority in Interest of the Revolving Lenders or the Majority in Interest of the Term Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i) so long as at the time of such reallocation (x) no Default has occurred and is continuing and (y) the conditions set forth in Section 4.02 are satisfied: all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Multicurrency Tranche Lenders in accordance with their respective Multicurrency Tranche Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Multicurrency Tranche Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Multicurrency Tranche Lenders’ Multicurrency Tranche Commitments and (B) each non-Defaulting Lender’s Multicurrency Tranche Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Multicurrency Tranche Commitment; and all or any part of the Dollar Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Dollar Tranche Lenders in accordance with their respective Dollar Tranche Percentages but only to the extent (C) the sum of all non-Defaulting Lenders’ Dollar Tranche Revolving Credit Exposures plus such Defaulting Lender’s Dollar Tranche LC Tranche Exposure does not exceed the total of all non-Defaulting Dollar Tranche Lenders’ Dollar Tranche Commitments and (D) each non-Defaulting Lender’s Dollar Tranche Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Dollar Tranche Commitment; and all or any part of the Multicurrency Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Multicurrency Tranche Lenders in accordance with their respective Multicurrency Tranche Percentages but only to the extent (E) the sum of all non-Defaulting Lenders’ Multicurrency Tranche Revolving Credit Exposures plus such Defaulting

Lender’s Multicurrency Tranche LC Tranche Exposure does not exceed the total of all non-Defaulting Multicurrency Tranche Lenders’ Multicurrency Tranche Commitments and (F) each non-Defaulting Lender’s Multicurrency Tranche Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Multicurrency Tranche Commitment;
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the nonDefaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.25(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.25(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the Original Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the applicable Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Dollar Tranche Revolving Loans and/or Multicurrency Tranche Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties
Each Borrower represents and warrants to the Lenders that:
SECTION 3.01. Financial Condition. The (a) audited consolidated balance sheets of the Company as of December 31, 2012, December 31, 2013 and December 31, 2014, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, and (b) consolidated balance sheets of the Company as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2015, and the related consolidated statements of income and of cash flows for such dates, in each case, present fairly the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended. All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (a) above. As of the Restatement Effective Date, the Company and its Subsidiaries do not have outstanding any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected on its most recent financial statements referred to in this paragraph, other than those items in the ordinary course of business that are not reflected or disclosed in the most recent financial statements referred to in this paragraph. During the period from December 31, 2014 to and including the Restatement Effective Date, there has been no Disposition by the Company or any of its Subsidiaries of any material part of its business or Property.
SECTION 3.02. No Change. Since December 31, 2014, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 3.03. Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing (or the equivalent in the applicable jurisdiction) under the laws of the jurisdiction of its organization, (b) has the corporate, company or partnership power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, company or partnership and in good standing (or the equivalent in the applicable jurisdiction) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing (or the equivalent in the applicable jurisdiction) could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower organized under the laws of any member of the European Union represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Regulation) is in its jurisdiction of incorporation.
SECTION 3.04. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate, company or partnership power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate, company or partnership or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) such consents, authorizations, filings and notices as shall have been obtained or made and are in full force and effect, (ii) routine filings to be made after the Restatement Effective Date in the ordinary course of business (e.g., good standing filings), (iii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto and (iv) in the case of a UK Relevant Entity, any registrations that may be required under Section 860 Companies Act 2006 (which registrations shall be carried out by the Administrative Agent or its counsel). This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
SECTION 3.05. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Collateral Documents). Except as reflected in the risk factors section of the Company’s most recent 10-K filed with the SEC prior to the Restatement Effective Date, no Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.
SECTION 3.06. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
SECTION 3.07. No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
SECTION 3.08. Ownership of Property; Liens. Except as disclosed on Schedule 3.08, each of the Company and its Subsidiaries is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description or to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.
SECTION 3.09. Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted without conflict in any material respect with the rights of any other Person. Except as set forth on Schedule 3.09, no material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Borrower know of any valid basis for any such claim. Except as set forth on Schedule 3.09, the use of Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person in any material respect.
SECTION 3.10. Taxes.
(a) The Company and each of its Subsidiaries has filed or caused to be filed all Federal, state, provincial and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than (i) the amounts or the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be or (ii) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect); and, to the knowledge of any Borrower, no tax Lien has been filed and no claim for overdue amounts is being asserted, with respect to any such tax, fee or other charge. No Loan Party and no Subsidiary thereof (i) intends to treat the Loans or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4) or (ii) is aware of any facts or events that would result in such treatment.
(b) Each Swiss Borrower represents to the Lenders that it is compliant with the Swiss Non-Bank Rules (it being understood that, for the purpose of this representation, each Swiss Borrower has assumed that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders)). This representation shall not be breached if the number of Lenders being Non-Qualifying Banks under the Swiss Non-Bank Rules is exceeded solely as a result of:
(i) a Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank as a result of any reason attributable to such Lender or as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority);
(ii) any non-compliance by a Lender with its obligations in accordance with Section 9.04(b)(ii)(G);
(iii) a Lender making a misrepresentation as to its status as a Qualifying Bank; or
(iv) any transfer to new Lenders which are Non- Qualifying Banks after the occurrence of an Event of Default.
SECTION 3.11. Federal Regulations. No part of the proceeds of any Loans or Letter of Credit will be used for, and no Borrower nor any of its Subsidiaries is engaged principally, or as one of its activities, in the business of extending credit for the purposes of, “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U. The value of the margin stock (within the meaning of Regulation U) owned by the Company and its Subsidiaries at any time the extensions of credit hereunder constitute “purpose” credit (within the meaning of Regulation U) does not exceed 25% of the value of the assets of the Company and its Subsidiaries taken as a whole.
SECTION 3.12. Labor Matters. There (i) is no unfair labor practice complaint pending against the Company or any of its Subsidiaries, or to the knowledge of the Company or any of its Subsidiaries, threatened against them before the National Labor Relations Board or any labor relations board or tribunal of any other jurisdiction, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, threatened against any of them; (ii) are no union organizing activities, and no union representation question exists or, to the knowledge of the Company or any of its Subsidiaries, is threatened with respect to the employees of the Company or any of its Subsidiaries; (iii) are no equal opportunity charges or other claims pending, or to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the employees of the Company or any of its Subsidiaries; and (iv) are no strikes, stoppages or slowdowns or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of any Borrower, threatened that, in the case of clauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.
SECTION 3.13. ERISA.
(a) Except as set forth on Schedule 3.13, neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) in an aggregate amount in excess of $75,000,000 has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied and has been administered in compliance, in all material respects, with its terms and the applicable provisions of ERISA and the Code. All contributions required to be made with respect to each Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the Restatement Effective Date or accrued in the accounting records of the Company and its Subsidiaries. Except as set forth on Schedule 3.13, and except for terminations that do not result in a liability to the Company and its Subsidiaries in an aggregate amount in excess of $75,000,000, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth on Schedule 3.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Except as set forth on Schedule 3.13, none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and none of the Company, any of its Subsidiaries or any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company, any of its Subsidiaries or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Except as set forth on Schedule 3.13, neither the Company nor its Subsidiaries maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect on the ability of the Borrowers to perform their obligations under this Agreement.
(b) Except as set forth on Schedule 3.13, each Non-US Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Non-US Plan, none of the Company, its Affiliates or any of their directors, officers, employees or agents has engaged in a transaction, or other act or omission (including entering into this Agreement and any act done or to be done in connection with this Agreement), that has subjected, or could reasonably be expected to subject, the Company or any of its Subsidiaries, directly or indirectly, to any penalty (including any tax or civil penalty), fine, claim or other liability (including any liability under a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or any liability or amount payable under section 75 or 75A of the United Kingdom Pensions Act 1995), that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and there are no facts or circumstances which may give rise to any such penalty, fine, claim, or other liability. With respect to each Non-US Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-US Plan is maintained. The aggregate unfunded liabilities, with respect to such Non-US Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Company or any of its Affiliates with respect to any Non-US Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 3.14. Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.
SECTION 3.15. Subsidiaries.
(a) The Subsidiaries listed on Schedule 3.15 constitute all the Subsidiaries of the Company as of the Restatement Effective Date. Schedule 3.15 sets forth as of the Restatement Effective Date, the exact legal name (as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of the Company (and, in the case of each Canadian Subsidiary, the address of its place of business, the address of its chief executive office, if there is more than one place of business, and the address where its books and records are located) and, as to each such

Subsidiary, the percentage and number of each class of Capital Stock owned by each Loan Party and its Subsidiaries.
(b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to current and former employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as disclosed on Schedule 3.15.
(c) Each Subsidiary organized under the laws of any member of the European Union shall cause its registered office and centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated solely in its jurisdiction of incorporation.
SECTION 3.16. Use of Proceeds. The proceeds of the Loans (other than the Initial Term Loans) shall be used for general corporate purposes of the Company and its Subsidiaries in the ordinary course of business (including to finance Permitted Acquisitions and Capital Expenditures). For the avoidance of doubt, no proceeds of any Loan made available to any Swiss Borrower shall be used for purposes of executing transactions in financial instruments as defined in and pursuant to the Swiss Federal Act on Financial Services of 15 June 2018 (Finanzdienstleistungsgesetz) if executing such transactions would result in any Lender providing a financial service as defined in and pursuant to the Swiss Federal Act on Financial Services of 15 June 2018 (Finanzdienstleistungsgesetz). The proceeds of the Initial Term Loans shall be used as provided in the Existing Credit Agreement.
SECTION 3.17. Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a) The Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.
(b) Hazardous Materials are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Company or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Company or any of its Subsidiaries, or (ii) interfere with the Company’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries.
(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of any Borrower or any of their respective Subsidiaries will be, named as a party that is pending or, to the knowledge of any Borrower or any of their respective Subsidiaries, threatened.
(d) Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Hazardous Materials.
(e) Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.
(f) Neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Material.
SECTION 3.18. Accuracy of Information, Etc.
(a) No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent, the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (other than the projections and information described in the immediately succeeding sentence), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which made or furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made. The projections do not include the effect of acquisitions by the Company after the date of such projections although acquisitions are likely to occur. The Lenders acknowledge that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
(b) As of the Amendment No. 3 Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.
SECTION 3.19. Collateral Documents. During a Collateral Period, the Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the appropriate offices of the jurisdiction in which the Loan Parties are formed (which financing statements may be filed by the Administrative Agent) at any time and such other filings or actions as are specified in the Guarantee and Collateral Agreement have been completed (all of which filings may be filed by the Administrative Agent) at any time, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral and the proceeds and products thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (except Permitted Liens). On or prior to the Original Effective Date, the Company will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC or PPSA termination or discharge statements, signed by the relevant secured party, in respect of each such UCC or PPSA Financing Statement.
SECTION 3.20. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and assuming all intercompany debt is an equity contribution, will be and will continue to be, Solvent.
SECTION 3.21. Insurance. Each of the Company and its Subsidiaries is insured, in accordance with Section 5.3 of the Guarantee and Collateral Agreement, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, including, without limitation, the amount of product liability insurance as of the Restatement Effective Date as set forth in Schedule 3.21; and neither the Company nor any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.22. Patriot Act, Sanctions, Etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of (a) the Company, any Subsidiary or any of their respective directors, officers, employees or affiliates, or (b) to the knowledge of the Company, any agent or representative of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws.
SECTION 3.23. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION 3.24. Jersey Incorporated Borrowers. Each Borrower incorporated in Jersey:
(a) has filed all returns, resolutions and documents required by any legislation to be filed by it with the Jersey Registrar of Companies or the Jersey Financial Services Commission and such returns, resolutions and documents have been duly prepared, kept and filed (within all applicable time limits) and are correct;
(b) is not a “financial services company” or a “utility company” (as respectively defined in the Income Tax (Jersey) Law 1961);
(c) is exempt from the duty to hold a business licence under the Control of Housing and Work (Jersey) Law 2012;
(d) does not conduct any unauthorised “financial services business” (as defined in the Financial Services (Jersey) Law 1998); and
(e) is and will remain an “international services entity” (within the meaning of the Goods and Services Tax (Jersey) Law 2007).
SECTION 3.25. Subsidiary Borrowers. Each of the Company and each Subsidiary Borrower represents and warrants that:
(a) the representations and warranties of the Company and each Subsidiary Borrower in the Credit Agreement relating to each Subsidiary Borrower and this Agreement are true and correct on and as of the date hereof, other than representations given as of a particular date, in which case they are true and correct as of that date;
(b) such Subsidiary Borrower is subject to civil and commercial Requirements of Law with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Subsidiary Borrower, the “Applicable Subsidiary Borrower Documents”), and the execution, delivery and performance by such Subsidiary Borrower of the Applicable Subsidiary Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts;

(c) neither such Subsidiary Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary Borrower is organized and existing in respect of its obligations under the Applicable Subsidiary Borrower Documents;
(d) the Applicable Subsidiary Borrower Documents are in proper legal form under the Requirements of Law of the jurisdiction in which such Subsidiary Borrower is organized and existing for the enforcement thereof against such Subsidiary Borrower under the Requirements of Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Borrower Documents;
(e) it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Borrower Documents that the Applicable Subsidiary Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Subsidiary Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Subsidiary Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid;
(f) there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Subsidiary Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Subsidiary Borrower Documents or (ii) on any payment to be made by such Subsidiary Borrower pursuant to the Applicable Subsidiary Borrower Documents, except as has been disclosed to the Administrative Agent; and
(g) the execution, delivery and performance of the Applicable Subsidiary Borrower Documents executed by such Subsidiary Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (x) such as have been made or obtained or (y) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
ARTICLE IV

Conditions
SECTION 4.01. Restatement Effective Date. The effectiveness of the amendment and restatement of the Existing Credit Agreement in the form of this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 4 of the Amendment and Restatement Agreement.
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.24 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:
(a) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary (or other persons authorized to represent such Subsidiary), of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the equivalent in the applicable jurisdiction) of such Subsidiary;
(b) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary (or other persons authorized to represent such Subsidiary), which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;
(c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;
(d) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent; and
(e) Such other information as shall be necessary for the Administrative Agent and the Lenders to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements. The Company will furnish to the Administrative Agent and each Lender:
(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Company and its Subsidiaries during such period (subject to normal year end audit adjustments);
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
SECTION 5.02. Certificates; Other Information. The Company will furnish to the Administrative Agent and each Lender, or, in the case of clause (g), to the relevant Lender:
(a) [reserved];
(b) concurrently with the delivery of any financial statements pursuant to Section 5.01, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate setting forth (I) all information and calculations necessary for determining compliance by the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be and (II) the Senior Secured Leverage Ratio, the Net Leverage Ratio and Interest Coverage Ratio as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent, in writing, a listing of (I) any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof within the United States, Canada or otherwise where any Loan Party keeps inventory or equipment and (II) any material Intellectual Property owned by any Loan Party (or, in the case of the first such list so delivered, since the Original Effective Date) and (z) any UCC or PPSA financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;
(c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Company, a consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;
(d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the governing documents of any Loan Party;
(e) within five days after the same are sent, copies of all financial statements and reports that the Company or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company or any of its Subsidiaries may make to, or file with, the SEC;

(f) as soon as possible and in any event within 3 Business Days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, could reasonably be expected to result in the payment by the Company or any of its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by the Company or condition approval of any such material Permit on terms and conditions that are materially burdensome to the Company or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person;
(g) as soon as possible and in any event within 3 Business Days of obtaining knowledge thereof: (i) issuance by the United Kingdom Pensions Regulator of a financial support direction or a contribution notice (as those terms are defined in the United Kingdom Pensions Act 2004) in relation to any Non-US Plan, (ii) any amount is due to any Non-US Plan pursuant to Section 75 or 75A of the United Kingdom Pensions Act 1995 and/or (iii) an amount becomes payable under section 75 or 75A of the United Kingdom Pensions Act 1995, in each case describing such matter or event and the action which the Company proposes to take with respect thereto;
(h) (i) promptly after any such occurrence, notice of any change in the information provided in any previously delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (ii) promptly upon the reasonable request of the Administrative Agent or any Lender, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation; and
(i) promptly, such additional financial and other information as any Lender may from time to time reasonably request, including, without limitation, any additional information relating to Intellectual Property.
Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on Syndtrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
SECTION 5.03. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and, in the case of monetary obligations, reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.
SECTION 5.04. Conduct of Business and Maintenance of Existence, Etc. Except as permitted in Section 6.03, the Company will, and will cause each of its Subsidiaries to, (a) (i) preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.04 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a

Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures which it reasonably believes are adequate (and otherwise comply in all material respects with applicable law) to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.05. Maintenance of Property; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies (which may include a Captive Insurance Subsidiary) insurance on all its Property meeting the requirements of Section 5.3 of the Guarantee and Collateral Agreement and in such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
SECTION 5.06. Inspection of Property; Books and Records; Discussions. The Company will, and will cause each of its Subsidiaries to, (a) keep proper books of records and account in conformity with GAAP and, in all material respects, all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable notice and during normal business hours permit representatives of the Administrative Agent (and, if an Event of Default Exists, any Lender) to visit and inspect any of its properties and examine and, at the Company’s expense, make copies of any of its books and records and to discuss the business, operations, properties and financial and other condition of the Company’s and its Subsidiaries with officers and employees of the Company’s and its Subsidiaries and with their respective independent certified public accountants; provided that, unless a Default or Event of Default exists, no more than one such visit and inspection shall be requested by the Administrative Agent in any fiscal year of the Company.
SECTION 5.07. Notices. The Company will promptly give notice to the Administrative Agent and each Lender of:
(a) the occurrence of any Default or Event of Default;
(b) any (i) default or event of default (or alleged default) under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(c) any litigation or proceeding affecting the Company or any of its Subsidiaries which could reasonably be expected to result in a judgment in excess of $25,000,000 (excluding amounts covered by insurance as to which the relevant insurance company has been notified and not denied coverage);
(d) other than the events set forth on Schedule 3.13, the following events to the extent the same could reasonably be expected to cause a Material Adverse Effect, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event or an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, a failure to make any required contribution to a Plan or a Non-US Plan, including but not limited to any failure to pay an amount the nonpayment of which would give rise to a Lien under ERISA, the Code, the PBA, or any other applicable employee benefit plan law or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC, FSCO, the Company, any of its Subsidiaries, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Non-US Plan, (iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) exceeds the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount, (iv) the taking of any action with respect to Plan or Non-US Plan which could result in the requirement that the Company, any of its Subsidiaries or any Commonly Controlled Entity furnish a bond or other security to the PBGC or FSCO, (v) that the Company or its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the Restatement Effective Date or (vi) the occurrence of any other event with respect to a Plan or a Non-US Plan which could result in the incurrence by the Company, any of its Subsidiaries or any Commonly Controlled Entity of any material liability, fine or penalty; and
(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.
SECTION 5.08. Environmental Laws. (a) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
(b) The Company will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
SECTION 5.09. Additional Collateral, etc. (a) Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the Company ending after the acquisition of any Property, the Company will, and will cause each of its Subsidiaries (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary and any Captive Insurance Subsidiary) to, during a Collateral Period, with respect to any Property of any Loan Party (other than (x) any Excluded Property, (y) any Property described in paragraphs (b) or (c) of this Section, and (z) any Property subject to a Lien expressly permitted by Section 6.02(g)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of UCC and PPSA financing statements (or similar filings), as applicable, in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
(b) Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the Company ending after the acquisition or creation of any new Domestic Subsidiary, or the designation of any Domestic Subsidiary as a Subsidiary Guarantor pursuant to Section 5.09(g)(vi), the Company will, and will cause each of its Subsidiaries (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary and any Captive Insurance Subsidiary) to, with respect to any such designated Domestic Subsidiary or any such new Domestic Subsidiary (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary and any Captive Insurance Subsidiary) created or acquired after the Original Effective Date by any Loan Party, (i) during a Collateral Period, execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Subsidiary (other than Excluded Property) that is owned by any Loan Party, (ii) during a Collateral Period, deliver to the Administrative Agent the certificates representing such Capital Stock (other than Excluded Property), together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) during a Collateral Period, to take such actions necessary or advisable to grant to the

Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary (including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices or the Canadian Intellectual Property Office), the execution and delivery by all necessary persons of control agreements, and the filing of UCC or PPSA financing statements (or similar filings), as applicable, in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(c) Concurrently with or prior to any delivery of a Compliance Certificate pursuant to Section 5.02(b) in respect of the first full fiscal quarter of the Company ending after the acquisition or creation of any new Foreign Subsidiary, or the designation of any Foreign Subsidiary as a Subsidiary Guarantor pursuant to Section 5.09(g)(vi), the Company will, and will cause each of its Subsidiaries (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary and any Captive Insurance Subsidiary) to, with respect to any such designated Foreign Subsidiary or any such new Foreign Subsidiary (other than any Receivables Entity and any Excluded Acquired Subsidiary and any Excluded Non-Wholly Owned Subsidiary and any Captive Insurance Subsidiary) created or acquired after the Original Effective Date by any Loan Party, (i) during a Collateral Period, execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Applicable Pledge Percentage of the Capital Stock of such Subsidiary (other than Excluded Property) that is owned by any Loan Party, (ii) during a Collateral Period, deliver to the Administrative Agent the certificates representing such Capital Stock (other than Excluded Property) that has been pledged, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of such Loan Party and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, (iii) if the Company designates such Foreign Subsidiary as a Subsidiary Guarantor, cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) during a Collateral Period, to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary (including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices and the Canadian Intellectual Property Office, if applicable), the execution and delivery by all necessary persons of control agreements, and the filing of UCC and PPSA financing statements (or similar filings) in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided that a Foreign Subsidiary that becomes a Subsidiary Guarantor may elect to guarantee, or to grant a security interest in its Collateral to secure, only certain Loans and Obligations (or none at all) if such limitation will avoid, and not otherwise have, an adverse tax impact on the Company and its Subsidiaries.
(d) Notwithstanding anything to the contrary in this Section 5.09, this Section 5.09 shall not apply to any Property or Subsidiary, as applicable, as to which the Administrative Agent has determined in its sole discretion (in consultation with the Company) that the collateral or guaranty value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein or guaranty thereof, as the case may be.
(e) The Borrowers shall cause each Canadian Subsidiary of the Company party to any Canadian Intercompany Collateral Agreement (in its capacity as a secured party thereunder) to take such actions, or refrain from taking such actions, as the Administrative Agent shall direct with respect to the “collateral” described in such Canadian Intercompany Collateral Agreement (including the taking of any enforcement action permitted to be taken by such Canadian Subsidiary thereunder), in any such case upon the occurrence of any Event of Default or any payment default with respect to any Indebtedness secured thereby. Notwithstanding anything to the contrary in this Agreement, the Company shall not, and shall not permit any Subsidiary to, (i) amend, restate, supplement or otherwise modify any Quebec Security Document in any way that is adverse to the interests of the Lenders or (ii) assign or transfer any rights or interests under or with respect to any Quebec Security Document without the prior written consent of the Administrative Agent.
(f) Upon the occurrence of a Collateral Release Date, and so long as no Default or Event of Default is then continuing, (i) any Liens granted to the Administrative Agent pursuant to this Agreement, the Guarantee and Collateral Agreement or any other Loan Documents (such clauses, collectively, the “Collateral Requirements”) which remain in effect at such time shall be promptly released by the Administrative Agent upon receipt by the Administrative Agent of written notice from the Company (and the Administrative Agent agrees to execute and deliver any documents or instruments reasonably requested by the Company and in form and substance reasonably satisfactory to the Administrative Agent to evidence the release of all Collateral, all at the expense of the Company) and (ii) the Collateral Requirements shall be suspended and of no effect unless and until a subsequent Collateral Trigger Date occurs following the occurrence of such Collateral Release Date, at which time the Collateral Requirements shall again become fully effective and binding upon the Company and the other Loan Parties in all respects, and the Company hereby acknowledges and agrees that it will, and will cause each other Loan Party to, re-grant the security interests in the Collateral pursuant to comparable Collateral Documents within 30 days of such Collateral Trigger Date (or such later date as may be agreed upon by the Administrative Agent), all in accordance with the Collateral Requirements.
(g) Notwithstanding any provision in this Section 5.09 to the contrary, (i) no Canadian Holding Company shall be required to become a Subsidiary Guarantor, (ii) no Receivables Entity shall be required to become a Subsidiary Guarantor, (iii) no UK Borrower shall be required to guarantee or be liable for any Loans other than the Loans of the UK Borrowers nor shall any UK Borrower or any UK Guarantor be required to pledge or grant a security interest on any of their assets to secure any Loans (other than the pledge or grant of a security interest by a UK Borrower or a UK Guarantor of its applicable Equity Interests in its subsidiaries), (iv) no Subsidiary shall be required to become a Subsidiary Guarantor at any time such Subsidiary constitutes an Excluded Acquired Subsidiary, (v) no Loan Party shall be required to pledge or grant a Lien upon any Excluded Property and (vi) the Company may, with respect to any non-Wholly Owned Subsidiary and upon written notice to the Administrative Agent, elect to exclude such non-Wholly Owned Subsidiary from the requirements of Section 5.09(b) or 5.09(c), as the case may be (any such excluded Subsidiary, an “Excluded Non-Wholly Owned Subsidiary”); provided that, if at any time (x) the aggregate amount of Consolidated EBITDA attributable to all Excluded Non-Wholly Owned Subsidiaries exceeds two and one half percent (2.5%) of Consolidated EBITDA (as of the end of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b)) or (y) the aggregate amount of Consolidated Total Assets attributable to all Excluded Non-Wholly Owned Subsidiaries exceeds $200,000,000 of Consolidated Total Assets (as of the end of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b)), then, in each case, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Excluded Non-Wholly Owned Subsidiaries (other than Receivables Entities and Excluded Acquired Subsidiaries) as Subsidiary Guarantors to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Subsidiary Guarantors and be subject to the requirements set forth in Section 5.09(b) or (c), as the case may be.
(h) Notwithstanding any contrary provision of any Loan Document, automatically upon consummation of the Mexican Reorganization, without any further action, (i) Lakefront Capital shall be released from its guaranty under the Guaranty and Collateral Agreement and (ii) the security interest of the Administrative Agent in the Equity Interests of Lakefront Capital shall be released; provided, however, that the Company and its Subsidiaries shall comply with Section 5.09(c) hereof with respect to Lakefront Capital to the extent required by the terms thereof.
SECTION 5.10. Use of Proceeds. The Borrowers will use the proceeds of the Loans only for the purposes specified in Section 3.16. The Borrowers will not request any Credit Event, and the Borrowers shall not use, and shall ensure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Event (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Each Swiss Borrower undertakes to the Lenders that it shall be compliant with the Swiss Non-Bank Rules; it being understood that each Swiss Borrower shall assume that the aggregate number of Lenders under this Agreement which are Non-Qualifying Banks is ten (10) (irrespective of whether or not there are, at any time, any such Lenders). This undertaking shall not be breached if the number of Lenders being Non-Qualifying Banks under the Swiss Non-Bank Rules is exceeded solely as a result of:
(i) a Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank as a result of any reason attributable to such Lender or as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority);
(ii) any non-compliance by a Lender with its obligations in accordance with Section 9.04(b)(ii)(G);
(iii) a Lender making a misrepresentation as to its status as a Qualifying Bank; or
(iv) any transfer to new Lenders which are Non-Qualifying Banks after the occurrence of an Event of Default.
SECTION 5.11. ERISA Documents. The Company will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent’s request, any or all of the following: (i) a copy of each Plan or Non-US Plan (or, where any such Plan or Non-US Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Company or any of its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent’s request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Company, any Subsidiary or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Company or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Company or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC or FSCO and the Company, any of its Subsidiaries or any Commonly Controlled Entity with respect to any Plan or non-US Plan, (viii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA; (ix) a copy of each funding waiver request filed with the IRS or any other government agency with respect to any Plan and all material communications received by the Company, any of its Subsidiaries or any ERISA Affiliate from the IRS, FSCO or any other government agency with respect to each Plan and each Non-US Plan of the Company, any of its Subsidiaries or any Commonly Controlled Entity; and (x) a copy of the most recently filed actuarial valuation performed for funding purposes for each Non-US Plan.
SECTION 5.12. Further Assurances. The Company will, and will cause each of its Subsidiaries to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Company or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
ARTICLE VI

Negative Covenants
Each Borrower hereby agrees that, until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
SECTION 6.01. Limitation on Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except:
(a) Indebtedness of any Borrower or any Subsidiary Guarantor pursuant to any Loan Document;
(b) Indebtedness of the Company to any Subsidiary, and of any Subsidiary to the Company or any other Subsidiary; provided that all such Indebtedness of any Borrower or any Subsidiary Guarantor owed to a Person that is not a Borrower or a Subsidiary Guarantor shall be subject to and evidenced by the Subordinated Intercompany Note;
(c) Indebtedness (including, without limitation, Attributable Debt arising from Permitted Sale-Leaseback Transactions and Capital Lease Obligations) secured by Liens permitted by Sections 6.02(g) and (p); provided, that the aggregate amount of all such Indebtedness, together with the aggregate principal amount of all Indebtedness incurred pursuant to Sections 6.01(g), 6.01(h) and 6.02(o), shall not exceed the Restricted Debt Basket Amount;
(d) Indebtedness outstanding on the Amendment No. 3 Effective Date and listed on Schedule 6.01(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the Weighted Average Life to Maturity thereof);
(e) Guarantee Obligations (i) made in the ordinary course of business by the Company or any of its Subsidiaries of obligations of the Company or any Subsidiary of the Company and (ii) made by the Company or any of its Subsidiaries of obligations of the Company or any Subsidiary of the Company under Hedge Agreements permitted under Section 6.17;
(f) unsecured senior and/or senior subordinated Indebtedness (other than Permitted Seller Debt) of the Company or a Foreign Subsidiary and the unsecured senior and/or senior subordinated guarantee by any Subsidiary Guarantor hereunder or any Foreign Subsidiary of the Company’s or such other Foreign Subsidiary’s obligations thereunder; provided that (i) at the time of incurrence of such Indebtedness, such Indebtedness shall have no scheduled amortization and no part of the principal part of such Indebtedness shall have a maturity date earlier than 181 days after the Maturity Date then in effect, (ii)  after giving effect to the incurrence of any such Indebtedness, on a Pro Forma Basis, as if such incurrence of Indebtedness, the application of the proceeds thereof and the consummation of any other Specified Transaction occurring since the first day of the Calculation Period then last ended had occurred on the first day of the Calculation Period then last ended, the Company and its Subsidiaries are in compliance with the financial covenants set forth in Section 6.18 and the Net Leverage Ratio is not greater than 4.00 to 1.00, in each case, for the Calculation Period then last ended (and, in each case, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to such effect setting forth in reasonable detail the computations necessary to demonstrate compliance with this clause (f)(ii), (iii) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist and be continuing, (iv) such Indebtedness contains covenants, events of default, redemption provisions, remedies, subordination provisions (if applicable) and other terms and conditions customary at the time for high yield unsecured senior or senior subordinated securities issued in a public offering or a private placement under Rule 144A of the Securities Act of 1933 (or other comparable laws of the jurisdiction under which such Indebtedness is issued or incurred) and otherwise reasonably acceptable to the Administrative Agent (provided that, in any event, the documentation governing such Indebtedness shall not include a financial maintenance covenant and may only include a “cross acceleration” default to other indebtedness rather than a “cross default”), (v) to the extent that any Foreign Subsidiary shall guarantee any Loan Party’s obligations under any such Indebtedness, such Foreign Subsidiary shall become a Subsidiary Guarantor, and (vi) the documentation governing such Indebtedness contains terms that are no more restrictive than the terms applicable to the Indebtedness hereunder;
(g) Indebtedness of Foreign Subsidiaries of the Company in an aggregate amount, together with the aggregate amount of Indebtedness incurred pursuant to Sections 6.01(c), 6.01(h) and 6.02(o), not to exceed the Restricted Debt Basket Amount;
(h) Indebtedness of a Subsidiary of the Company acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (the “Permitted Acquired Debt”), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money (it being understood and agreed that Capital Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y)), and (z) the aggregate principal amount of all Permitted Acquired Debt assumed pursuant to this clause (g), together with the aggregate amount of Indebtedness incurred pursuant to Sections 6.01(c), 6.01(g) and 6.02(o), shall not exceed the Restricted Debt Basket Amount;
(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of its incurrence;
(j) Indebtedness of the Company or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 6.01(e);
(k) Indebtedness to insurance companies incurred in order to permit the Company or one of its Subsidiaries to repay obligations owing by such Person to former employees of such Person under either of the Company’s 401K Plus deferred compensation plans, so long as such Indebtedness is not greater than the aggregate cash surrender value of insurance policies owned by the Company and covering the lives of participants in the Company’s 401K Plus deferred compensation plans;
(l) Permitted Seller Debt;
(m) (i) Indebtedness of the Company or any Subsidiary incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount equal to the sum of (x) $200,000,000, plus (y) £200,000,000, plus (z) €200,000,000, at any time outstanding, and (ii) Indebtedness of the Company or any Subsidiary incurred pursuant to Permitted Factoring Transactions permitted pursuant to Section 6.04(i);

(n) Permitted Notes;
(o) (i) unsecured Indebtedness of any Foreign Subsidiary and (ii) unsecured Guarantee Obligations of the Company in respect of Indebtedness of Foreign Subsidiaries, in each case so long as at the time of incurrence of such Indebtedness or Guarantee Obligations, as the case may be, and after giving effect thereto on a Pro Forma Basis, (x) no Default or Event of Default then exists or would result therefrom and (y) the Company and its Subsidiaries are in compliance with the financial covenants set forth in Section 6.18;
(p) Indebtedness of any Foreign Subsidiary (other than any Foreign Subsidiary Borrower), and Guarantee Obligations thereof by any Foreign Subsidiary (other than any Foreign Subsidiary Borrower), in respect of local secured working capital lines of credit, letters of credit, bank guarantees and similar secured extensions of credit, in an aggregate outstanding principal amount at any time not to exceed the sum of (x) 75% of the eligible accounts receivable of the applicable Foreign Subsidiaries as determined in accordance with the terms of the applicable credit facilities plus (y) 50% of the eligible inventory of the applicable Foreign Subsidiaries as determined in accordance with the terms of the applicable credit facilities;
(q) to the extent constituting Indebtedness, customary obligations to credit card or debit card processors arising in the ordinary course of business for applicable fees and chargebacks under any processor agreement;
(r) (I) senior secured Indebtedness of a Subsidiary of the Company acquired or assumed pursuant to a Permitted Acquisition (or senior secured Indebtedness assumed at the time of a Permitted Acquisition) (the “Permitted Secured Debt”) so long as (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) any Lien securing such Permitted Secured Debt does not at any time encumber any Property other than the Property being acquired in connection with such Permitted Acquisition, (iii) no Default or Event of Default then exists or would exist after giving effect (including giving effect on a Pro Forma Basis) to the assumption or acquisition of such Permitted Secured Debt, (iv) such Permitted Secured Debt shall not remain outstanding longer than ninety (90) days after the date such Permitted Secured Debt is assumed or acquired pursuant to such Permitted Acquisition and (v) the aggregate outstanding principal amount of all Permitted Secured Debt assumed or acquired pursuant to this clause (r) (other than any Permitted Secured Debt assumed or acquired in connection with the Specified Acquisitions) does not exceed $500,000,000 at any time; provided that (A) no Subsidiary having any obligations in respect of any Permitted Secured Debt (any such Subsidiary having any obligations in respect of Permitted Secured Debt being referred to as an “Excluded Acquired Subsidiary”) shall be permitted or shall be required to become a Borrower or Subsidiary Guarantor pursuant to the terms of this Agreement and the other Loan Documents, nor shall the Company or any other Subsidiary of the Company make any Investment in any such Excluded Acquired Subsidiary (other than the acquisition of such Excluded Acquired Subsidiary pursuant to such Permitted Acquisition), at any time any Permitted Secured Debt remains outstanding unless (x) such Investment is used to repay and/or refinance all of such Permitted Secured Debt or (y) the Company and its Subsidiaries shall have entered into intercreditor documentation reasonably acceptable to the Administrative Agent, (B) upon the refinancing and/or repayment in full of the applicable Permitted Secured Debt, any Subsidiary constituting an Excluded Acquisition Subsidiary in respect of such refinanced and/or repaid Permitted Secured Debt shall cease to be an Excluded Acquired Subsidiary (it being understood and agreed that any such Excluded Acquired Subsidiary may become a Borrower or Subsidiary Guarantor pursuant to the terms of the Loan Documents concurrently with the refinancing and/or repayment in full of the applicable Permitted Secured Debt with the proceeds of the Loans) and (C) at least five (5) Business Days prior to the date the Company or any of its Subsidiaries enters into any merger agreement, stock purchase agreement or such other primary acquisition agreement pursuant to which such Permitted Acquisition shall be consummated (such agreements, together with all related documents (including, without limitation, any documents, agreements or instruments evidencing any Permitted Secured Debt) being referred to collectively as “Permitted Secured Debt Acquisition Documents”), the Administrative Agent shall have received drafts of the Permitted Secured Debt Acquisition Documents with respect to such

Permitted Acquisition to review the terms thereof, all of which shall be reasonably satisfactory to the Administrative Agent and (II) Permitted Secured Debt outstanding on the Amendment No. 2 Effective Date and set forth on Schedule 6.01(r);
(s) additional Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount (for the Company and all Subsidiary Guarantors) not to exceed at any one time outstanding an amount equal to the remainder of (x) 10% of Consolidated Net Worth at such time less (y) the sum of (I) the aggregate amount of all Indebtedness incurred pursuant to Section 6.01(c) and outstanding at such time plus (II) the aggregate principal amount of all Permitted Acquired Debt incurred pursuant to Section 6.01(h) and outstanding at such time;
(t) Incremental Equivalent Debt (and Permitted Refinancings of such Incremental Equivalent Debt) to the extent permitted under Section 2.21; and
(u) unsecured Indebtedness of the Company or any Foreign Subsidiary, and the unsecured senior guarantee by any Subsidiary Guarantor hereunder or any Foreign Subsidiary of the Company’s or such other Foreign Subsidiary’s obligations thereunder, in each case, incurred to (i) finance the consideration payable in respect of the November 2017 Acquisition and any fees and expenses payable in connection therewith or (ii) refinance any Indebtedness incurred by the Company or such Foreign Subsidiary to so finance the November 2017 Acquisition, so long as the aggregate outstanding principal amount of Indebtedness permitted under this Section 6.01(u), together with any Indebtedness acquired or assumed pursuant to the November 2017 Acquisition and any outstanding Loans the proceeds of which are used to finance the November 2017 Acquisition, does not exceed €1,300,000,000 at any time; provided that, notwithstanding the foregoing, no Indebtedness may be incurred, acquired or assumed in reliance on this Section 6.01(u) if the November 2017 Acquisition shall fail to be consummated in accordance with the requirements of Section 6.07(n).
SECTION 6.02. Limitation on Liens. Create, incur, assume or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired, except:
(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained in conformity with GAAP;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained in conformity with GAAP;
(c) Liens (other than any Lien imposed by ERISA, the PBA or Canadian federal or provincial statutes in relation to pension plans or any other applicable domestic or foreign employee benefit plan law) consisting of pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation in the ordinary course of business;
(d) deposits by or on behalf of the Company or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that the aggregate amount of all deposits at any one time securing appeal bonds, together with the aggregate amount of all judgment obligations and awards subject to Liens permitted pursuant to Section 6.02(j), does not exceed $75,000,000 at any time outstanding (for purposes of determining compliance with this proviso, excluding any judgment obligations or awards and any deposits securing appeal bonds, in any such case to the extent the judgment obligations, awards or obligations subject to appeal are covered by insurance as to which the respective insurer has been notified and not denied coverage);

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(f) Liens in existence on the Restatement Effective Date listed on Schedule 6.02(f), securing Indebtedness permitted by Section 6.01(d), provided that no such Lien is spread to cover any additional Property after the Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;
(g) Liens securing Indebtedness of the Company or any of its Subsidiaries incurred pursuant to Section 6.01(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;
(h) Liens created pursuant to the Collateral Documents and the Canadian Intercompany Collateral Agreements;
(i) any interest or title of a lessor under any lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;
(j) Liens arising out of the existence of judgments or awards in respect of which the Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all judgment obligations and awards subject to Liens pursuant to this clause (j), together with the aggregate amount of all deposits at any one time securing appeal bonds pursuant to Section 6.02(d), does not exceed $75,000,000 at any time (for purposes of determining compliance with this proviso, excluding any judgment obligations or awards and any deposits securing appeal bonds, in any such case to the extent the judgment obligations, awards or obligations subject to appeal are covered by insurance as to which the respective insurer has been notified and not denied coverage);
(k) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or, solely in respect of LKQ Netherlands, any Lien or right of set-off created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the consumers’ organisation (Consumentenbond); provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by any Loan Party in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;
(l) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;
(m) Liens of any supplier to a Subsidiary in the United Kingdom in the form of customary purchase money title retention interests arising in the ordinary course of business on inventory sold by such supplier to such Subsidiary;
(n) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;
(o) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Company in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) without duplication, the aggregate amount of all Indebtedness that is secured by such Liens, together with the aggregate amount of Indebtedness incurred pursuant to Sections 6.01(c), 6.01(g) and 6.01(h), does not exceed the Restricted Debt Basket Amount at any one time outstanding (and is otherwise permitted to exist under Section 6.01(h)), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other property or asset of the Company or any of its Subsidiaries;
(p) Liens securing Attributable Debt in respect of Permitted Sale-Leaseback Transactions; provided that (I) such Liens shall be created substantially simultaneously with the consummation of the respective Sale-Leaseback Transaction and (II) such Liens shall not at any time encumber any Property other than the Property sold pursuant to such Sale-Leaseback Transaction;
(q) Liens on Permitted Receivables Facility Assets arising under Permitted Receivables Facilities and Liens on accounts receivable sold pursuant to Permitted Factoring Transactions;
(r) customary Liens and rights of setoff in favor of a credit card or debit card processor under any processor agreement and relating solely to the amounts paid or payable thereunder, and customary deposits on reserve held by such credit card or debit card processor, in each case arising in the ordinary course of business; provided that no such Lien permitted by this clause (r) shall remain in existence longer than five (5) Business Days;
(s) Liens on eligible accounts receivable and eligible inventory of Foreign Subsidiaries securing Indebtedness permitted by Section 6.01(p);
(t) Liens securing Permitted Secured Debt so long as such Permitted Secured Debt is permitted by Section 6.01(r);
(u) pledges and deposits made by any Captive Insurance Subsidiary in respect of capital requirements required by any applicable Governmental Authority in connection with such Captive Insurance Subsidiary’s captive insurance program; and
(v) Liens not otherwise permitted by this Section 6.02, so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate Fair Market Value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Subsidiaries) $125,000,000 at any one time.
Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall create, assume or permit to exist any Lien on any of its real Property other than pursuant to subsections (a) through (j), (l), (o) and (p) of this Section 6.02. Any reference herein or in any of the other Loan Documents to a Permitted Lien is not intended to subordinate or postpone or address the priority, and shall not be interpreted as subordinating or postponing or addressing the priority, or as any agreement to subordinate or postpone or address the priority, any Lien created by any of the Loan Documents to any Permitted Lien.
SECTION 6.03. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), consummate a Division as the Dividing Person, or Dispose of all or substantially all of its Property or business, except that:
(a) any Subsidiary of the Company may be merged, consolidated, amalgamated, dissolved or liquidated with or into (i) the Company (provided that the Company shall be the continuing or surviving corporation), (ii) any Subsidiary Borrower (provided that a Subsidiary Borrower shall be the continuing or surviving Person) or (iii) any other Subsidiary (other than a Subsidiary Borrower) (provided that if any such Subsidiary is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the continuing or surviving Person), so long as, in any such case, any security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents (other than the pledge of Capital Stock of any Subsidiary that is not the continuing or surviving Person) shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;
(b) any Foreign Subsidiary of the Company organized in a given jurisdiction (other than a Canadian Holding Company) may be merged, consolidated, amalgamated, dissolved or liquidated with or into (i) any Foreign Subsidiary Borrower (provided that a Foreign Subsidiary Borrower shall be the continuing or surviving Person) or (ii) any other Foreign Subsidiary (other than a Foreign Subsidiary Borrower) that is a Wholly Owned Subsidiary of the Company organized in such jurisdiction (other than a Canadian Holding Company) (provided that if any such Foreign Subsidiary is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the continuing or surviving Person);
(c) (i) any Subsidiary of the Company may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Subsidiary of the Company, so long as any security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents in the assets so Disposed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken; provided that (x) subject to the following clause (y), any such Disposition made by a Loan Party shall be made to another Loan Party and (y) any such Disposition made by a Loan Party that is a Domestic Subsidiary shall only be made to another Loan Party that is Domestic Subsidiary and (ii) if all of the assets of any Subsidiary (other than the Canadian Primary Borrower) are Disposed of in accordance with this Agreement or such Subsidiary is a Dormant Subsidiary, such Subsidiary may be dissolved;
(d) (i) any Canadian Subsidiary of the Company (other than a Canadian Holding Company) may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Canadian Subsidiary that is a Wholly Owned Subsidiary of the Company (other than a Canadian Holding Company) and (ii) any Subsidiary that is not a Loan Party may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Loan Party;
(e) any merger, consolidation or amalgamation consummated to effect a Permitted Acquisition shall be permitted;
(f) any Dormant Subsidiary or any Subsidiary that is an inactive Subsidiary or has assets of less than $1,000,000 may, in each case, liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; and
(g) the Mexican Reorganization.
SECTION 6.04. Limitation on Disposition of Property.
Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:
(a) the Disposition of obsolete or worn out property in the ordinary course of business;
(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Sections 6.03(a), (b), (c), (d), (f) and (g) and Investments permitted by Section 6.07(f);
(d) any Recovery Event, provided, that the requirements of Section 2.11(c) are complied with in connection therewith;
(e) each of the Company and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
(f) the Scheduled Dispositions, so long as (i) each such Disposition is in an arm’s-length transaction and the Company or the respective Subsidiary receives at least Fair Market Value therefor, (ii) the consideration received by the Company or its relevant Subsidiary consists solely of cash and is paid at the time of the closing of such sale, and (iii) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.11(c);
(g) Permitted Sale-Leaseback Transactions permitted by Section 6.10;
(h) the Disposition of other assets (other than the Capital Stock of any Wholly Owned Subsidiary, unless all of the Capital Stock of such Wholly Owned Subsidiary is sold in accordance with this clause (h)) having a Fair Market Value not to exceed 5% of Consolidated Total Assets (calculated as of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01) in the aggregate for any fiscal year of the Company, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such Disposition is in an arm’s-length transaction and the Company or the respective Subsidiary receives at least Fair Market Value, (iii) the consideration is paid at the time of the closing of such Disposition, and (iv) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.11(c);
(i) the Company or any Subsidiary may (i) sell or pledge Permitted Receivables Facility Assets pursuant to Permitted Receivables Facilities and (ii) may sell accounts receivable and notes receivable pursuant to Permitted Factoring Transactions; provided that, to the extent any Permitted Factoring Transaction gives rise to obligations that are recourse to the Company or any Subsidiary of the Company (in each case other than limited recourse customary for factoring transactions of the same kind and solely recourse to the particular assets or group of assets subject to such Permitted Factoring Transaction, as the case may be), the aggregate face amount of all such Permitted Factoring Transactions giving rise to recourse obligations shall not exceed $100,000,000 during any fiscal year of the Company; and
(j) Asset Swaps made in accordance with the requirements of the definition thereof, so long as (i) if the Fair Market Value of the assets transferred exceeds $10,000,000, the board of directors of the Company approves such transfer and exchange, (ii) the Fair Market Value of any property or assets received in connection therewith is at least equal to the Fair Market Value of the property or assets so transferred, (iii) each such Asset Swap is effected in connection with an Investment permitted by Section 6.07, (iv) to the extent applicable, any “boot” or other assets received by the Company or any of its Subsidiaries complies with the requirements of clause (iii) above and the Net Cash Proceeds, if any, of such boot or other assets (including any “boot” received in the form of cash) are applied as (and to the extent) required by Section 2.11(c), and (v) no Default or Event of Default then exists or would result therefrom.
SECTION 6.05. Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:
(a) (i) any Subsidiary may make Restricted Payments to the Company or any Subsidiary Guarantor, (ii) any Canadian Subsidiary may make Restricted Payments to the Canadian Primary Borrower or any Canadian Subsidiary that is a direct parent of such Canadian Subsidiary and (iii) any Subsidiary that is not a Borrower or a Subsidiary Guarantor may make Restricted Payments to any other Subsidiary that is a direct parent of such Subsidiary; provided that in the case of any Restricted Payment made by any Subsidiary that is not a Wholly Owned Subsidiary of the Company to the Company or any of its Subsidiaries, the Company or its respective Subsidiary which owns Capital Stock in the Subsidiary making such Restricted Payment shall receive at least its proportionate share thereof (based on its relative holding of the Capital Stock of the Subsidiary making such Restricted Payment);
(b) the Company may make Restricted Payments in the form of common stock of the Company;
(c) so long as no Default or Event of Default shall exist and be continuing, the Company may purchase its common stock or common stock options from present or former officers or employees of the Company or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments pursuant to this Section 6.05(c) shall not exceed $10,000,000 in any fiscal year of the Company;
(d) the Company may declare and make Restricted Payments with respect to its outstanding common stock, so long as immediately before and after giving effect (including giving effect on a pro forma basis) to the declaration and making of each such Restricted Payment, (i) no Default or Event of Default shall exist and be continuing, (ii) if such Restricted Payment is declared or made during the Covenant Relief Period, the Net Leverage Ratio immediately before and after giving effect (including giving effect on a pro forma basis) to such Restricted Payment is not greater than 4.00 to 1.00 (based on the financial statements of the Company most recently delivered to the Administrative Agent pursuant to Section 5.01) and (iii) if the Net Leverage Ratio is greater than or equal to 2.00 to 1.00, the aggregate amount of all such Restricted Payments made pursuant to this Section 6.05(d) on and after the Restatement Effective Date shall not exceed an amount equal to the sum of (A) the Restricted Payments Basket Amount available under the Existing Credit Agreement immediately prior to the Restatement Effective Date and, for the avoidance of doubt, giving effect to any reduction for Restricted Payments made in reliance on Section 6.05(d) of the Existing Credit Agreement prior to the Restatement Effective Date, plus (B) the sum of (without duplication) (i) 50% of Consolidated Net Income for Restricted Payments of the Company and its Subsidiaries for the period (taken as one accounting period) commencing on the first day of the fiscal quarter ending March 31, 2014 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income for Restricted Payments shall be a deficit, minus 100% of such aggregate deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of property and marketable securities received by the Company from the issuance and sale of Qualified Equity Interests of the Company after the Restatement Effective Date or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualified Equity Interests of the Company, other than (x) any such proceeds which are used to repay the Loans or redeem or prepay any unsecured senior and/or senior subordinated Indebtedness of the Company (including, without limitation, the Permitted Notes) or (y) any such proceeds or assets received from a Subsidiary of the Company, plus (iii) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Company or any Subsidiary subsequent to the Restatement Effective Date is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Equity Interests of the Company (less the amount of any cash, or the fair value of assets, distributed by the Company or any Subsidiary upon such conversion or exchange);

(e) the Company may repurchase outstanding common stock of the Company in an aggregate amount not in excess of $100,000,000 in any twelve-month period so long as (i) no Default or Event of Default shall exist and be continuing immediately before and after giving effect (including giving effect on a pro forma basis) to each such repurchase and (ii) if such repurchase is declared or made during the Covenant Relief Period, the Net Leverage Ratio immediately before and after giving effect (including giving effect on a pro forma basis) to such repurchase is not greater than 4.00 to 1.00 (based on the financial statements of the Company most recently delivered to the Administrative Agent pursuant to Section 5.01); and
(f) the Company may make regular quarterly and/or annual dividend payments in respect of outstanding common stock of the Company in an aggregate amount during any fiscal year of the Company not in excess of the amount equal to 1% of the total market capitalization of the Company (determined as of the date of declaration of such dividend) so long as no Default or Event of Default shall exist and be continuing immediately before and after giving effect (including giving effect on a pro forma basis) to the declaration each such dividend.
Notwithstanding the foregoing, this Section 6.05 shall not be in effect during a Collateral Release Period.
SECTION 6.06. Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Company and its Subsidiaries made so long as at the time of the making thereof and after giving effect (including pro forma effect) thereto, the Borrowers are in compliance with Section 6.18.
SECTION 6.07. Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:
(a) extensions of trade credit in the ordinary course of business;
(b) investments in Cash Equivalents;
(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.01(b) or (e);
(d) loans and advances to employees of the Company or any Subsidiaries of the Company in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and Subsidiaries of the Company not to exceed $25,000,000 at any one time outstanding;
(e) the Canadian Primary Borrower may make additional Investments in Canadian Subsidiaries that are Wholly Owned Subsidiaries of the Company with the proceeds of Revolving Loans, so long as the aggregate outstanding amount of all such Investments (net of cash repayments of principal in the case of Investments in the form of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity Investments) does not exceed $50,000,000;
(f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 6.07(c)) by the Company in any Subsidiary and by any Subsidiary in the Company or any other Subsidiary;
(g) in addition to Investments otherwise expressly permitted by this Section, Investments by the Company or any of its Subsidiaries in an aggregate amount for all Investments made pursuant to this clause (g) (net of cash repayments of principal in the case of Investments in the form of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity Investments) not to exceed an amount equal to 10% of Consolidated Total Assets calculated as of the most recent fiscal year for which financial statements have been delivered pursuant to Section 5.01;
(h) any Acquisition so long as the following conditions are met for such Acquisition:
(i) the Company and its Subsidiaries shall be in compliance with Section 5.09;
(ii) after giving effect to such purchase or acquisition, the Company and its Subsidiaries shall be in compliance with Section 6.14;
(iii) immediately before and after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing;
(iv) calculations are made by the Company demonstrating (A) compliance with the financial covenants set forth in Section 6.18, (B) if such Acquisition occurs during the Covenant Relief Period, that the Net Leverage Ratio is not greater than 4.25 to 1.00 and (C) if the maximum Net Leverage Ratio permitted under Section 6.18 at such time is greater than 4.00 to 1.00, that the Net Leverage Ratio is not greater than 0.25 to 1.00 less than the maximum Net Leverage Ratio permitted under Section 6.18 at such time, in each case, for the Calculation Period then last ended and calculated on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Specified Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period;
(v) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date;
(vi) the sum of the (x) aggregate unused portion of the Revolving Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) and (y) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 6.02 and Liens in favor of the Administrative Agent pursuant to the Collateral Documents) included in the consolidated balance sheet of the Company and its Subsidiaries as of such date, shall equal or exceed $50,000,000;
(vii) if the Aggregate Consideration to be paid in respect of such purchase of acquisition equals or exceeds $100,000,000, the Company shall have delivered to the Administrative Agent at least five (5) Business Days prior to such acquisition, on behalf of the Lenders, a certificate of a Responsible Officer, certifying that all of the requirements set forth in this Section 6.07(h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and containing the calculations (in reasonable detail) required by preceding clauses (ii), (iv) and (vi); and
(viii) such Permitted Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the target;
(i) Asset Swaps may be consummated in accordance with the definition thereof and Section 6.04(j);

(j) to the extent constituting Investments, Hedge Agreements permitted under Section 6.17;
(k) the Car Care Acquisition;
(l) contributions of Permitted Receivables Facility Assets and cash deemed received from proceeds of Permitted Receivables Facility Assets to Receivables Entities to the extent required or made pursuant to Permitted Receivables Facility Documents or to the extent necessary to keep the Receivables Entities properly capitalized to avoid insolvency or consolidation with a Loan Party or any of the Subsidiaries;
(m) Investments in Subsidiaries and other Investments existing on the Restatement Effective Date and listed on Schedule 6.07;
(n) the November 2017 Acquisition; provided that the November 2017 Acquisition shall (i) comply with the requirements set forth in clauses (i), (ii), (iii), (iv)(A), (v), (vi) and (vii) of Section 6.07(h), mutatis mutandis, (ii) be consummated in accordance with applicable law and in accordance with the terms of the November 2017 Acquisition Agreement, provided that no provision of the November 2017 Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in any material respect without consent of the Administrative Agent and (iii) be consummated no later than December 31, 2018; and
(o) Investments by the Company or any of its Subsidiaries in Captive Insurance Subsidiaries; provided that the aggregate amount for all Investments made pursuant to this clause (o) (net of cash repayments of principal in the case of Investments in the form of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity Investments) shall not exceed an amount equal to $150,000,000 during the term of this Agreement.
The amount of any Investment for purposes of this Section 6.07 shall be determined at the time of such Investment (in the case of an Investment made with consideration other than in cash, taking the Fair Market Value of the Property so invested) and shall not take account of any write-downs or write-offs thereof.
SECTION 6.08. Limitation on Optional Payments and Modifications of Debt Instruments Governing Documents. (a) (i) Make or offer to make any optional or voluntary payment, prepayment, exchange, refinance, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Permitted Secured Debt, Subordinated Indebtedness or any Material Indebtedness (other than Indebtedness arising under the Loan Documents) or segregate funds for any such payment, prepayment, exchange, refinance, repurchase, redemption or defeasance, provided that (x) the Company may prepay, refinance, repurchase or redeem Material Indebtedness and Subordinated Indebtedness so long as after giving effect (including giving effect on a Pro Forma Basis) thereto (A) no Default or Event of Default shall exist and be continuing and (B) Liquidity shall not be less than $250,000,000, (y) the Company may prepay, refinance, repurchase or redeem Permitted Secured Debt so long as after giving effect (including giving effect on a Pro Forma Basis) thereto no Default or Event of Default shall exist and be continuing and (z) the Company may exchange any Permitted Secured Debt, Material Indebtedness or Subordinated Indebtedness for common Capital Stock of the Company, or (ii) enter into any derivative or other transaction with any Derivatives Counterparty obligating the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of such Subordinated Indebtedness or such Material Indebtedness, or (iii) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Secured Debt, Subordinated Indebtedness or any Material Indebtedness (other than any such amendment, modification, waiver or other change which (x) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Company or any of its Subsidiaries and (y) does not involve the payment of a consent fee), or (b) designate any Indebtedness (other than the Secured Obligations) as “Designated Senior Indebtedness” for the purpose of such Subordinated Indebtedness.

SECTION 6.09. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company or any Subsidiary Guarantor) with a fair market value (or having total consideration payable) in excess of $2,500,000 for any such transaction individually unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Company or such Subsidiary, as the case may be, and (c) upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
SECTION 6.10. Limitation on Sales and Leasebacks. Enter into any Sale-Leaseback Transaction; provided that (a) the Company or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the aggregate amount of all proceeds received by the Company and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Restatement Effective Date shall not exceed $75,000,000 in any Fiscal Year, (iii) the Attributable Debt resulting from such Permitted Sale-Leaseback Transaction is permitted by Section 6.01(c), (iv) the Lien on the Property securing such Attributable Debt is permitted by Section 6.02(p) and (v) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.11(c), and (b) the Company may sell and leaseback its headquarters located in Nashville, Tennessee, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such sale is made pursuant to an arm’s-length transaction, (iii) the consideration received by the Company consists solely of cash and is paid at the time of the closing of such sale, (iv) the Net Cash Proceeds therefrom equal at least 95% of the Fair Market Value of the Property subject to such Sale-Leaseback Transaction, (v) the Lien on the Property securing the Attributable Debt resulting therefrom is permitted by Section 6.01 and (vi) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.11(c) (the “Nashville Headquarters Sale-Leaseback Transaction”).
SECTION 6.11. [Reserved].
SECTION 6.12. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreement described in (and permitted by) clauses (iii), (iv), (v), (vi), (vii) (except to the extent otherwise subject to limitation under clause (e) below), (viii), (ix), (x) and (xii) of Section 6.13, (c) customary restrictions and conditions contained in agreements relating to a Permitted Receivables Facility or a Permitted Factoring Transaction, (d) restrictions and conditions contained in any documents, agreements and instruments evidencing Permitted Secured Debt assumed in connection with a Permitted Acquisition so long as (i) such Permitted Secured Debt is permitted by Section 6.01(r), (ii) such restrictions and conditions are applicable only to the Subsidiaries or Properties acquired pursuant to such Permitted Acquisition and (iii) such restrictions and conditions were not created (or made more restrictive) in connection with or in anticipation of such Permitted Acquisition and (e) agreements containing negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(f), (g), (j), (n), (p), (s), (t) or (u), in each case, (x) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) if such Indebtedness is incurred during a Collateral Release Period, only if such negative pledge or restriction permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Secured Obligations under the Loan Documents on a senior basis (in an aggregate principal amount equal to at least the aggregate principal Dollar Amount of all Term Loans and the sum of the Revolving Commitments on the date of the incurrence thereof) and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis (except to the extent permitted under Section 2.21 in respect of any Incremental Equivalent Debt).
SECTION 6.13. Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, the Company or any other Subsidiary, (b) make Investments in the Company or any other Subsidiary or (c) transfer any of its assets to the Company or any other Subsidiary, except for (i) any restrictions existing under the Loan Documents, (ii) encumbrances or restrictions under or by reason of applicable law,

(iii) customary restrictions and conditions contained in agreements relating to any sale of Property permitted by Section 6.03 or 6.04 pending such sale (including agreements evidencing Indebtedness permitted by Section 6.01(j)), provided such restrictions and conditions apply only to the Property that is to be sold, (iv) any agreement in effect, or entered into, on the Restatement Effective Date and identified on Schedule 6.13, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company entered into in the ordinary course of business and consistent with past practices, (vi) any encumbrance or restriction under any agreement or instrument governing Permitted Acquired Debt or Permitted Seller Debt, which encumbrance or restriction is not applicable to any Person or the Properties of any Person, other than the Person or the Properties acquired pursuant to the respective Permitted Acquisition and so long as, in the case of Permitted Acquired Debt, the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vii) customary restrictions contained in any documentation governing Attributable Debt arising in connection with a Permitted Sale-Leaseback Transaction, so long as any such restriction is applicable only to the Property securing such Attributable Debt, (viii) restrictions and conditions on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder (except to the extent otherwise subject to limitation under clause (xii) below), (ix) negative pledges and restrictions on Liens in favor of any holder of secured Indebtedness permitted by Section 6.01(c) or (l) but only to the extent any negative pledges relate to the property financed by or the subject of such Indebtedness (and excluding any Subordinated Indebtedness), (x) on and after the execution and delivery thereof, encumbrances and restrictions contained in the documentation governing any Indebtedness incurred pursuant to Section 6.01(g), (xi) restrictions and conditions contained in any documents, agreements and instruments evidencing Permitted Secured Debt assumed in connection with a Permitted Acquisition so long as (x) such Permitted Secured Debt is permitted by Section 6.01(r), (y) such restrictions and conditions are applicable only to the Subsidiaries or Properties acquired pursuant to such Permitted Acquisition and (z) such restrictions and conditions were not created (or made more restrictive) in connection with or in anticipation of such Permitted Acquisition and (xii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(f), (g), (j), (l), (m), (n), (p), (s), (t) or (u) but only if such negative pledge or restriction permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Secured Obligations under the Loan Documents on a senior basis (in an aggregate principal amount equal to at least the aggregate principal Dollar Amount of all Term Loans and the sum of the Revolving Commitments on the date of the incurrence thereof) and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis (except to the extent permitted under Section 2.21 in respect of any Incremental Equivalent Debt).
SECTION 6.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the Amendment No. 2 Effective Date and reasonable extensions thereof or reasonably related or ancillary thereto.
SECTION 6.15. Limitation on Issuance of Capital Stock. (a) The Company will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Capital Stock or (ii) any redeemable common Capital Stock other than redeemable common Capital Stock that is redeemable at the sole option of the Company or such Subsidiary, as the case may be; provided that the foregoing shall not prohibit or otherwise restrict the issuance of (x) any Capital Stock (including, without limitation, Preferred Capital Stock and redeemable stock) that only allows Restricted Payments to the extent permitted by Section 6.05, (y) common Capital Stock of the Company to the extent permitted by Section 6.08 and (z) Indebtedness that is convertible into common Capital Stock so long as (1) such Indebtedness is permitted under Section 6.01 and (2) such common Capital Stock into which such Indebtedness converts is not otherwise prohibited by this Section 6.15.
(b) The Company will not permit any of its Subsidiaries to issue any Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Capital Stock, except (i) for transfers and replacements of then outstanding shares of Capital Stock, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of the Company or any of its Subsidiaries in any class of the Capital Stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Company, to qualify directors to the extent required by applicable law and for other nominal share issuances to Persons other than the Company and its Subsidiaries to the extent required under applicable law, and (iv) for issuances by Subsidiaries of the Company which are newly created or acquired in accordance with the terms of this Agreement.

SECTION 6.16. Limitation on Activities of Canadian Holding Companies and Dormant Subsidiaries.
(a) In the case of each Canadian Holding Company, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to the ownership of Capital Stock in Canadian Subsidiaries and the other transactions permitted pursuant to this clause (a), (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (w) nonconsensual obligations imposed by operation of law, (x) Indebtedness pursuant to the Loan Documents to which it is a party, (y) loans to or from the Company or other Subsidiaries to the extent otherwise permitted hereunder and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends or intercompany loans made to or by such Canadian Holding Company in accordance with Section 6.05 or 6.07, as applicable, pending application in the manner contemplated thereby) and Cash Equivalents) other than the ownership of shares of Capital Stock in Canadian Subsidiaries and of promissory notes and other evidence of Indebtedness permitted pursuant to the preceding clause (a)(ii)(y).
(b) In the case of each Dormant Subsidiary of the Company, notwithstanding anything to the contrary in this Agreement or any other Loan Document, unless otherwise agreed by the Administrative Agent, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to the ownership of the Capital Stock of other Dormant Subsidiaries owned by such Dormant Subsidiary on the Restatement Effective Date, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, and (iii) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of Capital Stock of other Dormant Subsidiaries owned by such Dormant Subsidiary on the Restatement Effective Date.
SECTION 6.17. Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates or commodity prices.
SECTION 6.18. Financial Covenants.
(a) Maximum Net Leverage Ratio. The Company will not permit the ratio (the “Net Leverage Ratio”), determined as of the end of each of its fiscal quarters set forth below, of (x) Consolidated Net Indebtedness to (y) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than:
(i) for any fiscal quarter ending during the Covenant Relief Period, the ratio set forth opposite such date:

Fiscal Quarter Ending	Maximum Net Leverage Ratio
June 30, 2020	5.00 to 1.00
September 30, 2020	5.00 to 1.00
December 31, 2020	5.00 to 1.00
March 31, 2021	5.00 to 1.00
June 30, 2021	4.50 to 1.00
September 30, 2021	4.25 to 1.00

(ii) for any other fiscal quarter, 4.00 to 1.00;
provided that, notwithstanding the foregoing, commencing with the fiscal quarter of the Company ending September 30, 2021 or otherwise at any time after the Covenant Relief Period has expired, upon prior written notice to the Administrative Agent and so long as no Event of Default exists and is continuing at such time, the Company may elect to increase the maximum Net Leverage Ratio permitted under this Section 6.18(a) to no more than 4.50 to 1.00 in connection with one or more Permitted Acquisitions consummated during any period of four consecutive fiscal quarters and having a total Aggregate Consideration for all such Permitted Acquisitions of not less than $250,000,000 (any such Permitted Acquisitions during any period of four consecutive fiscal quarters being collectively referred to as “Material Permitted Acquisitions”) for any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which the most recent of such Material Permitted Acquisitions was consummated (and for any Calculation Period for purposes of determining the Net Leverage Ratio on a Pro Forma Basis); provided further that the maximum Net Leverage Ratio permitted under this Section 6.18(a) will decrease to the then applicable level for at least one fiscal quarter before becoming eligible to increase again to 4.50 to 1.00 for a new period of four consecutive fiscal quarters.
For purposes of calculating the Net Leverage Ratio, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of Pro Forma Basis contained herein and Consolidated Net Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of Pro Forma Basis contained herein.
(b) Minimum Interest Coverage Ratio. The Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after March 31, 2016, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense paid or payable in cash, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00. For purposes of calculating the Interest Coverage Ratio, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the requirements of clause (iii) of the definition of Pro Forma Basis contained herein and Consolidated Interest Expense shall be determined on a Pro Forma Basis in accordance with the requirements of clauses (i) and (ii) of the definition of Pro Forma Basis contained herein as related to applicable Indebtedness.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
(c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.04(a) (with respect to any Borrower only), Section 5.07(a), 5.10 or Article VI, or in Section 5 of the Guarantee and Collateral Agreement; or
(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender); or
(e) The Company or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase, prepay, defease or redeem by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall exist and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $75,000,000; or
(f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, compromise or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) a UK Insolvency Event shall occur in respect of any UK Relevant Entity; or (vii) a Swiss Insolvency Event shall occur in respect of a Swiss Borrower; or
(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan for which an individual, statutory or class exemption is unavailable, (ii) any failure to satisfy the “minimum funding standard” (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien under ERISA, the Code or Canadian federal or provincial statutes in relation to pension plans or any other applicable employee benefit plan law shall arise on the assets of the Company, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan or Non-US Plan shall be involuntarily terminated by the PBGC pursuant to Section 4042 of ERISA or other applicable law, (v) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur during any fiscal year of the Company any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, that, in the aggregate, exceeds the amount set forth on Schedule 7(g)(v), (vi) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Company payments pursuant to any employee welfare benefit plan (as defined in Section 3.1 of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 7(g)(vi) with respect to such fiscal year, (vii) the Company, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Company contributions to any defined benefit Plan subject to Title IV of ERISA that, in the aggregate, exceed the amount set forth on Schedule 7(g)(vii) with respect to such fiscal year, (viii) the Company, any of its Subsidiaries or any Commonly Controlled Entity has not timely made a contribution required to be made with respect to a Plan or a Non-US Plan, (ix) the Company, any of its Subsidiaries or any Commonly Controlled Entity incurs a liability, fine or penalty with respect to a Plan or a Non-US Plan, (x) any other similar event or condition shall occur or exist with respect to a Plan or Non-US Plan or (xi) the Company or any of its Subsidiaries shall have been notified that any of them has, in relation to a Non-US Plan, incurred a debt or other liability under section 75 or 75A of the United Kingdom Pensions Act 1995, or has been issued with a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or otherwise is liable to pay any other amount in respect of Non-US Plans; and in each case in clauses (i) through (xi) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or
(h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving for the Company and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has been notified and not denied coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or
(i) Any of this Agreement, any Borrowing Subsidiary Agreement, any Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Collateral Documents, the Canadian Intercompany Collateral Agreements or the Amendment and Restatement Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to this Agreement and other than a Collateral Document during any Collateral Release Period), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Collateral Documents or the Canadian Intercompany Collateral Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
(j) The guarantee of any Loan Party contained in the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to this Agreement), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) Any Change of Control shall occur; or
(l) Any Subordinated Indebtedness or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Secured Obligations or the obligations of any Loan Party under the Guarantee and Collateral Agreement, as the case may be, as provided in the documentation governing such Subordinated Indebtedness, or any Loan Party, any Affiliate of any Loan Party, any trustee or the holders of at least 25% in aggregate principal amount of the such Subordinated Indebtedness shall so assert;
then, and in every such event (other than an event with respect to the Company described in clause (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and (x) with respect to clause (i) below, at the request of a Majority in Interest of Revolving Lenders, shall and (y) with respect to clause (ii) below, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (including the Letter of Credit Commitments of each Issuing Bank), and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in case of any event with respect to any Borrower described in clause (f) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII

The Administrative Agent
Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In furtherance of the foregoing, and not in limitation, each of the Lenders authorizes the Administrative Agent to enter into one or more intercreditor agreements acceptable to the Administrative Agent in its sole discretion with parties to any Permitted Receivables Facility. Such intercreditor agreements may provide for, among other things, (i) the Administrative Agent’s and the Lenders’ forbearance of, and other limitations on, any exercise of remedies in respect of any equity interests in any Receivables Entity and/or any notes issued by any Receivables Entity to any Receivables Seller in connection with any Permitted Receivables Facility, in any case, that have been pledged to secure the Obligations and/or (ii) disclaimers of interests on, and releases of security interests in, any Receivables and Permitted Receivables Facility Assets. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and each Issuing Bank), and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further acknowledges that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether or the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company or any other Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and
(b) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
For greater certainty and without limiting the powers of the Administrative Agent, each Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by each Borrower or any Subsidiary on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by any Borrower or any Subsidiary in connection with this Agreement, and agrees that the Administrative Agent may act as the bondholder and mandatary with respect to any shares, capital stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by any Borrower or any Subsidiary and pledged in favor of the Administrative Agent for the benefit of the Secured Parties in connection with this Agreement. The execution by Wells Fargo Bank, National Association, as Administrative Agent, acting as fondé de pouvoir and mandatary, prior to the Credit Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), Wells Fargo Bank, National Association as Administrative Agent may acquire and be the holder of any bond issued by any Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Borrower or any Subsidiary). The constitution of Wells Fargo Bank, National Association as fondé de pouvoir, and of the Administrative Agent as bondholder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to the Administrative Agent for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption Agreement or other agreement pursuant to which it becomes such assignee or participant, and by each successor Administrative Agent. Wells Fargo Bank, National Association, acting as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent, which shall apply mutatis mutandis to Wells Fargo Bank, National Association acting as fondé de pouvoir.
The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge over assets governed by the laws of The Netherlands for the benefit of the Secured Parties (a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Company or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Obligations. The parties hereto acknowledge and agree that, for purposes of any Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.
The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Company and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhänder) and (ii) administer and hold as fiduciary agent (Treuhänder) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietät), in each case in its own name and for the account of the Secured Parties. Each Lender (on behalf of itself and its affiliated Secured Parties) hereby authorizes the Administrative Agent to enter as its agent in its name and on its behalf into any German law governed Collateral Document, accept as its agent in its name and on its behalf any pledge or other creation of any accessory security right in relation to this Agreement and to agree to and execute on its behalf as its representative in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release on behalf of any such Lender or Secured Party any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i) if to any Borrower, to it c/o LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, Attention of Varun Laroyia, Executive Vice President and Chief Financial Officer (Facsimile No. (312) 207-1529; Telephone No. (312) 621-2730), with copies (in the case of a notice of Default) to (A) LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, IL 60611, Attention: Victor Casini (Facsimile: 312-621-2754, Telephone: 312-280-3730), and (B) Sheppard Mullin Richter & Hampton LLP, 70 West Madison Street, 48th Floor, Chicago, IL 60602, Attention: Kenneth A. Peterson, Jr. (Facsimile: 312-499-4733, Telephone: 312-499-6307);
(ii) if to the Administrative Agent, to Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, Attention of WLS Charlotte

Agency Services (Facsimile No. (704) 590-2782), and with a copy to Wells Fargo Bank, National Association, 10 South Wacker Drive, 16th Floor, Chicago, Illinois 60606, Attention of Keith J. Cable (Facsimile No. (312) 845-4222);
(iii) if to Wells Fargo Bank, National Association in its capacity as an Issuing Bank, to Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, Attention of WLS Charlotte Agency Services (Facsimile No. (704) 590-2782);
(iv) if to the Swingline Lender, to it at Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, Attention of WLS Charlotte Agency Services (Facsimile No. (704) 590-2782); and
(v) if to any other Lender or Issuing Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, any applicable Issuing Bank, or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d) Electronic Systems.
(i) The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties

(collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System, other than any such direct damages, losses and expenses caused by the Administrative Agent’s or any of its Related Parties’ own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as otherwise provided in Section 9.02(c), (f) or (g), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11(b) or (c), in each case which shall only require the approval of the Required Lenders), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, in each case without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Original Effective Date), (vi) reduce the percentage specified in the definition of Majority in Interest with respect to any Class of Lenders without the written consent of all the Lenders of such Class, (vii) release any Borrower or all or substantially all of the Subsidiary Guarantors from their Guarantee Obligations under Article X or the Guarantee and Collateral Agreement without the written consent of each Lender, (viii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (ix) increase the stated maximum Dollar Amount of Revolving Credit Exposures with respect to Mexican Pesos without the written consent of each Lender directly affected thereby, (x) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each affected Class or (xi) amend, waive or otherwise change any of the provisions of Section 2.24, without the written consent of each Lender directly and adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be (it being understood that any change to Section 2.25 shall require the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or (v) upon the occurrence of a Collateral Release Date in accordance with the terms and conditions of Section 5.09(f). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral so long as a Collateral Period is then in effect.
(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such NonConsenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15, 2.17, 2.17A and 2.17B, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
(g) The Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 2.14 in accordance with the terms of Section 2.14.
SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsels for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Syndtrak) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of one U.S. counsel, one Canadian counsel and one additional local counsel and regulatory counsel in each applicable jurisdiction for the Administrative Agent and one additional counsel for all the Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The Administrative Agent shall use its reasonable efforts to cause its counsels to provide invoices to the Company covering all fees, charges and disbursements of such counsel within ninety (90) days of the incurrence of any time or expense by such counsel.
(b) The Company shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries or its or their respective equity holders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes or UK Taxes other than any Taxes or UK Taxes that represent losses, claims or damages arising from any non-Tax or non-UK Tax claim.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Banks or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.
(d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than claims based on the gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that is a Qualifying Bank and issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that is a Qualifying Bank and issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (provided that, if no Event of Default is then occurring and continuing, such assignee is a Qualifying Bank, or, if it is a Non-Qualifying Bank, that after such assignment each Swiss Borrower would still be in compliance with the Swiss Non-Bank Rules) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed (it being understood and agreed that withholding consent in the case of an assignment or transfer to a Non-Qualifying Bank shall not be considered unreasonable)) of:
(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender which is a Qualifying Bank, an Approved Fund which is a Qualifying Bank or, if an Event of Default has occurred and is continuing, any other assignee;
(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender which is a Qualifying Bank or an Approved Fund which is a Qualifying Bank;

(C) each Issuing Bank; provided that no consent of an Issuing Bank shall be required for an assignment of all or any portion of a Term Loan to a Qualifying Bank; and
(D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan to a Qualfiying Bank.
Notwithstanding the foregoing, the assignor with respect to any assignment that does not require the Company’s consent under the foregoing provisions shall nevertheless use commercially reasonable efforts to provide notice to the Company thereof promptly after such assignment; provided that the failure of any assignor to provide such notice of any assignment shall not affect the validity or effectiveness of such assignment.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender or an Affiliate of a Lender (which, if no Event of Default is then occurring and continuing, is a Qualifying Bank) or an Approved Fund (which, if no Event of Default is then occurring and continuing, is a Qualifying Bank) or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; provided that, with respect to any assignment entered into pursuant to Section 9.02(e) in respect of any Non-Consenting Lender, (1) such assignment may become effective without the execution or delivery by such Non-Consenting Lender of an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the applicable Assignment and Assumption are participants) and (2) such Non-Consenting Lender shall be deemed to have consented to and be bound by the terms of such Assignment and Assumption (or such other agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the applicable Assignment and Assumption are participants), in each case, so long as (I) each of the other requirements set forth in Section 9.02(e) for such assignment are satisfied, including, without limitation, the payment in full of all outstanding Obligations owing to such Non-Consenting Lender and (II) such assignment becomes effective immediately prior to the effectiveness of the proposed amendment, waiver or consent that requires the consent of such Non-Consenting Lender; provided further that, following the effectiveness of any assignment described in the foregoing proviso, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Non-Consenting Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto;
(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E) the assignee shall not be (x) the Company or any Subsidiary or Affiliate of the Company, (y) a Defaulting Lender or its Parent or (z) any natural person or any a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof (any such Person described in this clause (E), an “Ineligible Institution”);
(F) assignments to Lenders that will acquire a position of the Obligations of any Dutch Borrower shall at all times be to a Non-Public Lender; and
(G) notwithstanding anything to the contrary in this Agreement or in any other Loan Document, a transfer or assignment by a Lender under this Agreement (including any arrangements under Section 9.04(c) and (d)) may only be made if it would not result in any non-compliance with the Swiss Non-Bank Rules (it being agreed that each of the Administrative Agent and the Company may, without independent verification, rely on the status confirmation made by a new Lender), unless the transfer is made at a time when an Event of Default is continuing.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.17A, 2.17B and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that, if no Event of Default is then occurring and continuing, (A) no Lender shall enter into any arrangement with another Person pursuant to this Section 9.04(c) under which such Lender substantially transfers its exposure under this Agreement to a Participant unless under such arrangement and at all times while such arrangement is in effect (i) the relationship between such Lender and the applicable Participant is that of a debtor and creditor (including in the bankruptcy or similar event of such Lender or any Borrower), (ii) the applicable Participant will have no proprietary interest in the benefit of this Agreement or in any monies received by such Lender under or in relation to this Agreement and (iii) the applicable Participant will under no circumstances (x) be subrogated to, or substituted in respect of, such Lender’s claims under this Agreement or (y) have otherwise any contractual relationship with, or rights against, any Borrower under, or in relation to, this Agreement, (B) such Lender’s obligations under this Agreement shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (D) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution; Dutch Power of Attorney. This Agreement, the Amendment and Restatement Agreement and the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions or increases of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Restatement Effective Date. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. If a Dutch Borrower is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.
SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations due from such entity to such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided, however, that the deposits of a Foreign Subsidiary and the obligations owed to a Foreign Subsidiary may only be set off and applied to the Secured Obligations of such Foreign Subsidiary or other Foreign Subsidiaries to the extent such set off and application would not cause a Deemed Dividend Problem or any other materially adverse tax consequence under applicable law to any Loan Party as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a UK Guarantor or a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.24. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. (a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need to know basis to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (each of the foregoing being collectively referred to as “Representatives”; it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities evidenced by this Agreement, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company and its Subsidiaries or their business, other than any such information (i) that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company, (ii) that is independently developed by the Administrative Agent, any Issuing Bank or any Lender or any of their respective Representatives without reference to the Information or (iii) pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised at least the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NONPUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO

MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13. USA PATRIOT Act; AML Legislation. (a) Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.
(b) Each Canadian Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding such Canadian Borrower, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Canadian Borrower, and the transactions contemplated hereby. Each Canadian Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
If the Administrative Agent has ascertained the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:
(i)    shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and
(ii)    shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Borrower or any such authorized signatory in doing so.
SECTION 9.14. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.15. Releases of Subsidiary Guarantors.
(a) A Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee and Collateral Agreement upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such

Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b) Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement if such Subsidiary Guarantor is no longer a Subsidiary.
(c) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than Swap Obligations, Banking Services Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Guarantee and Collateral Agreement and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
SECTION 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.19. Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfied the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 9.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
For purposes of this Section 9.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 9.21. Limitation for Swiss Borrowers.

(a) If and to the extent a Swiss Borrower becomes liable under this Agreement or any other Loan Document for obligations of any other Loan Party (other than the wholly owned direct or indirect Subsidiaries of such Swiss Borrower) (the “Restricted Obligations”) and performing the relevant Restricted Obligations would not be permitted under Swiss corporate law then applicable, then payment under such Restricted Obligations shall be limited to the amount permitted to be paid under applicable Swiss law at the time or times performance of the relevant Restricted Obligation is due by or requested from such Swiss Borrower; provided that such limitation shall not (generally or definitively) release the relevant Swiss Borrower from its obligations in excess thereof, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding such limitation.
(b) In case a Swiss Borrower who must make a payment in respect of Restricted Obligations under this Agreement is obliged to withhold Swiss Withholding Tax in respect of such payment, such Swiss Borrower shall:
(i) procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;
(ii) if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Withholding Tax at the rate of 35 per cent (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (i) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration;
(iii) notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;
(iv) in the case of a deduction of Swiss Withholding Tax:
(i) use its best efforts to ensure that any person other than a Lender which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (y) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (z) pay to the Administrative Agent upon receipt any amounts so refunded; and
(ii) if a Lender is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Administrative Agent, provide the Administrative Agent (on its behalf or on behalf of any Lender) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Lender, to prepare a claim for refund of Swiss Withholding Tax.
(c) If a Swiss Borrower is obliged to withhold Swiss Withholding Tax in accordance with Section 9.21(b) above, the Administrative Agent shall be entitled to further enforce any obligations assumed by such Swiss Borrower and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the maximum amount permitted to be paid as set out in Section 9.21(a) above. For the avoidance of doubt, in accordance with Section 9.21(a), any obligation under this Section 9.21(c) that is in excess of the amount permitted to be paid under Swiss law shall only be postponed until such time or times as performance is again permitted under then applicable law.
(d) If and to the extent requested by the Administrative Agent and required and permitted under Swiss law, the relevant Swiss Borrower shall, and any parent company of such Swiss Borrower being a party to this Agreement shall procure that such Swiss Borrower will , promptly implement all such measures necessary and/or promptly procure the fulfilment of all prerequisites to allow the relevant Swiss Borrower to perform the Restricted Obligations with a minimum of limitations, including:
(i) preparation of an up-to-date audited balance sheet of the relevant Swiss Borrower;
(ii) confirmation of the auditors of the relevant Swiss Borrower that the relevant amount represents (the maximum of) freely distributable equity of the relevant Swiss Borrower;
(iii) approval by a shareholders meeting of the relevant Swiss Borrower of the relevant distribution of assets;
(iv) writing up or realizing any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the relevant Swiss Borrower's business (nicht betriebsnotwendig); and
(v) reduction of its share capital/quota capital to the minimum allowed under then applicable law.
ARTICLE X

Cross-Guarantee
In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the last sentence of this Article X, each Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations of such other Borrowers. Each Borrower further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligation.
Each Borrower irrevocably and unconditionally jointly and severally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent, the Issuing Banks and the Lenders immediately on demand against any cost, loss or liability they incur as a result of any Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under this Article X on the date when it would have been due (but so that the amount payable by a Borrower under this indemnity will not exceed the amount it would have had to pay under this Article X if the amount claimed had been recoverable on the basis of a guarantee).
Each Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Secured Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.
Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrower or any other Person.
The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.
Each Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Secured Obligations of such other Borrowers now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation (including a payment effected through exercise of a right of setoff) is rescinded or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion).
In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Secured Obligations then due, together with accrued and unpaid interest thereon. Each Borrower further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Applicable Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Borrower shall make payment of such Secured Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Applicable Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations owed by such Borrower to the Administrative Agent, the Issuing Banks and the Lenders.
Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of the Secured Obligations.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Article X or the Guarantee and Collateral Agreement, as applicable, in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X or the Guarantee and Collateral Agreement, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Article X or the Guarantee and Collateral Agreement, as applicable, shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Secured Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Notwithstanding anything contained in this Agreement (including, without limitation, Article X) to the contrary, (a) no Foreign Subsidiary Borrower shall be liable hereunder for any of the Loans made to, or any other Secured Obligation incurred solely by or on behalf of, any other Borrower or any Subsidiary Guarantor to the extent such liability for such Obligations would make such Foreign Subsidiary Borrower an Affected Foreign Subsidiary, (b) no UK Borrower shall be required to guarantee or be liable for any Loans other than the Loans of the UK Borrowers nor shall any UK Borrower or any UK Guarantor be required to pledge or grant a security interest on any of their assets to secure any Loans (other than the pledge or grant of a security interest by a UK Borrower or a UK Guarantor of its applicable Equity Interests in its subsidiaries) and (c) the obligations and liabilities of any Swedish Borrower in its capacity as a Borrower, guarantor and/or security provider (each a “Swedish Obligor”) under the Loan Documents shall be limited, if (and only if) required by the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) regulating distribution of assets (Chapter 17, Section 1-4 (or their equivalents from time to time)) and unlawful loans, security, guarantees and financial assistance (Chapter 21, Section 1-5 (or their equivalents from time to time)), and it is understood that the liability of each Swedish Obligor under the Loan Documents only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act, provided that all steps available to each Swedish Obligor and its shareholders to authorize its obligations and liabilities under the Loan Documents have been taken.

Each Borrower incorporated or established in Jersey waives any right it may have (whether by virtue of the droit de discussion or division or otherwise) to require that any Secured Party, before enforcing this guarantee, takes any action, exercises any recourse or seeks a declaration of bankruptcy against any other Borrower or any other Person, makes any claim in a bankruptcy, liquidation, administration or insolvency of any other Borrower or any other Person or enforces or seeks to enforce any other right, claim, remedy or recourse against any other Loan Party or any other Person or that any Secured Party, in order to preserve any of its rights against a guarantor under this Article X or under any other Loan Document, joins another Borrower as a party to any proceedings against any Loan Party or any Loan Party as a party to any proceedings against a guarantor or takes any other procedural steps or that any Secured Party divides the liability of another Borrower under the guarantee given under this Article X or under any other Loan Document with any other Person.
ARTICLE XI

Collection Allocation Mechanism
(a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII, (ii) the principal amount of each Revolving Loan and LC Disbursement denominated in a Foreign Currency shall automatically and without any further action required, be converted into Dollars determined using the Exchange Rates calculated as of the CAM Exchange Date, equal to the Dollar Amount of such amount and on and after such date all amounts accruing and owed to any Revolving Lender in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder and (iii) the Revolving Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated

Obligations such that, in lieu of the interests of each Revolving Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Revolving Lender shall own an interest equal to such Revolving Lender’s CAM Percentage in each Specified Obligation. Each Revolving Lender, each Person acquiring a participation from any Revolving Lender as contemplated by Section 9.04, and each Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Revolving Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Revolving Lenders after giving effect to the CAM Exchange, and each Revolving Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Revolving Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Revolving Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below).
In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by any Issuing Bank that is not reimbursed by any Borrower, then (i) each Revolving Lender shall, in accordance with Section 2.06(d), promptly purchase from such Issuing Bank the Dollar equivalent of a participation in such LC Disbursement in the amount of such Revolving Lender’s Applicable Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Revolving Lenders, and the Revolving Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Revolving Lender shall own an interest equal to such Revolving Lender’s CAM Percentage in each of the Designated Obligations and (iii) in the event distributions shall have been made in accordance with clause (i) of paragraph (b) above, the Revolving Lenders shall make such payments to one another in Dollars as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Revolving Lenders and their successors and assigns in respect of the Designated Obligations held by such Persons and shall be conclusive absent manifest error.
Nothing in this Article shall prohibit the assignment by any Revolving Lender of interests in some but not all of the Designated Obligations held by it after giving effect to the CAM Exchange; provided, that in connection with any such assignment such Revolving Lender and its assignee shall enter into an agreement setting forth their reciprocal rights and obligations in the event of a redetermination of the CAM Percentages as provided in the immediately preceding paragraph.
[Signature Pages Follow]

SCHEDULE 2.01
COMMITMENTS

LENDER	DOLLAR TRANCHE COMMITMENT	MULTICURRENCY TRANCHE COMMITMENT	OUTSTANDING TERM LOANS

WELLS FARGO BANK, NATIONAL ASSOCIATION	---	$279,000,000.00	$31,000,000.00
BANK OF AMERICA, N.A.	---	$279,000,000.00	$31,000,000.00
MUFG BANK, LTD.	---	$252,000,000.00	$28,000,000.00
HSBC BANK USA, NATIONAL ASSOCIATION	---	$162,000,000.00	$18,000,000.00
HSBC BANK PLC (AS TRUSTEE FOR HSBC UK BANK PLC)	---	$90,000,000.00	$10,000,000.00
CITIZENS BANK, N.A.	---	$213,300,000.00	$23,700,000.00
SUNTRUST BANK	---	$213,300,000.00	$23,700,000.00
PNC BANK, NATIONAL ASSOCIATION	---	$213,300,000.00	$23,700,000.00
TD BANK, N.A.	---	$213,300,000.00	$23,700,000.00
CAPITAL ONE, NATIONAL ASSOCIATION	---	$213,300,000.00	$23,700,000.00
COMPASS BANK d/b/a BBVA COMPASS	---	$193,500,000.00	$21,500,000.00
BRANCH BANKING AND TRUST COMPANY	---	$162,000,000.00	$18,000,000.00
BNP PARIBAS	---	$162,000,000.00	$18,000,000.00
UNICREDIT BANK AG, NEW YORK BRANCH	---	$162,000,000.00	$18,000,000.00
U.S. BANK NATIONAL ASSOCIATION	---	$139,500,000.00	$15,500,000.00
ROYAL BNAK OF CANADA	---	$135,000,000.00	$15,000,000.00
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	---	$67,500,000.00	$7,500,000.00
AGGREGATE COMMITMENT	$0	$3,150,000,000.00	$350,000,000.00

SCHEDULE 2.02
LETTER OF CREDIT COMMITMENTS

ISSUING BANK	LETTER OF CREDIT COMMITMENT
WELLS FARGO BANK, NATIONAL ASSOCIATION	$75,000,000
BANK OF AMERICA, N.A.	$75,000,000

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	___________________________

2. Assignee:	___________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrowers:	LKQ Corporation, LKQ Delaware LLP and certain other Subsidiary Borrowers

4. Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 among LKQ Corporation, LKQ Delaware LLP, the Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents parties thereto
1 Select as applicable.

6. Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

7. Confirmations:
The Assignee confirms that it is [a Qualifying Bank] / [a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules and that the Company has confirmed that a position for another Non-Qualifying Bank is still available with due regard to the aggregate number of ten (10) positions reserved and made available for such assignments and transfers to Non-Qualifying Banks.]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:            Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:            Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term Loan Commitment”, etc.).
3 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
2

Consented to and Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent[, Swingline Lender and an Issuing Bank]

By:
Title:
[Consented to:]4
LKQ CORPORATION
By:
Title:
[With a copy to:
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
Attention: Dominick Zarcone, Executive Vice President and Chief Financial Officer
Facsimile: (312) 207-1529
Telephone: (312) 621-2740)]5

[BANK OF AMERICA, N.A., as
an Issuing Bank
By:
Title:]6

4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.
5 To be added only if the consent of the Company is not required by the terms of the Credit Agreement.
6 To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.
3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B-1
OPINION OF U.S. COUNSEL FOR THE LOAN PARTIES
[Attached]

EXHIBIT B-2
OPINION OF INTERNAL COUNSEL FOR THE LOAN PARTIES
[Attached]

EXHIBIT C
FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment and/or to participate in such a tranche;
WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $[__________], thereby making the aggregate amount of its total Revolving Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].
2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]
By:____________________________________
Name:
Title:
Accepted and agreed to as of the date first written above:
LKQ CORPORATION
By:____________________________________
Name:
Title:
Acknowledged as of the date first written above:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:____________________________________
Name:
Title:

2

EXHIBIT D
FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].
2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it is [a Qualifying Bank] / [a Non-Qualifying Bank qualifying as one Lender only for purposes of the Swiss Non-Bank Rules and that the Company has confirmed that a position for another Non-Qualifying Bank is still available with due regard to the aggregate number of ten (10) positions reserved and made available for such assignments and transfers to Non-Qualifying Banks; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (d) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
    [___________]
4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]
2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]
By:             Name:
Title:
Accepted and agreed to as of the date first written above:
LKQ CORPORATION
By:____________________________________
Name:
Title:
Acknowledged as of the date first written above:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, an Issuing Bank and Swingline Lender
By:_____________________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as an Issuing Bank
By:_____________________________________
Name:
Title:
3

EXHIBIT E
[Intentionally omitted]

EXHIBIT F-1
[FORM OF]
BORROWING SUBSIDIARY AGREEMENT
BORROWING SUBSIDIARY AGREEMENT dated as of [_____], among LKQ Corporation, a Delaware corporation (the “Company”), LKQ Delaware LLP, a Delaware limited liability partnership (the “Canadian Primary Borrower”), [Name of Subsidiary Borrower], a [__________] (the “New Borrowing Subsidiary”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Canadian Primary Borrower, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [______________].] [The New Borrowing Subsidiary [is hereby] [is not] designated as a [UK Borrower][Dutch Borrower][Swedish Borrower].]
Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct as of that date. [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with, or otherwise constitute unlawful financial assistance under, Sections 677 to 683 (inclusive) of the United Kingdom Companies Act 2006 of England and Wales (as amended)]1 [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS]. The Company agrees that the Guarantee Obligations of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” [and a “Foreign Subsidiary Borrower”][and a “UK Borrower”][and a “Dutch Borrower”][and a “Swedish Borrower”] for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

1 To be included only if a New borrowing Subsidiary will be a Borrower organized under the laws of England and Wales

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.
LKQ CORPORATION
By: _________________________________
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]
By: _________________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By: _________________________________
Name:
Title:

3

EXHIBIT F-2
[FORM OF]
BORROWING SUBSIDIARY TERMINATION
Wells Fargo Bank, National Association
as Administrative Agent
for the Lenders referred to below
[_______]
[_______]
Attention: [__________]
[Date]
Ladies and Gentlemen:
The undersigned, LKQ Corporation (the “Company”), refers to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]
[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.
Very truly yours,
LKQ CORPORATION
By:_________________________________
Name:
Title:

Copy to: Wells Fargo Bank, National Association
[________]
[________]

2

EXHIBIT G-1
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:

Date: __________, 20[__]

EXHIBIT G-2
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:

Date: __________, 20[__]

EXHIBIT G-3
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non- U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:

Date: __________, 20[__]

EXHIBIT G-4
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LKQ Corporation (the “Company”), LKQ Delaware LLP, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:_____________________________________
Name:
Title:

Date: __________, 20[__]

EXHIBIT H
COMPLIANCE CERTIFICATE
LKQ CORPORATION
COMPLIANCE CERTIFICATE
I, the undersigned, [Name of Officer], [Title of Officer] of LKQ Corporation (the “Company”), a Delaware corporation, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company, that:
1.    This Certificate is furnished pursuant to the Fourth Amended and Restated Credit Agreement dated as of March 25, 2011, as amended and restated as of September 30, 2011, as further amended and restated as of May 3, 2013, as further amended and restated as of March 27, 2014, as further amended and restated as of January 29, 2016, among the Company, the Canadian Primary Borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders and agents party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.    The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.01 of the Credit Agreement; and

4.    Exhibit A attached hereto sets forth financial data and computations (i) evidencing the Company’s compliance with the financial covenants set forth in Section 6.18 of the Credit Agreement and (ii) setting forth the Senior Secured Leverage Ratio, the Net Leverage Ratio and Interest Coverage Ratio as of the last day of the fiscal quarter or fiscal year of the Company, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:
        [___________]
(signature page follows)

        The foregoing certifications, together with the computations set forth in Exhibit A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 20___.

LKQ CORPORATION

By: ______________________________
Name:
Title:

EXHIBIT A

Compliance as of ____________ _____, 20___ with
Section 6.18 of the Credit Agreement

Calculation of Net Leverage Ratio for purposes of determining the Applicable Rate

[worksheet attached]